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Clarion Partners Property Trust Inc. Form 10-Q Quarter Ended June 30, 2011

As filed with the Securities and Exchange Commission on September 28, 2011

Registration No. 333-164777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Clarion Partners Property Trust Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

230 Park Avenue
New York, NY 10169
(212) 883-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

230 Park Avenue
New York, NY 10169
Attention: Edward L. Carey
Douglas L. DuMond
(212) 883-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
 Rosemarie A. Thurston
Jason W. Goode
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         This Post-Effective Amendment No. 1 consists of the following:

    1.
    The Registrant's prospectus dated September 28, 2011 (the "Prospectus"), which supersedes the Registrant's previous prospectus dated May 16, 2011 and all supplements thereto;

    2.
    Supplement No. 1 dated September 28, 2011 to the Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus;

    3.
    Part II, included herewith; and

    4.
    Signatures, included herewith.

Clarion Partners Property Trust Inc.

Maximum Offering of $2,250,000,000
Minimum Offering of $10,000,000

           Clarion Partners Property Trust Inc. is a newly organized corporation focused on investing in a diversified portfolio of income-producing real estate properties and other real estate related assets. We are externally managed by our advisor, CPT Advisors LLC, an affiliate of our sponsor, Clarion Partners, LLC. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

           We are offering on a continuous basis up to $2,250,000,000 of shares of our common stock, consisting of up to $2,000,000,000 of shares in our primary offering and up to $250,000,000 of shares pursuant to our distribution reinvestment plan. We are offering to the public two classes of shares of our common stock, Class A shares and Class W shares. The share classes have different selling commissions and ongoing fees and expenses. We are offering to sell any combination of Class A and Class W shares with a dollar value up to the maximum offering amount. Until we have raised at least the minimum offering amount and our escrow agent has released investors' funds to us, the per share purchase price for shares of our common stock in our primary offering will be $10.00, plus, for Class A shares only, applicable selling commissions. Thereafter, the per share purchase price will vary from day-to-day and will equal, for each class of common stock, our net asset value, or NAV, for such class, divided by the number of shares of that class outstanding as of the end of business each day after giving effect to any share purchases or redemptions to be effected on such day, plus, for Class A shares only, applicable selling commissions.

           We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a redemption plan whereby stockholders may request on a daily basis that we redeem all or any portion of their shares. The redemption price per share for each class of common stock will be equal to the NAV per share for such class on the date of redemption. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

           This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See "Risk Factors" beginning on page 21 for risks to consider before buying our shares, including:

  •
  We have no prior operating history and there is no assurance that we will achieve our investment objectives.

  •
  Because this is a "blind pool" offering, you will not have the opportunity to evaluate our investments before we make them.

  •
  Since there is no public trading market for shares of our common stock, redemption of shares by us will likely be the only way to dispose of your shares.

  •
  We limit the amount of shares that may be redeemed under our redemption plan to approximately 20% of our NAV per annum. Because our assets will consist primarily of properties that generally cannot be readily liquidated, we may not have sufficient liquid resources to satisfy redemption requests. Further, our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having limited liquidity and at times may be illiquid.

  •
  The purchase and redemption price for shares of our common stock will be based on our NAV and will not be based on any public trading market. Because valuation of properties is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

  •
  We are dependent on our advisor to conduct our operations. We will pay substantial fees to our advisor which increases your risk of loss.

  •
  Our advisor will face conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the fact that the fees it will receive for services rendered to us will be based on our NAV which it is responsible for calculating.

  •
  The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds.

  •
  We may change our investment and operational policies without stockholder consent.

  •
  If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

           Your investment in our shares is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock.

	Per Share	Total Minimum	Total Maximum(1)

Gross offering proceeds(2)(3)		$10,000,000	$2,250,000,000

Initial offering price, Class A shares	$10.31

Initial offering price, Class W shares	$10.00

Selling commissions(3)	$0.31	$300,679	$60,135,791

Proceeds to us, before expenses	$10.00	$9,699,321	$2,189,864,209

(1)
Includes shares of common stock being offered under our distribution reinvestment plan, for which investors do not pay selling commissions.

(2)
The price per share shown will apply until funds are released to us from the escrow account. Thereafter, the price per share for each class will equal the daily NAV per share for such class, plus, for Class A shares only, applicable selling commissions. On each business day after the funds are released from the escrow account, our NAV per share for each class will be (1) posted on our website, www.clarionpartnerstrust.com, and (2) made available on our toll-free, automated telephone line, 1-877-999-REIT (7348). In addition, as soon as reasonably practicable the following morning, we will file with the SEC a new pricing supplement to this prospectus disclosing our NAV per share for each share class.

(3)
Table assumes that all shares sold in the primary offering are Class A shares. We will pay selling commissions on Class A shares of up to approximately 3% of the total price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers. We will not pay selling commissions on Class W shares. We will pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.55% of our NAV for each share class for each day and (2) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of the portion of our NAV for the Class A shares for each day. The dealer manager for this offering is ING Investments Distributor, LLC. The dealer manager is not required to sell any specific number or dollar amount of shares of our common stock but will use its best efforts to sell the shares offered hereby in the primary offering.

           We will take purchase orders and hold investors' funds in an interest-bearing escrow account until (1) we receive purchase orders for at least $10,000,000 in any combination of purchases of Class A shares and Class W shares and (2) our board of directors has authorized the release to us of funds in the escrow account, at which time we will commence our operations. Investors' funds will not be subject to any fees until we commence operations. If we do not commence operations before November 12, 2011 (180 days following the first date in which our shares are offered for sale to the public), unless extended by our board of directors for up to 180 additional days, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Higher minimum offering amounts apply to Pennsylvania and Tennessee investors. The minimum investment in shares of our common stock for initial purchases is $10,000.

The date of this prospectus is September 28, 2011

SUITABILITY STANDARDS

        The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means who do not need immediate liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares if our share redemption plan is ever modified or suspended by our board of directors.

        In consideration of these factors, we require that a purchaser of shares of our common stock have either:

  •
  a minimum net worth of at least $250,000; or

  •
  a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000.

For purposes of determining whether you satisfy the above standards above, your net worth should be calculated excluding the value of your home, home furnishings and automobiles.

        In addition to the minimum income and net worth standards above, an investor may not invest more than 10% of his or her liquid net worth in shares of our common stock and other similar programs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Certain participating broker-dealers may also establish suitability standards with higher net worth and/or income requirements.

        Nebraska Investors:    Nebraska has established suitability requirements in addition to the ones described above. Purchasers residing in Nebraska are required to have either a minimum net worth of at least $350,000 or a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000.
        Pennsylvania Investors:    Because the minimum offering amount is less than $150,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions. We will not sell any shares to Pennsylvania investors unless, before May 16, 2012, we receive purchase orders for at least $66,700,000 in any combination of Class A shares and Class W shares from persons not affiliated with us or our advisor. See "Plan of Distribution—Special Notice to Pennsylvania and Tennessee Investors."
        Tennessee and Texas Investors:    Tennessee and Texas have established suitability standards in addition to the ones described above. Purchasers residing in Tennessee and Texas are required to have either a minimum net worth of at least $500,000 or a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000. In addition, we will not sell any shares to Tennessee investors unless, before May 16, 2012, we receive purchase orders for at least $50,000,000 in any combination of Class A shares and Class W shares from persons not affiliated with us or our advisor. See "Plan of Distribution—Special Notice to Pennsylvania and Tennessee Investors."

        In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. With respect to participant-directed purchases under a 401(k) or other defined contribution plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, the authorized plan fiduciary who has approved our shares of common stock as an available investment option under the plan is considered a "fiduciary account."

        Our sponsor, our dealer manager and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate

i

investment for each investor. In making this determination, our sponsor and our dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Each participating broker-dealer will ascertain that each investor who purchases shares of common stock through such participating broker-dealer:

  •
  meets the minimum income and net worth standards established for purchasing shares of our common stock;

  •
  can reasonably benefit from an investment in shares of our common stock based on the prospective stockholder's overall investment objectives and portfolio structure;

  •
  is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and

  •
  has apparent understanding of the fundamental risks of the investment, the risk that the prospective stockholder may lose the entire investment, the lack of liquidity of an investment in shares of our common stock, the restrictions on transferability of shares of our common stock, and the tax consequences of the investment.

        In addition, each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

        By signing the subscription eligibility form required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and all investors meet our suitability standards. In the event you or another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state's suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

 IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

        In this prospectus, the term "operating partnership" refers to CPT Real Estate LP, of which Clarion Partners Property Trust Inc. is the sole general partner. The words "we," "us" and "our" refer to Clarion Partners Property Trust Inc. and our operating partnership, taken together, unless the context requires otherwise. The term "advisor" refers to CPT Advisors LLC.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described below under "Where You Can Find More Information."

        We will take purchase orders and hold investors' funds in an interest-bearing escrow account until (1) we receive purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania and Tennessee investors) in any combination of purchases of Class A shares and Class W shares and (2) our board of directors has authorized the release to us of funds in the escrow account, at which time we will commence our operations. We refer to the period prior to the release of offering proceeds from escrow as the "escrow period." On each business day after the escrow period, our NAV per share for each class will be (1) posted on our website, www.clarionpartnerstrust.com, and (2) made available on our toll-free, automated telephone line, 1-877-999-REIT (7348). In addition, as soon as reasonably practicable the following morning, we will file with the SEC a new pricing supplement to this prospectus disclosing our NAV per share for each share class. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share for either class of our shares represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

        IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented on each business day after the escrow period. All sales literature used in connection with this offering must be accompanied by (1) the original prospectus dated September 28, 2011, (2) all prospectus supplements that have not been superseded by a subsequent supplement and (3) the most recent pricing supplement filed through the close of business on the business day immediately preceding delivery or, if delivered after the close of business, then through the close of business on the day such sales literature is delivered.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Set forth below are some of the more frequently asked questions (and accompanying answers) related to our structure, our management, our business and an offering of this type.

Q:
What is Clarion Partners Property Trust Inc.?

A:
We were formed as an externally advised, perpetual-life REIT to invest in a diversified portfolio of income-producing real estate properties located in major metropolitan markets and other real estate related assets. It is anticipated that over time our real estate portfolio will reflect the broad trends and returns of the U.S. real estate sector through investments in various property types, including retail, office, industrial, multifamily, hospitality and other real property types. Although we intend to invest primarily in real estate properties, we also intend to invest a portion of our assets in debt and equity interests backed principally by real estate, and, to a lesser extent, cash and cash equivalents and other short-term investments. We intend to hold all or substantially all of our assets through our operating partnership, of which we are the general partner, in a structure called an umbrella partnership real estate investment trust, or UPREIT.

Q:
Why should I consider an investment in real estate?

A:
Allocating some portion of your investment portfolio to real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, institutional investors like pension funds and endowments have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios. Survey data reported by The Pension Real Estate Association, or PREA, indicates investment in real estate by pension plans has been on the increase since 2000, with some of the largest pension plans in the United States targeting a real estate allocation of 10% to 12% of their overall investment portfolios. In all, according to a report published in 2008 by the National Association of Real Estate Investment Trusts, or NAREIT, an estimated 70% of U.S. public sector pension plans and 40% of corporate sector pension plans own real estate investments. Individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:
What is a real estate investment trust, or REIT?

A:
In general, a REIT is a company that:

•
combines the capital of many investors to acquire or provide financing for real estate assets;

•
offers the benefits of a diversified real estate portfolio under professional management;

•
is able to qualify as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•
is required to make distributions to stockholders of at least 90% of its taxable income for each year.

Q:
What is a perpetual-life REIT?

A:
We use the term "perpetual-life REIT" to describe an investment vehicle of indefinite duration focused on real estate properties and other real estate related assets, the shares of common stock of which are generally intended to be sold and redeemed by the issuer daily on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of private, perpetual-life REITs as one option for allocating a portion of their portfolio to direct investments in real estate. Our objective is to offer a similar investment option to eligible individual investors through this public offering as the first vehicle of its kind to be made available for investment to the public.

Q:
What is an UPREIT?

A:
In general, an UPREIT is a REIT that holds all or substantially all of its assets through a partnership the REIT controls as general partner. We use this structure because a transfer of property directly to the REIT in exchange for cash or REIT shares is generally a taxable transaction to the transferring property owner. In an UPREIT structure, a transferor of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for limited partnership interests. In addition, an UPREIT structure allows a REIT to agree to terms for an institutional investor interested in making a substantial investment in its partnership that may differ from the terms of its stock.

Q:
How is an investment in shares of our common stock different from listed REITs?

A:
While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange and, as such an investment in shares of our common stock generally differs from listed REITs because:

•
the daily NAV per share for each class of our common stock is based directly on the fair value of our investments, while shares of listed REITs are priced by the public trading market, which generally causes a company's stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, based on shifting preferences among various sectors of the economy as well as other market forces;

•
most listed REITs focus on selected property types or geographic markets, which means that in order to allocate part of your investments to a well diversified real property portfolio by owning shares of listed REITs, you would need to own shares of several listed REITs with attendant transaction costs and effort, whereas our investment strategy allows stockholders to obtain an allocation to a well diversified portfolio of various property types in different geographic markets, in addition to complementary real estate related assets, by owning our shares; and

•
industry benchmarks that track the value of direct, unlisted investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to market conditions differently.

Q:
What is your investment strategy and what will you do with the proceeds raised in this offering?

A:
The cornerstone of our investment strategy is to strategically assemble a diversified portfolio of income-producing real estate properties and real estate related assets. We will select investments across property types, geographic regions and metropolitan areas in an attempt to achieve portfolio stability, diversification and favorable risk-adjusted returns. We will employ a research-based investment philosophy focused on building a portfolio of properties and real estate related assets that we believe have the potential to out-perform the market averages.

  We intend to use the net proceeds from this offering, after we pay the fees and expenses attributable to this offering or our operations, to: (1) make investments in accordance with our investment strategy and policies; (2) reduce borrowings and repay indebtedness incurred under various financing instruments into which we may enter; and (3) fund redemptions. See "Estimated Use of Proceeds."

Q:
What competitive advantages do you achieve through your relationship with Clarion Partners, LLC, or Clarion Partners?

A:
In pursuing and executing our investment objectives and strategy, we believe that we will benefit from our advisor's affiliation with Clarion Partners, one of the nation's leading institutional investment managers with an extensive platform for sourcing, investing and managing real estate assets. Organized in 1982, Clarion Partners has historically specialized in managing private equity real estate portfolios in the United States for institutional investors in both separate accounts and commingled funds. It is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940, as amended, and is one of the leading real estate investment advisors in the United States, managing approximately $22 billion in private equity real estate investments for a broad range of clients including government retirement plans, institutions, corporations and private individuals. Headquartered in New York, Clarion Partners has over 250 employees in 9 regional offices across the United States, including 31 senior executives each of whom has more than 15 years of real estate investment experience and 27 of whom have more than 20 years of real estate investment experience.

  The Clarion Partners management team possesses in-depth knowledge and understanding of real estate gained through numerous market cycles. As a result of its experienced real estate professionals and national scope, Clarion Partners has extensive industry relationships with a wide variety of real estate owners and operators, brokers, investment banks, commercial banks and loan originators and other intermediaries, providing access to a broad array of buyers, sellers and debt financing sources in all major metropolitan markets throughout the United States. This hands-on local knowledge, combined with in-depth market research, is the foundation of Clarion Partners' ability to source real estate investments in a variety of formats.

  When pursuing investment opportunities for us, our advisor will utilize Clarion Partners' proprietary research capabilities, quantitative portfolio management techniques and considerable experience executing real estate investment strategies.

  Our advisor will utilize the Clarion Partners Investment Committee in evaluating potential investment opportunities for our portfolio. The Clarion Partners Investment Committee is composed of eight seasoned real estate professionals each of whom has more than 20 years of real estate investment experience. The Clarion Partners Investment Committee will review and approve, by majority vote, each potential investment before our advisor may consider the opportunity for our portfolio. The Clarion Partners Investment Committee also will independently monitor our investment strategy and portfolio performance and provide guidance to our advisor's officers and key real estate professionals in order to assist them with meeting our investment objectives. The Clarion Partners Investment Committee performs a similar function for the benefit of the other real estate funds and separate accounts managed or advised by Clarion Partners.

  We believe that our advisor's access to Clarion Partners' proprietary research capability, experienced management team and highly disciplined and thorough underwriting process will provide us with competitive advantages in implementing our investment strategy.

Q:
For whom is an investment in your shares recommended?

A:
An investment in our shares may be appropriate for you if you:

•
meet the minimum suitability standards described above under "Suitability Standards;"

•
seek to allocate a portion of your investment portfolio to a direct, long-term investment in a diversified portfolio of real estate assets;

  •
  seek to receive current income through our regular distribution payments;

  •
  wish to obtain the potential benefit of long-term capital appreciation; and

  •
  are able to hold your shares as a long-term investment and do not need immediate liquidity from your investment.

  We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need to be able to sell their shares quickly in the future since the opportunity to have your shares redeemed under our redemption plan may not always be available. See "Share Purchases and Redemption Plan."

Q:
What is the difference between the Class A and Class W shares of common stock being offered?

A:
We are offering to the public two classes of shares of our common stock, Class A shares and Class W shares. The difference between the share classes relates to selling commissions and ongoing fees and expenses. No selling commissions or distribution fees are paid with respect to Class W shares. See "Description of Capital Stock" and "Plan of Distribution" for a discussion of the differences between our Class A and Class W shares.

  Class A shares are available to the general public. Class W shares are available for purchase in this offering only through (1) fee-based programs, also known as wrap accounts, of investment dealers, (2) participating broker-dealers that have alternative fee arrangements with their clients, (3) certain registered investment advisors or (4) bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers. If you are eligible to purchase both classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you quality for any selling commission discounts if you elect to purchase Class A shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Q:
When will the escrow period terminate?

A:
We will take purchase orders and hold investors' funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania and Tennessee investors) in any combination of purchases of Class A and Class W shares. Upon receipt of purchase orders for at least $10,000,000 in shares, our board of directors will have until November 12, 2011 (180 days following the first date on which our shares are offered for sale to the public, which we refer to as the initial offering date), unless extended by our board of directors for up to 180 additional days, to authorize the release of the escrowed purchase order proceeds to us so that we can commence our operations. We refer to the period prior to the release of escrowed purchase order proceeds to us as the "escrow period." Higher minimum offering amounts apply to Pennsylvania and Tennessee investors. See "Plan of Distribution—Special Notice to Pennsylvania and Tennessee Investors." If we do not raise the minimum amount and commence our operations within 180 days following the initial offering date, unless extended as described above, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the end of the escrow period. In addition, if we raise the minimum offering amount and the offering proceeds are released to us, investors will also receive additional shares of our common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor's proceeds were held in the escrow account.

Q:
What is the per share purchase price?

A:
During the escrow period, the per share purchase price for shares of our common stock will be $10.00, plus, for Class A shares only, applicable selling commissions. After the close of the escrow period, each class of shares will be sold at the NAV per share for such class, plus, for Class A shares only, applicable selling commission. Each class of shares will have a different NAV per share because certain fees differ with respect to each class.

Q:
Will I be charged selling commissions?

A:
If you purchase Class A shares, yes, subject to exceptions for certain categories of purchasers. Investors in Class A shares will generally pay selling commissions as part of the price per share. Selling commissions will equal approximately 3% of the total price per Class A share. The actual selling commission expressed as a percentage of the total price per share may be higher or lower than 3% due to rounding. Discounts are also available for certain volume purchases in the primary offering. See "Plan of Distribution." Stockholders will not pay selling commissions on Class W shares when purchasing shares of either class pursuant to our distribution reinvestment plan.

Q:
What is the term or expected life of this offering?

A:
We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. We intend to file a new registration statement to register additional shares of common stock with the SEC prior to the end of each three-year period following the commencement of this offering described in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, so that we may continuously offer shares of common stock over an unlimited time period. In certain states, the offering may continue for only one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering for additional one-year periods (or longer, if permitted by the laws of each particular state).

Q:
Is there any minimum investment required?

A:
The minimum initial investment in shares of our common stock is $10,000, and the minimum subsequent investment in our shares is $250 per transaction, although our board may elect to accept smaller investments in its discretion. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan.

Q:
How do I buy shares?

A:
If you meet the requirements described above under the caption "Suitability Standards" and choose to purchase shares in this offering, you will need to (1) complete a subscription eligibility form to be mailed to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your purchase order is settled. Please see "Share Purchases and Redemption Plan—Buying Shares" for more information about how to purchase shares. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares.

Q:
If I buy shares, will I receive distributions and how often?

A:
We intend to make distributions on a quarterly basis to stockholders commencing in the first full quarter after the escrow period concludes. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. Our board of directors' discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. See "Description of Capital Stock—Distributions" and "Federal Income Tax Considerations."

Q:
Will the distributions I receive be taxable as ordinary income?

A:
Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to individuals for "qualified dividends" from taxable corporations.

  We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of distributions, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, a portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are redeemed, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor's tax position is different, we suggest you consult with your tax advisor. See "Federal Income Tax Considerations."

Q:
May I reinvest my cash distributions in additional shares?

A:
Yes. We have adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions minimum automatically reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share of that share class on the date that the distribution is payable. Stockholders will not pay selling commissions when purchasing shares under our distribution reinvestment plan. See "Description of Capital Stock—Distribution Reinvestment Plan" for more information regarding reinvestment of distributions you may receive from us.

Q:
Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

A:
No. While stockholders may request on a daily basis that we redeem all or any portion of their shares pursuant to our redemption plan, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available at all times. Our redemption plan will begin on the first day of the calendar quarter following the conclusion of our escrow period. Our redemption plan limits redemptions during any calendar quarter to shares with an aggregate value (based on the redemption price per share on the day the redemption is effected) of 5% of the combined NAV of both classes of shares as of the last day of the previous calendar quarter, which means that in any 12 month period, we limit redemptions to approximately 20% of our total NAV. The vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. In order to provide liquidity for redemptions, we intend to generally maintain under normal circumstances an aggregate allocation to cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties of approximately 15% to 20% of our NAV. In addition, our board of directors may decide, but is not obligated, to maintain borrowing capacity under a line of credit. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. See "Share Purchases and Redemption Plan—Redeeming Shares—Redemption Limitations."

Q:
What is the redemption price?

A:
The redemption price per share on any business day will be equal to our NAV per share of the class of shares being redeemed. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption which will inure indirectly to the benefit of our remaining stockholders. See "Share Purchases and Redemption Plan—Redeeming Shares."

Q:
What fees and expenses will you incur and how will they affect my investment?

A:
Except with respect to fees and expenses related to establishing our escrow account, we will not pay any fees or expenses until after the escrow period has concluded, at which time we will commence our operations. We will pay advisory fees to our advisor and dealer manager and distribution fees to our dealer manager for their services as discussed elsewhere in this prospectus; provided, however, that we will not pay and our advisor will not earn the fixed component of the advisory fee until such date as we have received gross offering proceeds of at least $50,000,000. We will also pay distribution fees to our dealer manager with respect to our Class A shares, which our dealer manager will reallow to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class A shares. In addition, we will incur expenses payable to persons who are not affiliated with our advisor or our dealer manager in connection with this offering and our ongoing operations, such as audit fees, filing fees, printing expenses, legal fees, appraisal fees, appraiser fees and property-related operating expenses. All of the fees and expenses we incur will reduce the amount of capital we have to invest and therefore reduce our NAV. However, because distribution fees are not charged with respect to the Class W shares, the NAV per Class W shares will not be reduced by these fees, unlike our Class A shares. Our advisor and our dealer manager have agreed to advance offering expenses incurred on our behalf through the escrow period, which we will reimburse over the 60 months following the end of the escrow period.

Q:
Will I be notified of how my investment is doing?

A:
Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•
three quarterly financial reports;

•
an annual report;

•
in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•
confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•
a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the plan for the calendar year.

  Depending on legal requirements, we will provide this information to you via one or more of the following methods:

  •
  U.S. mail or other courier;

  •
  facsimile;

  •
  electronic delivery; and

  •
  posting on our website, www.clarionpartnerstrust.com.

  In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. If you do not elect to receive these materials via electronic delivery, we will mail to you only those materials which are required to be delivered to stockholders in hard copy form. We will not mail to you other reports we file with the SEC that are available to you on the SEC's website at www.sec.gov.

  In addition, on each business day after the escrow period, our current NAV per share will be posted on our website and made publicly available on our toll-free, automated information line, 1-877-999-REIT (7348), after it has been calculated at the end of each business day.

Q:
When will I get my detailed tax information?

A:
In the case of certain U.S. stockholders, your Form 1099-DIV or Form 1099-B tax information, if required, will be mailed by February 15 of each year. In the case of non-U.S. stockholders, Form 1042-S will be mailed by March 15 of each year.

Q:
Who can help answer my questions?

A:
If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or our transfer agent at:

BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9865
Providence, RI 02940-8065
1-877-999-REIT (7348)

PROSPECTUS SUMMARY

        This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the "Risk Factors" section.

Clarion Partners Property Trust Inc.

        We are a newly organized Maryland corporation formed to invest in a diversified portfolio of income-producing real estate properties and other real estate related assets. Our portfolio will consist primarily of properties that are located in or near large metropolitan areas in the United States of various types, including retail, office, industrial, multifamily, hospitality and other real property types. We intend to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner. We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a redemption plan whereby stockholders may request on a daily basis that we redeem all or any portion of their shares.

        Our office is located at 230 Park Avenue, New York, NY 10169 and our telephone number is (212) 808-3600. We maintain a toll-free, automated information line at 1-877-999-REIT (7348). You may find additional information about us at our website, www.clarionpartnerstrust.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

        An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

  •
  We are a newly formed corporation and have no operating history. There is no assurance that we will achieve our investment objectives.

  •
  This is a "blind pool" offering because we have not yet identified any assets to be purchased with the net proceeds from this offering and, therefore, you will not be able to evaluate our investments before we make them.

  •
  Because we do not expect that there will ever be a public trading market for shares of our common stock, redemption of shares by us will likely be the only way for you to dispose of your shares promptly. However, our redemption plan limits redemptions each calendar quarter to an amount of shares of both classes with an aggregate value of 5% of the combined NAV of both classes of shares as of the last day of the previous calendar quarter. The vast majority of our assets will consist of properties that cannot generally be liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not have sufficient resources to satisfy redemption requests. Our board of directors has the right to modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having limited liquidity and at times may be illiquid.

  •
  After the escrow period, the purchase and redemption price for shares of our common stock will be determined at the end of each business day based upon our NAV and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received and processed (subject to commissions for the purchase of Class A shares and a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

  •
  We are dependent upon our advisor to select our investments and conduct our operations. We will pay substantial fees to our advisor for these services. Because the agreement governing these services was not negotiated on an arm's-length basis, these fees may exceed what we would pay to an independent third party.

  •
  Because valuation of our properties by Altus Group U.S., Inc., our independent valuation advisor, is inherently subjective, our daily NAV may not accurately reflect the actual price at which these assets could be liquidated on any given day. Further, rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming or non-redeeming stockholders.

  •
  Our advisor will face conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the fact that the fees it will receive for services rendered to us will be based on our NAV, which it is responsible for calculating.

  •
  The amount of distributions we may pay, if any, is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds.

  •
  Our investments in properties may be affected by an unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce our NAV.

  •
  Our use of financial leverage increases the risk of your investment and could hinder our ability to pay distributions to our stockholders.

  •
  We may change our investment and operational policies without stockholder consent.

  •
  If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material tax liability if we otherwise fail to qualify as a REIT.

Our Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, governance, financial controls, compliance and disclosure. Our directors are elected annually by our stockholders. We have seven directors, four of whom are independent of us, our advisor and its affiliates. The names and biographical information of our directors are contained under "Management—Directors and Executive Officers."

Our Advisor

        We are externally managed and advised by CPT Advisors LLC, a Delaware limited liability company that we refer to as our advisor. Our advisor is an affiliate of Clarion Partners. Clarion Partners is one of the leading real estate investment advisors in the United States, managing approximately $22 billion in private equity real estate investments for a broad range of clients including government retirement plans, institutions, corporations and private individuals. Headquartered in

New York, Clarion Partners has over 250 employees in 9 regional offices across the United States, including 31 senior executives each of whom has more than 15 years of real estate investment experience.

Our Operating Partnership

        We intend to own all of our assets through CPT Real Estate LP, which we refer to as our operating partnership, in order to be organized as an UPREIT. We are the sole general partner of our operating partnership and have contributed $199,000 to our operating partnership in exchange for our general partner interest. CPT OP Partner LLC, our wholly owned subsidiary, is its initial limited partner and has contributed $1,000 to our operating partnership in exchange for its limited partnership interest. See "—Our Structure" below for a chart showing our ownership structure and "Operating Partnership Agreement" for more details on our operating partnership.

Investment Objectives

        Our primary investment objectives are:

  •
  to provide stockholders an attractive level of current income;

  •
  to achieve appreciation of our net asset value; and

  •
  to enable stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.

Investment Strategy and Guidelines

        We intend to achieve our investment objectives by investing in a diversified portfolio of properties, including office, industrial, retail, multifamily, hospitality and other real property types and debt and equity interests backed principally by real estate, which we refer to collectively as "real estate related assets." Our board of directors has adopted investment guidelines that will be implemented by our advisor. Our directors will formally review our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors. The investment guidelines delegate to our advisor the authority to execute (1) property acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are consistent with the investment guidelines. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition, disposition and investment transactions. See "Investment Objectives and Strategy" for more details regarding our investment strategy and guidelines.

Leverage

        We intend to use a conservative amount of financial leverage to provide additional funds to support our investment activities. We expect that after we have acquired a substantial portfolio of diversified investments, our leverage ratio will be approximately 35% to 40% of the gross value of our assets, inclusive of property and entity level debt. During the period when we are beginning our operations, we may employ greater leverage in order to more quickly build a diversified portfolio of assets. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See "Investment Objectives and Strategy—Borrowing Policies" for more details regarding our borrowing policies.

Our Dealer Manager

        ING Investments Distributor, LLC, which we refer to as our dealer manager, is distributing the shares of our common stock offered hereby on a best efforts basis. Our dealer manager is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and was previously an affiliate of our advisor and sponsor. As a result of the closing of the change of ownership of Clarion Partners, which occurred on June 9, 2011 and is described in "Investment Objectives and Strategy—Investment Management Capabilities: The Clarion Partners Approach," the dealer manager is no longer affiliated with our sponsor or our advisor. Our dealer manager coordinates our distribution effort, manages our relationships with participating broker-dealers and financial advisors and provides assistance in connection with compliance matters relating to marketing the offering.

Fees and Expenses

        We will pay our advisor and our dealer manager the fees and reimbursements described below in connection with performing services for us. We will not pay acquisition, disposition or financing fees to our advisor or its affiliates in connection with the purchase or sale of our investments, though our charter authorizes us to do so.

Type of Compensation	Determination of Amount	Estimated Amount
Organization and Offering Stage
Selling Commissions
We will pay our dealer manager selling commissions of up to approximately 3% of the total price per Class A share (NAV per share plus selling commission). The actual selling commission expressed as a percentage of the total price per Class A share may be higher or lower than 3% due to rounding. Selling commissions may be waived at the direction of the dealer manager and may be reduced for volume purchases.

We will not pay selling commissions with respect to purchases of Class W shares or shares of either class sold pursuant to our distribution reinvestment plan.
The actual amount will depend on the number of Class A shares sold, the NAV per Class A share and the type of accounts that purchase Class A shares. Aggregate selling commissions will equal $300,679 if we sell the minimum offering and $60,135,791 if we sell the maximum offering, assuming all shares sold are Class A shares, that the maximum selling commission is paid for each primary offering share, that our NAV per Class A share remains $10.00, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount
Dealer Manager Fee	We will pay our dealer manager a dealer manager fee that accrues daily in an amount equal to up to 1/365th of 0.55% of our NAV for each share class for such day on a continuous basis from year to year. We will cease paying the dealer manager fee at the earlier of (1) 30 years from the initial offering date of (2) the date at which total underwriting compensation paid exceeds 10% of the gross proceeds from our primary offering. The dealer manager may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker-dealers that meet certain thresholds of our shares under management. In the event that the dealer manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the dealer manager will be reduced in part. The dealer manager fee will be payable in arrears on a quarterly basis. Because the dealer manager fee is calculated based on our NAV, it reduces the NAV with respect to all shares of each class of our common stock, including shares issued under our distribution reinvestment plan.	Actual amounts depend upon our daily NAV and when shares are purchased. The dealer manager fee will equal approximately $46,750 per annum if we sell the minimum offering and approximately $10,613,160 per annum if we sell the maximum offering, assuming that our NAV per share remains $10.00 for both classes of shares.

Type of Compensation	Determination of Amount	Estimated Amount
Distribution Fee	We will pay our dealer manager a distribution fee with respect to our Class A shares only that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV for the Class A shares for such day. We will cease paying the distribution fee at the earlier of (1) 30 years from the initial offering date or (2) the date at which total underwriting compensation paid exceeds 10% of the gross proceeds from our primary offering. The distribution fee will be payable in arrears on a quarterly basis. Our dealer manager will reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class A shares. Because the dealer manager fee is calculated based on our NAV for Class A shares, it reduces the NAV with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

	We will not pay a distribution fee with respect to Class W shares.	Actual amounts depend upon our daily NAV, the number of Class A shares purchased and when shares are purchased. The distribution fee will equal approximately $42,500 per annum if we sell the minimum offering and $9,648,327 per annum if we sell the maximum offering, assuming that all shares sold are Class A shares, our NAV per Class A share remains $10.00; and that all shares are purchased on the initial offering date.
Organization and Offering Expense Reimbursement
	Our advisor and our dealer manager have agreed to fund our organization and offering expenses through the escrow period, at which time we will reimburse our advisor and our dealer manager for such expenses over 60 months. Thereafter, we will reimburse our advisor and our dealer manager for organization and offering expenses that they subsequently incur on our behalf (other than selling commissions, the dealer manager fee and distribution fees) as and when incurred.	We estimate our organization and offering expenses to be between approximately $1,199,321 and $10,198,735, depending on the amount raised in this offering.

Type of Compensation	Determination of Amount	Estimated Amount
Acquisition Expense Reimbursement	We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We will reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition of properties, real estate related assets and other investments, whether or not such investments are acquired.	We estimate our acquisition expenses will be approximately 0.9% of the purchase price of our investments. Assuming we raise the minimum offering amount, we estimate our acquisition expenses will be approximately $76,500 without leverage, $127,500 if we maintain a leverage ratio of 40% and approximately $306,000 if we borrow the maximum amount allowable under our charter. Assuming we raise the maximum offering amount, we estimate our acquisition expenses will be approximately $19,616,989 without leverage, approximately $32,694,982 if we maintain a leverage ratio of 40% and approximately $78,467,957 if we borrow the maximum amount allowable under our charter.
Operational Stage
Operating Expense Reimbursement
	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor's overhead, such as rent, utilities and personnel costs for individuals whose primary job function relates to our business; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount
Advisory Fee	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily, beginning with the date on which we have received at least $50,000,000 in gross offering proceeds in an amount equal to 1/365th of 0.90% of our NAV for each class for such day and (2) a performance component calculated for each class on the basis of the total return of that class in any calendar year, such that for any year in which our total return per share for such class exceeds 6% per annum, our advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event our NAV per share for either class of our common stock decreases below $10.00, the performance component will not be earned on any increase in NAV up to $10.00 with respect to that class. See "Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements."	Actual amounts depend upon our daily NAV per share and future distributions and, therefore, cannot be calculated at this time.

        In lieu of cash, our advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock, which shall be paid in Class A shares or Class W shares as determined by a majority of our directors (including a majority of our independent directors). Any such shares will be valued at NAV per share applicable to their class on the issue date and will not be eligible for redemption for six months.

Class A and Class W Shares of Common Stock

        We are offering to the public two classes of shares of our common stock: Class A shares and Class W shares. The table below summarizes the fees payable to our dealer manager with respect to the Class A and Class W shares and does not include the advisory fee described above. The selling commission is a percentage of the total price per Class A share and the dealer manager and distribution fees accrue daily in an amount equal to 1/365th of the percentage of our NAV for such day set forth below on a continuous basis.

	Class A	Class W
Selling Commission	3.00%	None
Dealer Manager Fee	0.55%	0.55%
Distribution Fee	0.50%	None

        As a result of the different ongoing fees and expenses, the two share classes will have different NAV and NAV per share amounts. This will result in different amounts of distributions being paid with respect to each class of shares.

Redemption Plan

        We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term and containing limited liquidity, we have adopted a redemption plan, whereby on a daily basis stockholders may request that we redeem all or any portion of their shares. Our redemption plan will begin on the first day of the calendar quarter following the conclusion of our escrow period. For example, if our escrow period concludes in May, our redemption plan will begin on July 1 of the same year. Our redemption plan limits redemptions during any calendar quarter to shares with an aggregate value (based on the redemption price per share on the day the redemption is effected) of 5% of the combined NAV of both classes of shares as of the last day of the previous calendar quarter, which means that in any 12 month period, we limit redemptions to approximately 20% of our total NAV.

        We may not always be able to redeem your shares under the plan. If a redemption request is made and accepted, the redemption price per share will be equal to the NAV per share on the date of redemption of the class of shares being redeemed, as calculated in the same manner as the determination of the price per share at which new shares are offered to the public in our primary offering on that day. The vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. Our investment guidelines provide that we intend to generally maintain under normal circumstances an aggregate allocation to cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties of approximately 15% to 20% of our NAV. In addition, our board of directors may decide to maintain borrowing capacity under a line of credit. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. Our board of directors will assess the overall level of liquidity available in our portfolio and the need for available funds prior to taking any action that will result in limiting our redemptions. See "Share Purchases and Redemption Plan—Redeeming Shares—Redemption Limitations."

Our Structure

        The following chart shows our ownership structure and our relationship with our advisor and our dealer manager.

(1)
A majority of the outstanding limited liability company interests of Clarion Partners Holdings LLC is directly or indirectly owned by Lightyear Fund III, L.P., or Lightyear III, an investment fund affiliated with Lightyear Capital LLC, or Lightyear Capital. Lightyear Capital is a private equity firm specializing in the financial services industry. Lightyear III is controlled by Lightyear Fund III GP, L.P., its general partner, which is controlled by Lightyear Fund III GP Holdings, LLC, its general partner, which is controlled by Marron & Associates, LLC, its managing member, which is controlled by Chestnut Venture Holdings, LLC, its member, of which the managing member is Donald B. Marron. The remaining limited liability company interests of Clarion Partners Holdings LLC are owned by our sponsor's management team, which includes Stephen B. Hansen, our Chairman of the Board, Edward L. Carey, our Chief Executive Officer, and Douglas L. DuMond, our President, and passive investors who own minority interests and have no investment control. Clarion Partners Holdings LLC is managed by a board of five directors, including three appointed by affiliates of Lightyear Capital and two appointed by our sponsor's senior management.

  The Lightyear Capital-appointed directors are Donald B. Marron, Mark F. Vassallo and Chris C. Casciato, and the sponsor's senior management directors are Stephen J. Furnary and C. Stephen Cordes.

(2)
Formerly known as "ING Clarion Partners, LLC."

Conflicts of Interest

        Our advisor and its affiliates, officers and directors will experience conflicts of interests in connection with the management of our business, including those listed below.

  •
  Our sponsor must determine which investment opportunities are allocated to us and the other real estate funds and separate accounts advised or managed by our sponsor or one of its affiliates, some of which may have investment objectives and strategies comparable to ours.

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  The managers, directors, officers and other personnel of our sponsor acting on behalf of our advisor will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business activities in which they may be involved.

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  The compensation payable by us to our advisor and our formerly affiliated dealer manager may not be on terms that would result from arm's-length negotiations between unaffiliated parties.

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  The advisory fee we pay to our advisor is based upon our NAV, which will be calculated by our advisor. Moreover, the calculation of NAV will be based in part on subjective judgments of our advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets.

        In addition, our duties as general partner to the operating partnership and its limited partners may come into conflict with the duties of our directors and officers to our corporation and our stockholders. Our charter contains provisions, and our advisor has adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest, including a prohibition on acquiring investments from, or selling investments to, any affiliate of our advisor. See "Conflicts of Interest."

Distributions

        In order to qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Generally, our policy will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of this offering, borrowings or the sale of properties or other investments. Distributions may constitute a return of capital. We have not established a minimum distribution level. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

Distribution Reinvestment Plan

        Stockholders may elect to participate in our distribution reinvestment plan in order to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the NAV per share applicable to that class, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.

Investment Company Act of 1940 Exemption

        We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an "investment company" under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees' securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion, and we will monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

        In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

        Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See "Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act."

RISK FACTORS

        An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock.

Risks Related to an Investment in Our Shares

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

        We have no operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of affiliates of our advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

        Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate related assets that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate related assets. However, because you will be unable to evaluate the economic merit of our investments before we make them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our advisor will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants or borrowers. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

        There is no current public trading market for shares of our common stock, and we do not expect that such a public market will ever develop. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the NAV per share of the class of shares being redeemed on the date of redemption, and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which will inure indirectly to the benefit of our remaining stockholders. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our redemption plan. See "Share Purchases and Redemption Plan—Redeeming Shares—Short-Term Trading Discounts."

        In addition, we may redeem your shares if you fail to maintain a minimum balance of $2,000 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Shares redeemed for this reason are subject to the short-term trading discount of 2% if redeemed within 365 days of the date of purchase. See "Share Purchases and Redemption Plan—Redeeming Shares—Minimum Account Redemptions."

Our ability to redeem your shares may be limited, and our board of directors may modify or suspend our redemption plan at any time.

        Our redemption plan limits the funds we may use to purchase shares each calendar quarter to 5% of the combined NAV of both classes of shares as of the last day of the previous calendar quarter. The vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or pose a risk of having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan. Because our board of directors is not required to authorize the recommencement of the redemption plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. As a result of these limitations on our redemption plan, your ability to have your shares redeemed by us may be limited and at times no liquidity may be available for your investment. See "Share Purchases and Redemption Plan—Redeeming Shares—Redemption Limitations."

Our board of directors will not approve each investment selected by our advisor.

        Our board of directors has approved investment guidelines that delegate to our advisor the authority to execute (1) acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are consistent with the investment guidelines. Our directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

        Our long-term corporate strategy is to fund the payment of regular distributions to our stockholders entirely from cash flow from our operations. However, during the early stages of our development, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the earlier part of this offering, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering, or other sources to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

        Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

You may be more likely to sustain a loss on your investment because Clarion Partners, our sponsor, does not have a significant investment in our common stock and, as such, may not have as strong an economic incentive to avoid losses as do sponsors who have more significant equity in the investment programs they sponsor.

        Clarion Partners has only invested $200,000 in us in exchange for 20,000 Class A shares of our common stock. Therefore, if we are successful in raising sufficient offering proceeds to be able to reimburse Clarion Partners for our organization and offering expenses, Clarion Partners will have little exposure to loss in the value of its investment in our shares. Without this exposure, our investors may be at a greater risk of loss because Clarion Partners does not have as strong an economic incentive to prevent a decrease in the value of our shares as do those sponsors who make more significant equity investments in the investment programs they are sponsoring.

Valuations and appraisals of our properties and real estate related assets are estimates of fair value and may not necessarily correspond to realizable value.

        For the purposes of calculating our NAV after the close of business on each business day, our properties will initially be valued at cost which we expect to represent fair value at that time. Thereafter, valuations of properties, which will be based in part on appraisals of each of our properties by our independent valuation advisor at least once during every calendar quarter after the respective calendar quarter in which such property was acquired, will be performed in accordance with our valuation guidelines. Likewise, our investments in real estate related assets will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value. See "Net Asset Value Calculation and Valuation Guidelines." Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. Although our valuation guidelines are designed to determine the accurate and timely fair value of our assets, valuations and appraisals of our properties and real estate related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor and independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties and our investments in real estate related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor and dealer manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our redemption plan, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Although our advisor is responsible for calculating our NAV, our advisor will base its calculations in part on independent appraisals of our properties, the accuracy of which our advisor will not independently verify.

        In calculating our NAV on a daily basis, our advisor will include values of individual properties that were obtained from the independent valuation advisor. Our independent valuation advisor was selected by our advisor and approved by our board of directors, including a majority of our independent directors. Although our advisor is responsible for the accuracy of the daily NAV calculation and our independent valuation advisor will provide appraisals pursuant to our valuation guidelines, we will not independently verify the appraised value of our properties. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

        We anticipate that our quarterly appraisals of our properties will not be spread evenly throughout the calendar quarter, but instead will be received near the end of each calendar quarter or in groupings at the end of each calendar month. As such, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on quarterly budgets. As soon as practicable after the end of each month, we will adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for each day of the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

        From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of redeeming or non-redeeming stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

        After the escrow period, the purchase and redemption price for shares of our common stock will be determined at the end of each business day based on our NAV and will not be based on any established trading price. See "Net Asset Value Calculation and Valuation Guidelines." Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the purchase order is received in proper form and processed, plus, for Class A shares only, any applicable selling commissions. For example, if a purchase order is received and processed on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class A shares, any applicable selling commissions. If a purchase order is received and processed on a business day, but after the close of business on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares only, any applicable selling commissions. See "Share Purchases and Redemption Plan—Buying Shares." Similarly, received and processed redemption requests will be effected at a redemption price equal to the next-determined NAV per share for the class of shares being redeemed (subject to a 2% short-term trading discount for shares held less than 365 days). See "Share Purchases and Redemption Plan—Redeeming Shares—General." As a result of this process, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price per share at which your purchase order is executed could be higher than the NAV per share on the date you submitted your purchase order, and the redemption price per share at which your redemption request is executed could be lower than the NAV per share on the date you submitted your redemption request.

Changes in global economic and capital market conditions, including periods of generally deteriorating real estate industry fundamentals, may significantly affect our results of operations and returns to our stockholders.

        We are subject to risks incident to the ownership of real estate and real estate-related assets, including changes in global, national, regional or local economic, demographic and real estate market conditions, as well as other factors particular to the locations of our investments. A prolonged recession, such as the one experienced over the past few years, and a prolonged recovery period could adversely impact our investments as a result of, among other items, increased tenant defaults under our leases, lower demand for rentable space, as well as potential oversupply of rentable space, each of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. These conditions could also adversely impact the financial condition of the tenants that occupy our real properties and, as a result, their ability to pay us rents.

        In addition, we believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by deteriorating fundamentals and declining values in the real estate industry. To the extent that the general economic slowdown is further prolonged or becomes more severe or real estate fundamentals deteriorate further, it may have a significant and adverse impact on our revenues, results from operations, financial condition, liquidity, overall business prospects and ultimately our ability to make distributions to our stockholders.

Continued uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, or at all, which could reduce the number of properties we may be able to acquire and the amount of cash distributions we can make to our stockholders.

        The U.S. and global credit markets have experienced severe dislocations and liquidity disruptions over the past several years, which have caused volatility in the credit spreads on prospective debt financings and have constrained the availability of debt financing due to the reluctance of lenders to offer financing at high leverage ratios. The uncertainty in the credit markets may adversely impact our ability to access additional debt financing on reasonable terms or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions.

        If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, if we incur mortgage debt on properties, we run the risk of being unable to refinance such debt upon maturity, or of being unable to refinance on favorable terms. If interest rates are higher or other financing terms, such as principal amortization, the need for a corporate guaranty, or other terms are not as favorable when we refinance debt or issue new debt, our income could be reduced. To the extent we are unable to refinance debt on reasonable terms, or at appropriate times or at all, we may be required to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by borrowing more money.

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

        Economic events affecting the U.S. economy, such as the general negative performance of the investment real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our redemption plan. Our redemption plan limits the amount of funds we may use for redemptions during each calendar quarter to 5% of the combined NAV of both classes of shares as of the last day of the previous calendar quarter. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected.

We depend on our advisor, the key personnel of our advisor and our dealer manager, and we may not be able to secure suitable replacements in the event that we fail to retain their services.

        Our success is dependent upon our relationships with, and the performance of, our advisor, the key real estate professionals of our advisor and our dealer manager in the marketing and distribution of this offering, the acquisition and management of our investment portfolio, and our corporate operations. Any of these parties may suffer or become distracted by adverse financial or operational problems in connection with their business and activities unrelated to us and over which we have no control. Should any of these parties fail to allocate sufficient resources to perform their responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In the event that, for any reason, our advisory agreement or dealer manager agreement is terminated, or our advisor is unable to retain its key personnel, it may be difficult to secure suitable replacements on acceptable terms, which would adversely impact the value of your investment. Our ability to retain the services of our dealer manager may additionally be adversely affected by the currently ongoing strategic review and reorganization of our dealer manager's ultimate parent, ING Groep N.V., or ING Groep, as a result of which our dealer manager may be acquired or controlled by a third party.

In the event ING Groep amends the term of our dealer manager agreement in connection with a divestment of our dealer manager, our ability to raise capital may be adversely affected and the fees payable to the new dealer manager may increase.

        The term of the dealer manager agreement we entered into with our dealer manager may be amended upon request of the Executive Board of ING Groep, the parent company of our dealer manager, in connection with, and not later than contemporaneously with, any divestment of our dealer manager. The Executive Board of ING Groep could effectively terminate our dealer manager agreement or reduce the length of the period during which our dealer manager is required to perform under the agreement by amending its term, which could adversely affect us and our stockholders. Although our dealer manager is required to use its best efforts to cooperate with us in transferring the management of the offering to another broker dealer we designate, we may have difficulty identifying and engaging a new dealer manager with similar experience and resources. If we do not timely identify and engage a new dealer manager, or if the new dealer manager has less experience or fewer resources than our current dealer manager, our ability to raise capital may be impaired. Even if we timely identify and engage a new dealer manager, we may be unable to negotiate terms, including fees, that are as favorable to us and our stockholders as the terms of our current dealer manager agreement.

Further, if we engage an unaffiliated dealer manager, we may incur significant costs associated with reimbursing the dealer manager for the cost of its independent due diligence review of our offering. These events could materially impact our operations and adversely affect our stockholders.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

        We will take purchase orders and hold investors' funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 of shares of our common stock (excluding purchase orders received from Pennsylvania and Tennessee investors) and our board of directors authorizes our escrow agent to release the escrowed funds to us within 180 days following the initial offering date, unless extended by our board of directors for up to 180 additional days. Our board of directors may determine not to authorize the release of the escrowed funds if it believes that investment opportunities available during this period are not suitable to allow us to acquire properties or real estate related assets that meet our investment criteria. If (1) we do not receive purchase orders for the minimum offering amount within this period or (2) after raising the minimum offering amount our board of directors does not authorize the release to us of the escrowed funds prior to the expiration of this period, this offering will terminate and any funds that you deposited into escrow will be returned to you along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

        This offering is being made on a "best efforts" basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset's performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less diversity in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our portfolio may be subject to geographic or tenant risk, particularly if we are unable to raise substantial funds in this offering.

        If our portfolio is not fully diversified, we may be subject to geographic or tenant risk, particularly if we do not raise substantial funds. This offering is being made on a "best efforts" basis, whereby our dealer manager is only required to use its best efforts to sell shares of our common stock and has no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be less than the amount we would need to achieve a broadly diversified portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties are located and the types of investments that we make. Even if we raise substantial funds, we may be unable to establish a fully diversified portfolio that would eliminate geographic and tenant risk. In either case, the likelihood that any single investment's performance would adversely affect our profitability will increase.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing for any line of credit we obtain.

        Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of our advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

        If we are able to quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms in order to meet our targeted investment allocation of up to 85% of our assets invested in properties. In addition, we may have capital which cannot be deployed until additional investment opportunities have been allocated to us by our sponsor pursuant to its allocation policy. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, could be materially adversely affected.

We may change our investment and operational policies without stockholder consent.

        Except for changes to the investment objectives and investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Risks Related to Conflicts of Interest

Our advisor will face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.

        Our advisor's officers and key real estate professionals will identify potential investments in properties and other real estate related assets which are consistent with our investment guidelines for our possible acquisition. However, our advisor may not acquire any investment in a property unless Clarion Partners has reviewed and approved presenting it to us in accordance with its allocation policies. Clarion Partners and its affiliates will advise other investment programs that invest in properties and real estate related assets in which we may be interested. Clarion Partners could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by Clarion Partners may compete with us with respect to certain investments that we may want to acquire.

        In addition, we may acquire properties in geographic areas where other investment programs advised by Clarion Partners own properties. Therefore, our properties may compete for tenants with other properties owned by such investment programs. If one of such investment programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays locating another suitable tenant.

Our advisor will face a conflict of interest because the fees it will receive for services performed are based on our NAV, which will be calculated by our advisor.

        Our advisor will be paid a fee for its services based on our daily NAV, which will be calculated by our advisor in accordance with our valuation guidelines. The calculation of our NAV in accordance with our valuation guidelines includes certain subjective judgments of our advisor and our independent valuation advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets. Our advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price.

The advisor's inability to retain the services of key real estate professionals could hurt our performance.

        Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by Clarion Partners acting on behalf of our advisor, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon Clarion Partners' ability to attract and retain highly skilled managerial, operational and marketing professionals. If Clarion Partners loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

        The key real estate professionals employed by Clarion Partners that provide services to us are all involved in the management of other Clarion Partners sponsored funds and separate accounts established for institutional investors, each of which invest in properties and real estate related assets. As a result of their obligations to other funds and investors and the fact that they engage in and they will continue to engage in other business activities, on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us and such other funds, investors and activities. These conflicts of interest could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor face conflicts of interest related to their positions or interests in affiliates of our advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

        Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor are also executive officers, directors, managers and key professionals of other Clarion Partners affiliated entities. Through Clarion Partners affiliated entities, some of these persons also serve as managers and investment advisors to other funds and institutional investors in real estate and real estate related assets. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy.

Payment of fees and expenses to our advisor and our dealer manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

        Our advisor will perform services for us in connection with the selection and acquisition of our investments, the management of our assets and certain administrative services. We will pay our advisor advisory fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders. We will also pay our dealer manager dealer manager fees and distribution fees based on our NAV. Additionally, to the extent that we are unable to invest the proceeds of this offering in assets that generate substantial returns to us, our payment of those fees will reduce our NAV over time. The fees we pay to our advisor and our dealer manager increase the risk that stockholders may receive a lower price when they sell their shares to us pursuant to our redemption plan than the purchase price they initially paid for their shares.

Risks Related to This Offering and Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

        Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 50,000,000 shares are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

        Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person's holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

        Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

        Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable case to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or our advisor and its affiliates, for any liability or loss suffered by them or hold our directors, our advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See "Management—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents."

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

        Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an "interested stockholder;" (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an "interested stockholder;" or (3) an affiliate of an interested stockholder.

        These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders' best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

        Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership's partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

        Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

        The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

        Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend, or expect to be an investment company under the Investment Company Act. Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an "investment company" under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, no more than 45% of the value of its total assets, consolidated with the assets of any wholly-owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees' securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

        To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase.

        We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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  limitations on capital structure;

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  restrictions on specified investments;

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  restrictions or prohibitions on retaining earnings;

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  restrictions on leverage or senior securities;

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  restrictions on unsecured borrowings;

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  requirements that our income be derived from certain types of assets;

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  prohibitions on transactions with affiliates; and

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  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

        If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

        Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

        We will be subject to risks generally attributable to the ownership of real property, including:

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  vacancies or inability to lease space on favorable terms;

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  changes in global, national, regional or local economic, demographic or capital market conditions;

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  future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

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  changes in supply of or demand for similar properties in a given market or metropolitan area which could result in rising vacancy rates or decreasing market rental rates;

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  increased competition for properties targeted by our investment strategy;

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  bankruptcies, financial difficulties or lease defaults by our tenants;

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  increases in interest rates and availability of financing; and

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  changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, and increasing costs to comply with environmental laws.

        All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

Increasing vacancy rates for certain types of real estate assets resulting from recent disruptions in the financial markets and unfavorable economic conditions could adversely affect the value of assets we acquire of such types.

        We will depend upon tenants for a majority of our revenue from properties. Recent disruptions in the financial markets and unfavorable economic conditions have resulted in a increasing vacancy rates for all major types of property, which include industrial, office, retail, multifamily and hotel properties, due to increased tenant delinquencies or defaults under leases, generally lower demand for rentable space, as well as potential oversupply of rentable space. Reduced demand for properties could result in decreasing revenues and could require us to increase concessions, increase tenant improvement expenditures or reduce rental rates to maintain occupancies. As a result, the value of our properties could decrease below the amounts we paid for the properties. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even when a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and NAV.

Adverse economic conditions in the regions and metropolitan markets where our assets are located may adversely affect our ability to lease our properties and our ability to increase lease prices.

        In addition to our properties being subject to national economic real estate trends, our properties will also be subject to adverse conditions in the regions and metropolitan areas where our properties are located, which may reduce our ability to lease our properties, restrict our ability to increase lease prices and force us to lower lease prices or offer tenant incentives. As a result, adverse regional or city specific events or trends may impact certain of our properties without impacting our entire portfolio, which could decrease our overall performance.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

        Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.

We face risks associated with property acquisitions.

        We intend to acquire properties and portfolios of properties, including large portfolios that will increase our size and result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

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  we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

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  we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

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  acquired properties may fail to perform as expected;

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  the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

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  acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

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  we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

Properties that incur vacancies could be difficult and costly to sell or re-lease.

        A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, and substantial expenditures may be necessary to customize the property to fit the needs of a successor tenant or prepare the property for sale. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property's leases.

Potential losses or damage to our properties may not be covered by insurance.

        We plan to carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy. Our advisor will select policy specifications and insured limits which it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Our properties will face significant competition.

        We will face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.

Our properties may be leased at below-market rates under long-term leases.

        We will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

Our retail tenants will face competition from numerous retail channels.

        Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

        Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

Competition in acquiring properties may reduce our profitability and the return on your investment.

        We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. We may also face competition from real estate programs sponsored by Clarion Partners. Many third party competitors have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, as the economy recovers, the number of entities and the amount of funds competing for suitable investments may increase. In addition to third party competitors, other programs sponsored by Clarion Partners may raise additional capital and seek investment opportunities under our sponsor's allocation policy. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

        We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

        We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

We may make investments outside of the United States, which will subject us to unique risks.

        Foreign real estate investments involve risks not generally associated with investments in the United States. Foreign real estate investments are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Changes in the relation of any such foreign currency to U.S. dollars may adversely affect our cash flow, which in turn could adversely affect our net income and ability to pay distributions. Foreign properties will also face risks in connection with unexpected changes in regulatory requirements, political and economic instability, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. In addition, to preserve our qualification as a REIT, we generally will be required to operate any non-U.S. investments in accordance with the rules applicable to U.S. REITs, which may be inconsistent with local practices.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

        Real estate and the operations conducted on properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

        Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for investments and the amount of distributions to you.

We will rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.

        Our advisor intends to hire third party property managers to manage our properties and leasing agents to lease vacancies in our properties. The third party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we will engage third parties to perform this function. Thus, the success of our business may depend in large part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties.

General Risks Related to Investments in Real Estate Related Assets

Our investments in real estate related assets will be subject to the risks related to the underlying real estate.

        Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.

        We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate related investments may be similarly affected by property values.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

        We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

        We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer's properties. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate related securities that we may invest in may be volatile.

        The value of real estate related securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT's equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

We expect a portion of our securities portfolio to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

        We may purchase real estate related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower's default.

Interest rate and related risks may cause the value of our real estate related assets to be reduced.

        We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.

        During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security's duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as "call risk" or "prepayment risk." If this occurs, we may be forced to reinvest in lower yielding securities. This is known as "reinvestment risk." Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss.

        Our board of directors may choose to liquidate our assets, including our real estate related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.

Risks Associated with Financial Leverage

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

        We intend to finance a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. See "Investment Objectives and Strategy—Borrowing Policies." We may obtain mortgage loans and pledge some or all of our properties as security for these loans to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source that will allow us to fund redemptions, to pay distributions or to use for other business purposes.

        If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage loans on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If we draw on a line of credit to fund redemptions or for any other reason, our financial leverage ratio could increase beyond our target.

        We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our continuous offering. There can be no assurances that we will be able to obtain a line of credit on financially reasonable terms given the recent volatility in the capital markets. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund redemptions of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

        Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

        When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

        Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our variable rate borrowings. This policy is set forth under "Investment Objectives and Strategy—Derivative Instruments and Hedging Activities." Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Federal Income Tax Risks

Failure to qualify as a REIT would have significant adverse consequences to us.

        Alston & Bird LLP has rendered an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31 of the year in which the escrow period concludes. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents the legal judgment of Alston & Bird LLP based on the law in effect as of the date of the opinion. The opinion of Alston & Bird LLP is not binding on the Internal Revenue Service, or IRS, or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If the IRS determines that we do not qualify as a REIT or if we qualify as a REIT and subsequently lose our REIT qualification, we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution for each of the years involved because:

  •
  we would be subject to federal corporate income taxation on our taxable income, potentially including alternative minimum tax, and could be subject to higher state and local taxes;

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  we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and

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  if we had previously qualified as a REIT, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified (unless we are entitled to relief under applicable statutory provisions).

        The increased taxes would cause a reduction in our NAV or cash available for distribution to stockholders. In addition, if we do not qualify as a REIT, we will not be required to make distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could hinder our ability to raise capital and grow our business.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

        To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, excluding capital gains. We will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our redemption plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

        To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. We may therefore be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we are required to ensure that at the end of each calendar quarter, at least 75% of our assets consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

The IRS may deem the gains from sales of our properties to be subject to a 100% prohibited transaction tax.

        From time to time, we may be forced to sell assets to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements or for other purposes. The IRS may deem one or more sales of our properties to be "prohibited transactions." If the IRS takes the position that we have engaged in a "prohibited transaction" (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), the gain we recognize from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, however there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, however there is no assurance that our position will not be challenged by the IRS, especially if we make frequent sales or sales of property in which we have short holding periods.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

        Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may be subject to tax liabilities that reduce our cash flow and our ability to make distributions to you even if we qualify as a REIT for federal income tax purposes.

        We may be subject to federal and state taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including those described below.

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  In order to qualify as a REIT, we are required to distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction or net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

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  We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

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  If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

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  Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% "prohibited transaction" tax.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

        Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interest to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

        If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

        The maximum U.S. federal income tax rate for "qualifying dividends" payable by U.S. corporations to individual U.S. stockholders (as such term is defined under "Federal Income Tax Considerations" below) is 15% through 2012. However, ordinary dividends payable by REITs are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual rate being 35% through 2012).

We may be subject to adverse legislative or regulatory tax changes.

        At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

If certain sale-leaseback transactions are not characterized by the IRS as "true leases," we may be subject to adverse tax consequences.

        We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as "true leases," we could be subject to certain adverse tax consequences, such as an inability to deduct depreciation expense and cost recovery relating to such property. Under certain circumstances, we could also fail to qualify as a REIT as a result.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

        There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

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  the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

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  the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan's investment policy;

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  the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

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  the investment will not impair the liquidity of the trust, plan or IRA;

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  the investment will not produce "unrelated business taxable income" for the plan or IRA;

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  our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

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  the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus, including, in particular, those related to our future operations, constitute forward-looking statements. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "seek," "may," and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors, many of which are beyond our control. Our actual results, performance or achievements, may differ materially from any predictions of future results, performance or achievements expressed or implied by these forward-looking statements.

        Except as otherwise required by the federal securities laws, we do not undertake to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. You should carefully consider the "Risk Factors" section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.

ESTIMATED USE OF PROCEEDS

        The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the minimum primary offering amount of $10,000,000 and no shares under our distribution reinvestment plan and (2) the maximum primary offering amount of $2,000,000,000 and no shares under our distribution reinvestment plan. In both cases, the table assumes that 70% of all shares sold are Class A shares and 30% of all shares sold are Class W shares. We are offering up to $2,000,000,000 in shares of our common stock in our primary offering in any combination of Class A and Class W shares. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders.

        The estimated amount of selling commissions reflected in the table below was calculated based on the $10.31 per Class A share purchase price applicable during the escrow period. The actual amount of selling commissions, however, will vary from the estimated amounts shown because (1) the number of Class W shares, for which no selling commissions are paid, that we will sell is uncertain, (2) after the escrow period, our Class A and Class W shares will each be sold at a price that varies day by day based on our daily NAV per share for that class of shares and actual selling commissions per Class A share will be a percentage of the total price per Class A share in our primary offering and (3) the selling commission may be reduced or eliminated in connection with certain categories of sales of Class A shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class A per share purchase price, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

        We intend to use the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to our operations: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness; and (3) to fund redemptions under our redemption plan. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Minimum Primary Offering of $10,000,000		Maximum Primary Offering of $2,000,000,000
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds	$10,000,000	100.0%	$2,000,000,000	100.0%
Less:
Selling Commissions(1)	212,391	2.1	42,478,223	2.1
Organization and Offering Expenses(2)	1,287,609	12.9	10,198,735	0.5

Amount Available for Investment	$8,500,000	85.0%	$1,947,323,042	97.4%

(1)
The table assumes that 70% of all shares sold are Class A shares, 30% of all shares sold are Class W shares and no shares are sold under our distribution reinvestment plan. The actual selling commissions that will be paid on Class A shares may be higher or lower due to rounding. Selling commissions presented in the table are less than 3% of gross proceeds because no selling commissions are paid with respect to Class W shares. See "Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts."

(2)
Our advisor and our dealer manager have agreed to fund our organization and offering expenses through the escrow period. We will reimburse our advisor and our dealer manager for such expenses over the 60 months following the end of the escrow period. Following the escrow period, we will reimburse our advisor and our dealer manager for the organization and offering expenses incurred on our behalf as and when incurred. If we fund the reimbursement and our ongoing organization and offering expenses following the escrow period entirely out of cash flow from operations (which would not reduce the amount of capital available for investment), the percentage of gross offering proceeds available for investment for the minimum and maximum offering would be 97.8%. The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions, the dealer manager fee and the distribution fee), including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend training and educational conferences sponsored by us and seminars conducted by participating broker-dealers.

 INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

        Our primary investment objectives are:

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  to provide stockholders an attractive level of current income;

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  to achieve appreciation of our net asset value; and

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  to enable stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.

Investment Strategy

        The cornerstone of our investment strategy is to strategically assemble a diversified portfolio of income-producing real estate properties and real estate related assets. An emphasis will be placed on making investments with a greater proportion of expected return generated from current income and cash flow than from capital gain.

        We believe that the evolving real estate market may present opportunities to purchase high quality properties and other real estate related assets at significant discounts to both the previous market peak levels and asset replacement costs during the period in which we are investing the net proceeds of this offering. We also believe that making these investments near the bottom of this financial cycle may position our investment portfolio to realize income and value appreciation during the expected recovery of the U.S. economy.

        We intend primarily to acquire properties, including office, industrial, retail, multifamily, hospitality and other real property types. To a lesser extent, we will also seek investments in other types of assets related to the real estate sector such as the common and preferred stock of publicly-traded real estate related companies, preferred equity interests, mortgage loans and other real estate-related equity and debt instruments, which we refer to collectively as "real estate related assets."

        We will select investments across property types, geographic regions and metropolitan areas in an attempt to achieve portfolio stability, diversification and favorable risk-adjusted investment returns. We will employ a research-based investment philosophy focused on building a portfolio of properties and real estate related assets that we believe have the potential to outperform market averages.

Investment Management Capabilities: The Clarion Partners Platform

        In pursuing and executing our investment objectives and strategy, we believe that we will benefit from our advisor's affiliation with Clarion Partners, one of the nation's leading institutional investment managers with an extensive platform for sourcing, investing and managing real estate assets. Organized in 1982, Clarion Partners has historically specialized in managing private equity real estate portfolios in the United States for institutional investors in both separate accounts and commingled funds. It is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940, as amended, and is one of the leading real estate investment advisors in the United States, managing approximately $22 billion in private equity real estate investments for a broad range of clients including government and corporate retirement plans, institutions, and private individuals. Headquartered in New York, Clarion Partners has over 250 employees in 9 regional offices across the United States, including 31 senior executives each of whom has more than 15 years of real estate investment experience and 27 of whom have more than 20 years of real estate investment experience.

        The Clarion Partners management team possesses in-depth knowledge and understanding of real estate gained through numerous market cycles. As a result of its experienced real estate professionals and national scope, Clarion Partners has extensive industry relationships with a wide variety of real estate owners and operators, brokers, investment banks, commercial banks and loan originators and other intermediaries, providing access to a broad array of buyers, sellers and debt financing sources in all major metropolitan markets throughout the United States. This hands-on local knowledge, combined with in-depth market research, is the foundation of Clarion Partners' ability to source real estate investments in a variety of formats.

        Clarion Partners was previously the U.S. business unit of ING Real Estate Investment Management B.V., or ING Real Estate Investment Management, and an indirect subsidiary of ING Groep, one of the world's largest global real estate managers.

        On June 9, 2011, Clarion Partners was acquired from a wholly-owned subsidiary of ING Groep by a company recently formed by Clarion Partners' management team with their financial partner, an affiliate of Lightyear Capital LLC, or Lightyear Capital, a private equity firm formed in 2000 and headquartered in New York, New York. As a result of the acquisition, a majority of the outstanding limited liability company interests of Clarion Partners Holdings LLC are directly or indirectly owned by an investment fund affiliated with Lightyear Capital, Lightyear Fund III, L.P., or Lightyear III. Lightyear III is controlled by Lightyear Fund III GP, L.P., its general partner, which is controlled by Lightyear Fund III GP Holdings, LLC, its general partner, which is controlled by Marron & Associates, LLC, its managing member, which is controlled by Chestnut Venture Holdings, LLC, its member, of which the managing member is Donald B. Marron. The remaining limited liability company interests are owned by our sponsor's management team, which includes Stephen B. Hansen, our Chairman of the Board, Edward L. Carey, our Chief Executive Officer, and Douglas L. DuMond, our President, and passive investors who own minority interests and have no investment control. Lightyear Capital's affiliated funds invest in companies in the financial services industry, and Lightyear Capital has managed approximately $3 billion of committed capital in its portfolio companies. Since its formation, neither Lightyear Capital nor any of its portfolio companies have directly engaged in any substantial real estate investment activities, nor have they previously sponsored any investment program targeting direct investments in real estate assets of the type we seek to acquire. Although Lightyear Capital owns a controlling interest in the parent company of our sponsor and certain personnel of Lightyear Capital serve on the board of directors of our sponsor's parent, Lightyear Capital principals and personnel will not participate in the day-to-day management of our sponsor, our advisor or our company. We believe that the change in ownership of Clarion Partners is beneficial to us as it allows the individuals who serve as our officers and as officers of our advisor to own a significant equity interest in our sponsor which will enhance our ability to retain the services of our key employees. Since our advisor is a wholly-owned subsidiary of our sponsor, advisory fees earned by our advisor will accrue to the benefit of our sponsor and ultimately to the key personnel that have an equity interest in our sponsor. Thus, because our sponsor will benefit if we achieve long-term growth in the value and performance of our portfolio, we believe that our senior management's ownership of a significant equity stake in our sponsor aligns their long-term interests with those of our stockholders.

        Each of our advisor's officers and key real estate professionals are also officers or key real estate professionals of Clarion Partners. Our advisor will have the authority to execute on our behalf all investment transactions that meet the requirements of the investment guidelines approved by our board of directors. When pursuing investment opportunities for us, our advisor will benefit from Clarion Partners' proprietary research capabilities and considerable experience executing real estate investment strategies.

        Our advisor will utilize the Clarion Partners Investment Committee in evaluating potential investment opportunities for our portfolio. The Clarion Partners Investment Committee is composed of eight seasoned real estate professionals, each of whom has at least 20 years of real estate investment experience. The Clarion Partners Investment Committee will review and approve, by majority vote, each potential investment before our advisor may consider the opportunity for our portfolio. The Clarion Partners Investment Committee also will independently monitor our investment strategy and portfolio performance and provide guidance to our advisor's officers and key real estate professionals in order to assist them with meeting our investment objectives. The Clarion Partners Investment Committee performs a similar function for the benefit of the other real estate funds and separate accounts managed or advised by Clarion Partners. The names and biographical information of the members of the Clarion Partners Investment Committee are contained under "Management—Clarion Partners Investment Committee."

        We believe that our advisor's access to Clarion Partners' proprietary research capability, experienced management team and highly disciplined and thorough underwriting process will provide us with competitive advantages in implementing our investment strategy.

Real Estate as a Diversifying Asset Class

        Historically, real estate has offered attractive returns compared to bonds, and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio.

        Institutional investors like pension funds and endowments have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios. Institutional investors include an allocation to real estate in their portfolios for a variety of reasons or goals, which generally include improving portfolio diversification, reducing overall portfolio risk and volatility, attempting to hedge against inflation, or enhancing risk-adjusted returns. Survey data reported by The Pension Real Estate Association, or PREA, indicates investment in real estate by pension plans has been on the increase since 2000, with some of the largest pension plans in the United States targeting a real estate allocation of 10% to 12% of their overall investment portfolios. In all, according to a report published in 2008 by the National Association of Real Estate Investment Trusts, or NAREIT, an estimated 70% of U.S. public sector pension plans and 40% of corporate sector pension plans own real estate investments.

        While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds. "Direct investments" refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

        Direct investments in real estate (particularly those held by institutional investors) generally differ from listed REITs in that the value per share is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company's stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces.

        Industry benchmarks that track the value of direct investments in real estate as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to market conditions differently.

        We believe that individual investors can benefit by adding direct investments in real estate as a component to their investment portfolios. As such, our objective is to offer a similar investment option to a broad universe of investors through our continuous public offering.

Investment Portfolio Allocation Targets

        Our board of directors has adopted investment guidelines for our advisor to implement and actively monitor in order to allow us to achieve and maintain diversification in our overall investment portfolio. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors and do not require notice to or the vote of our stockholders.

        Following our initial ramp-up period, as further described under "—Ramp-Up Period," we will seek to invest:

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  between 70% and 85% of our net assets in properties;

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  between 10% and 25% of our net assets in real estate related assets; and

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  between 1% and 15% of our net assets in cash, cash equivalents and other short-term investments.

        Notwithstanding the above, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements or redemption requests.

Investments in Properties

        We generally will invest in properties in large metropolitan areas that are well-leased with a stable tenant base and predictable income. However, we may make investments in properties with other characteristics if we believe that the investments have the potential to enhance portfolio diversification or investment returns, as further described under "—Value Creation Opportunities."

        We intend to manage risk through constructing and managing a diversified portfolio of properties. We believe that a large diversified investment portfolio may offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. In addition, we believe that assembling a diversified tenant base by investing in multiple real property sectors and property assets may mitigate the economic impacts associated with a single tenant or type of tenant potentially defaulting under its lease, since leases represent the primary source of revenue for real estate.

        We will also focus on acquiring and managing a portfolio of properties that provides tenants and residents with modern functionality and location desirability in order to avoid near-term obsolescence. We will generally invest in well-designed buildings that we believe present an attractive appearance, have been and are properly maintained and require minimal capital improvements in the near term. We generally do not intend to acquire high risk/high return properties in need of significant renovation, redevelopment or repositioning; however, we may invest in these types of properties if we believe attractive risk-adjusted investment returns can be enhanced by proactive management techniques or value-added programs, as further described under "—Value Creation Opportunities."

        Our board of directors is responsible for determining the consideration we pay for each property we acquire. However, our board has adopted investment guidelines that delegate this authority to our advisor, so long as our advisor complies with the investment guidelines. The investment guidelines limit the types of assets that may be purchased and sold and, depending on the type of transaction, limit the transaction amounts that may be approved without the specific approval of our board. Our board may change from time to time the scope of authority delegated to our advisor. The consideration we pay for each property acquired, as determined by our advisor in accordance with our investment guidelines, will ordinarily be based on the fair market value of the property. However, a majority of our independent directors may require an independent appraiser selected by our independent directors to determine the fair market value of any property acquired.

  Location and Property Types

        In general, we will seek to invest in properties in well-established locations within large metropolitan areas with populations in excess of 500,000 and the potential for above-average population or employment growth. We plan to primarily invest in the following property types:

        Office Properties.    Office sector properties are generally categorized based upon location and quality. Buildings may be located in Central Business Districts, or CBDs, or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest-quality to Class C buildings which are below investment grade. We intend to invest in Class A or B office properties that are near executive housing, have sufficient transportation access or are located within well-established suburban office/business parks or CBDs. We expect the duration of our office leases to be between five to ten years which can help mitigate the volatility of our portfolio's income.

        Retail Properties.    The retail sector is comprised of five main formats: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Income and population density are generally considered to be key drivers of local retail demand. We will seek investments in retail properties that are located within densely populated residential areas with favorable demographic characteristics and near other retail and service amenities.

        Industrial Properties.    Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which can help mitigate the risks associated with rising expenses. We intend to invest in industrial properties that are located in major U.S. distribution hubs and near transportation modes such as port facilities, airports, rail lines and major highway systems.

        Multifamily Properties.    Multifamily properties are generally defined as having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main types of multifamily properties—garden-style (mostly one-story apartments), low-rise and high-rise. Apartments generally have the lowest vacancy rates of any property type, with the better performing properties typically located in urban markets or locations with strong employment and demographic dynamics. We plan to invest in multifamily properties that are located in or near employment centers with favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities.

        Hospitality Properties.    Hotel revenue has been largely correlated with economic activity as demand for hotel rooms is generally derived from business travelers, meetings and conventions and leisure travelers. We will seek to acquire hospitality properties that benefit from this type of activity and we will generally focus on investments in limited service and full-service hotel properties, typically with national brands or that can be converted to a national brand, located in major urban and resort markets. Because REIT qualification rules will not allow us to operate these hotels, we would lease our hotels to an unrelated third party or to a taxable REIT subsidiary that would engage an eligible independent contractor to operate the hotels.

  Ownership Interest

        Our operating partnership or one or more subsidiary entities controlled by our operating partnership will acquire properties on our behalf. Generally, we will acquire the entire equity ownership interest in properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors to acquire properties. In most cases in which less than the entire equity ownership interest is acquired, we will seek critical elements of control. We will generally acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

  Tenancy and Leasing

        In general, we will seek a favorable mix of tenants in properties in our portfolio to achieve greater economic diversification than is afforded by geographic and property type considerations alone. We will strive to maintain a stable blend of national credit tenants and creditworthy regional and local tenants. Tenancy criteria are applied at the property level as well as at the portfolio level.

        The length of tenancy generally will reflect local market conditions for each property. However, if possible, we will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. We will attempt to manage lease rollover risk on a portfolio basis. Where appropriate, we will also seek leases that provide for operating expenses, or expense increases, to be paid by the tenants.

  Due Diligence

        Our advisor will perform a comprehensive due diligence review on each property that it proposes to purchase on our behalf. As part of this review, our advisor will obtain an environmental site assessment for each property (which at a minimum includes a Phase I assessment) and structural condition reports. Our advisor will not continue consideration of the purchase of any property unless it is generally satisfied with the physical and environmental status of the property as well as the property's tenancy. Our advisor will also generally seek to condition our obligation to acquire the property on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

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  plans and specifications;

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  surveys;

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  evidence of marketable title;

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  title and liability insurance polices;

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  asbestos, soil, physical, structural and engineering reports;

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  evidence of compliance with zoning, the Americans with Disabilities Act, and fair housing laws;

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  tenant leases and other relevant legal documents; and

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  financial statements covering recent operations of properties having operating histories.

  Value Creation Opportunities

        We may periodically seek to enhance investment returns through various value creation opportunities. While there are no specific limitations on the nature or amount of these types of investments, in the aggregate they are not expected to materially change the risk profile of the overall portfolio. Examples of likely value creation investments include properties with significant leasing risk, forward purchase commitments, development/construction opportunities and nontraditional or mixed-use property types. These investments generally have a higher risk and higher return profile than traditional properties.

  Ramp-Up Period

        During the period until we have raised substantial proceeds in this offering and acquired a diversified portfolio of our target investments, which we refer to as our "ramp-up period," we will balance the goal of achieving diversification in our portfolio with the goal of maintaining moderate leverage. Following the end of our ramp-up period, we believe that the size of our portfolio of investments should be sufficient for our advisor to adhere more closely to our investment guidelines, although we cannot predict how long our ramp-up period will last and we cannot provide assurances that we will be able to raise sufficient proceeds in this offering to accomplish this objective. During our ramp-up period, the percentages of our gross assets comprised of various categories of assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from this offering and proceeds from borrowings.

  Disposition Policies

        We anticipate that we will hold most of our properties for an extended period. However, we may determine to sell a property before the end of its anticipated holding period. We will monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. Our advisor may determine to sell a property before the end of its anticipated holding period if:

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  an opportunity has arisen to enhance overall investment returns by raising capital through sale of the property;

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  there are diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

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  there exists a need to generate liquidity to satisfy redemption requests, to make distributions to our stockholders or for working capital;

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  in the judgment of our advisor, the value of the property might decline;

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  an opportunity has arisen to pursue a more attractive investment;

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  the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines; or

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  in the judgment of our advisor, the sale of the property is in our best interests.

        Generally, we will reinvest proceeds from the sale, financing or other disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements or in other instances.

Transactions with Affiliates

        In order to reduce the conflicts inherent in transactions with affiliates, our charter prohibits us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates. We will not sell any properties to or acquire any properties from our directors, our advisor, our sponsor or any of their affiliates. In addition, we will not make any loans to our directors, our advisor, our sponsor or any of their affiliates and we will not lease assets from our directors, our advisor, our sponsor or any of their affiliates. Our charter prohibits us from investing in mortgage loans or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their affiliates or that are subordinate to any mortgage or equity interest of our advisor, our sponsor, our directors or any of their affiliates.

        Our charter prohibits us from borrowing funds from our advisor, our sponsor, any of our directors or any of their affiliates. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our advisor, our sponsor or their affiliates.

        We may enter into joint venture or co-ownership arrangements with our sponsor, our advisor, any of our directors or any of their affiliates. if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, in each case consistent with the limitations otherwise applicable to transactions with our advisor and their affiliates described above. In addition, we may lease assets to our directors, our advisor, our sponsor or any of their affiliates only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us.

        We may purchase assets other than properties from our sponsor, our advisor, any of our directors or any of their affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those available from unaffiliated third parties. We may sell assets other than properties to any of these parties only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us.

Investments in Real Estate Related Assets

        We may invest a portion of our portfolio in real estate related assets other than properties. These assets may include the common and preferred stock of publicly-traded real estate related companies, preferred equity interests, mortgage loans and other real estate related equity and debt instruments. Upon completion of our ramp-up period, we expect that up to 25% of our overall portfolio may be invested in real estate related assets. We believe that our advisor's ability to acquire real estate related assets in conjunction with acquiring a diverse portfolio of properties affords us additional liquidity and diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives. Our charter requires that any investment in equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) not within the specific parameters of our investment guidelines adopted by our board of directors must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair, competitive and commercially reasonable.

        We may invest in mortgage loans consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have "participating" features described below. Normally, our mortgage loans will be secured by income-producing properties. They usually will be non-recourse, which means they will not be the borrower's personal obligations. We expect that most will be first mortgage loans, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.

        We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also receive an option to buy an interest in the property securing the participating loan.

        Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we may invest in equity securities of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Companies engaged in real estate activities may include, for example, REITs that either own properties or make real estate loans, real estate developers, entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles, and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange traded funds and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Cash, Cash Equivalents and Other Short-Term Investments

        We intend to invest up to 15% of our assets in cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification as a REIT:

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  money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

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  U.S. government or government agency securities; and

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  credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.

International Investments

        While it is not our current intent, we may invest in properties and other real estate related assets located outside of the United States and liquid investments of foreign governments or foreign private issuers to the extent consistent with our status as a REIT. These types of investments must also have characteristics that meet our investment guidelines in terms of property types, size, geographic and economic diversification as well as expected investment performance and other considerations. If we determine to invest in international properties and international real estate related assets, we expect that they would comprise no more than 15% of the our total assets in terms of net asset value, although there is no fixed limitation on such investments. Depending on investment opportunities, our international investments could at times be concentrated in one or two countries. We will evaluate the special risks involved in international assets before investing in them.

Other Investments

        We may, but do not presently intend to, make investments other than as previously described. At all times, we intend to make investments in such a manner consistent with the REIT requirements of the Code unless our board of directors determines that it is no longer in our best interests for us to qualify as a REIT.

Borrowing Policies

        We intend to use conservative amounts of financial leverage to provide additional funds to support our investment activities. Our target leverage ratio after we have acquired a substantial portfolio of real estate investments is 35% to 40% of the gross value of our assets, which we believe is generally lower than the amount of borrowings utilized by other real estate investment programs available to the public. During the period when we are acquiring our portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or operating partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of operating partnership-level debt is borrowing under a line of credit. In an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our continuous offering, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. If we decide to obtain a line of credit and are able to do so, borrowings under the line may be used not only to redeem shares, but also to fund acquisitions or for any other corporate purpose.

        Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage as a percentage of the gross value of our assets or our leverage ratio, to decrease, at least temporarily, while significant outflows of equity as a result of redemptions of shares of our common stock will generally cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund redemptions of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

        Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our financial leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. If we obtain a line of credit to fund redemption, we will consider actual borrowings when determining whether or not we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at our target leverage ratio of 35% to 40% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 40% to 60% of the gross value of our assets. In the event that our leverage ratio exceeds 40%, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our 35% to 40% target.

        There is no limitation on the amount we may invest in any single improved real property. However, we are precluded from borrowing more than approximately 75% of the sum of the cost of our investments (before non-cash reserves and depreciation), which is based upon the limit specified in our charter that borrowing may not exceed 300% of the cost of our net assets. "Net assets" is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation and amortization, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

        Our charter prohibits us from obtaining loans from any of our directors, our advisor, our sponsor or any of their affiliates.

Derivative Instruments and Hedging Activities

        In the normal course of business, we will be exposed to the effect of interest rate changes, price changes and currency fluctuations and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, derivatives may be used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.

        We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars and floors. We have a policy of entering into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We will attempt to conduct our hedging activities in a manner consistent with the REIT qualification requirements.

Investment Company Act Considerations

        We intend to conduct our operations so that neither we, nor our operating partnership nor any subsidiary of our operating partnership is an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an "investment company" under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, no more than 45% of the value of its total assets, consolidated with the assets of any wholly-owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees' securities companies, securities issued by majority owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion and we will monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

        In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

        Finally, to maintain compliance with the Investment Company Act exceptions, we or our operating partnership may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we or our operating partnership may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. See "Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act."

Charter-Imposed Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. We will not seek stockholder approval to amend our charter to remove these investment limitations at any time during which we are engaged in our continuous public offering of shares. During the continuous offering, we will not:

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  make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

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  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property;

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  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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  make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by stockholders. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

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  make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or their affiliates;

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  issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our redemption plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt or (3) options or warrants to the directors, our advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants may be issued to persons other than the directors, our advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

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  make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

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  issue equity securities on a deferred payment basis or other similar arrangement; or

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  engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons.

MANAGEMENT

Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day affairs and our portfolio of investments, subject to the board's supervision.

        We have a seven-member board. Our board of directors may change the size of the board, but not to fewer than three members. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor, and any of their affiliates exceeds five percent of (i) the director's annual gross revenue derived from all sources during either of the last two years or (ii) the director's net worth on a fair market value basis. The North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, require our charter to define an indirect relationship to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.

        Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        A vacancy created by an increase in the number of directors occurring prior to the first annual meeting of annual stockholders or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors (in the case of election of an independent director, by a majority of the remaining independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

        The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. The board will generally meet quarterly or more frequently if necessary, in addition to meetings of the various committees of the board described below. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on our advisor. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

        Our investment and borrowing policies are set forth in this prospectus. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our board. The board may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our board of directors, including a majority of our independent directors, shall review our investment policies with sufficient frequency and at least annually to determine that they are in the best interest of our stockholders.

Committees of the Board of Directors

        The board of directors may delegate many of its powers to one or more committees from time to time as deemed appropriate by the board. Our charter requires that each committee consist of at least a majority of independent directors.

        The board has established an audit committee, and two of the individuals who serve as our independent directors, Jon K. Haahr and Michael J. Havala, serve on our audit committee. Mr. Havala serves as the chairperson of the audit committee and our "audit committee financial expert" as that term is defined by the SEC.

        The audit committee assists the board in overseeing:

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  our accounting and financial reporting processes;

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  the integrity and audits of our financial statements;

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  our compliance with legal and regulatory requirements;

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  the qualifications and independence of our independent auditors; and

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  the performance of our internal and independent auditors.

        The audit committee selects the independent public accountants to audit our annual financial statements and reviews with the independent public accountants the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

Directors and Executive Officers

        Our directors and executive officers are set forth below.

Name	Age	Position
Stephen B. Hansen	49	Chairman of the Board
Edward L. Carey	54	Chief Executive Officer and Director
Douglas L. DuMond	49	President and Director
Amy L. Boyle	33	Chief Financial Officer, Senior Vice President and Treasurer
L. Michael O'Connor	43	Senior Vice President and Secretary
Darlene T. DeRemer	55	Independent Director
Jerome W. Gates	59	Independent Director
Jon K. Haahr	58	Independent Director
Michael J. Havala	51	Independent Director

        Stephen B. Hansen is Chairman of our board of directors. Since September 1999, he has also served as the lead Portfolio Manager of the Clarion Lion Properties Fund, a private real estate fund managed by Clarion Partners with a portfolio having a value of approximately $5.0 billion. In this capacity, Mr. Hansen oversees portfolio strategy, property investments, asset management and financial reporting. He has been a Managing Director of Clarion Partners since January 2004 and a member of its Executive Board and the Executive Committee. Mr. Hansen has been a member of the Counselors of Real Estate since April 1997 and a Fellow of the Royal Institute of Chartered Surveyors since

June 2005. He holds a Bachelor of Science in Business from the University of Colorado in Boulder and Master of Business Administration from Golden Gate University in San Francisco, California.

        Our board of directors, excluding Mr. Hansen, has determined that Mr. Hansen's extensive professional experience relating to investments in commercial real estate and his positions as Portfolio Manager of the Lion Properties Fund and Managing Director of Clarion Partners are relevant experiences, attributes and skills that make him a valuable member of our board of directors.

        Edward L. Carey is our Chief Executive Officer and one of our directors. He has also held the position of Managing Director with Clarion Partners since February 2007. His responsibilities in this role include business development, capital raising and strategic acquisitions, focusing on identifying and developing structured programmatic joint ventures, national and cross-border platform acquisitions and public to private opportunities. From January 2006 to February 2007, Mr. Carey invested for his own account. From February 2000 to January 2006, he was a Managing Director and Head of U.S. Real Estate Investment Banking with Deutsche Bank Securities Inc., the U.S. investment banking and securities arm of Deutsche Bank, where he advised on, structured and executed transactions across a range of public and private debt/equity capital markets and structured finance products with a focus on strategic advisory and mergers and acquisitions. Mr. Carey has a Bachelor of Business Administration from the University of Notre Dame in Notre Dame, Indiana and a Master of Business Administration from The Wharton School at the University of Pennsylvania in Philadelphia.

        Our board of directors, excluding Mr. Carey, has determined that Mr. Carey's background in mergers and acquisitions and experience identifying and structuring joint ventures and other investment opportunities are relevant experiences, attributes and skills that make him a valuable member of our board of directors.

        Douglas L. DuMond is our President and one of our directors. Since June 2008, he has also held the position of Managing Director and Head of the Retail Private Client business for Clarion Partners. His responsibilities in this role include leading product development, product management, distribution and client service. From October 2007 to May 2008, he worked as a consultant for Akros Capital, LLC, providing advice on the structure of its business and strategy. From September 2006 to October 2007, Mr. DuMond served as a Managing Director and Head of the Defined Contribution Business with BlackRock Investment Advisors, Inc., where he worked on the integration of Merrill Lynch Investment Management (MLIM). From April 2005 to September 2006, Mr. DuMond invested for his own account. From November 2003 to April 2005, he served as President and Chief Executive Officer of Avatar Investor Associates Corporation. From 1995 to 2003, Mr. DuMond served as President of Intermediary Services for NATIXIS, formerly a MetLife affiliate, where he served as Managing Director within Pension and Financial Services. From 1985 to 1995, he was employed by Aetna Capital Management, where he was promoted to the position of Managing Director of Retirement Markets. Mr. DuMond is a Managing Principal with FINRA. He holds a Bachelor of Science and a Master of Business Administration from the University of Connecticut in Storrs.

        Our board of directors, excluding Mr. DuMond, has determined that Mr. DuMond's extensive professional experience in the marketing and distribution of investment vehicles for our sponsor and other asset management firms has provided Mr. DuMond with the relevant experiences, attributes and skills that make him a valuable member of our board of directors.

        Amy L. Boyle, CPA, is our Chief Financial Officer, Senior Vice President and Treasurer. She has served as the Chief Financial Officer for the Clarion Lion Properties Fund, a private real estate fund managed by Clarion Partners with a portfolio having a value of approximately $5.0 billion, since July 2009. Ms. Boyle's responsibilities in this role include overseeing financial reporting, cash management, and the legal, tax and capital structure issues related to the fund. From August 2006 through July 2009, she held the position of Vice President and Controller of GoldenTree InSite Partners, a New York-based real estate investment firm, where her responsibilities included managing all aspects of client reporting and accounting, regulatory compliance, valuation of investments and structuring private equity investment vehicles. From March 2003 to August 2006, Ms. Boyle held various positions with Clarion Partners, including (from July 2005 to August 2006) Senior Associate in Portfolio Management for Clarion Lion Properties Fund, (from April 2005 to July 2005) Assistant Controller for Clarion Lion Properties Fund, and (from March 2003 to April 2005) Portfolio Accountant for Clarion Lion Properties Fund. Ms. Boyle also served as a Senior Auditor for a Boston-based public accounting firm, Feely & Driscoll, PC, from January 2000 to November 2002. She holds a Bachelor of Science in Accounting and Management from Plattsburgh State University of New York, a Masters of Science in Real Estate Finance from New York University and is a Certified Public Accountant in the state of New York.

        L. Michael O'Connor is our Senior Vice President and Secretary. Since September 2008, he has also held the position of Senior Vice President—Product Development of Clarion Partners and has been responsible for developing real estate-related investment products. In addition, he serves as Portfolio Manager of the Lion Diversified Real Estate Fund, a newly formed fund-of-funds investment program for qualified employee benefit plan investors that is expected to commence operations in 2011. From November 2001 to August 2008, Mr. O'Connor served as Senior Vice President and Acquisition Officer for Clarion Partners where he was responsible for underwriting, evaluating and negotiating new real estate investments. From November 1997 to October 2001, he served as Vice President with Clarion Partners' Investment Strategy & Research team. Mr. O'Connor holds a Bachelor of Arts in Public Policy from Brown University in Providence, Rhode Island and a Master of Business Administration from Columbia University in New York, New York.

        Darlene T. DeRemer serves as one of our independent directors. Since February 2005, she has served as Co-founder, Managing Partner and Head of Advisory Practice for Grail Partners LLC, an advisory merchant bank serving the international investment management industry. In this role, Ms. DeRemer oversees the firm's mutual fund practice worldwide and advises clients in an array of complex, strategic transactions. From 2003 to February 2005, she served as an investment banker for Putnam Lovell NBF, an advisory firm specializing in the asset management, brokerage and financial technology industries. From 1987 to 2003, Ms. DeRemer led DeRemer & Associates, LLC and its successor, one of the first consulting firms focused on the U.S. mutual fund industry. From 1985 to 1987, she served as Vice President and Director in the Asset Management Division of State Street Bank & Trust Company, now State Street Global Advisors, the institutional investment management arm of State Street Corporation. Before joining State Street, she was a Vice President at T. Rowe Price & Associates from 1982 to 1985. Ms. DeRemer has served on the board of directors or trustees for the Mutual Fund Directors Forum and the Independent Directors Council, industry associations for investment company directors, since 2004 and as Chairperson of the AARP Services Board of Directors since 2010. In addition, she previously served as a director or trustee for the NDCC/SPARK Institute, an industry association representing the interests of retirement plan service providers, from 1998 to 2006, the Nicholas-Applegate Institutional Funds from 1999 to May 2010 (Chairperson from August 2007 to May 2010), and AIG Strategic Hedge Fund of Funds from 2003 to November 2009 (Chairperson). Ms. DeRemer holds a Bachelor of Science in Marketing and a Master of Business Administration from Syracuse University in Syracuse, New York.

        Our board of directors, excluding Ms. DeRemer, has determined that Ms. DeRemer's extensive experience advising mutual funds, her leadership role in the mutual fund industry and her investment banking experience are relevant experiences, attributes and skills that make her a valuable member of our board of directors.

        Jerome W. Gates serves as one of our independent directors. In February 2011, Mr. Gates accepted a position as Managing Director of Hamilton Lane Advisors, an independent financial institution that provides discretionary and non-discretionary private equity asset management services to institutional investors. Mr. Gates served as Managing Director and Head of Global Real Estate Investments in the Alternative Investments organization of Morgan Stanley Smith Barney from June 2009 until June 2010, during which time he developed open-architecture commercial real estate investment products for the firm's institutional and high net worth clients. Prior to joining Morgan Stanley, Mr. Gates had been employed by Citigroup and its predecessor firms since 1977. From 2005 to 2009, he served as Managing Director and Head of Global Real Estate Investments in the Global Wealth Management organization of Citigroup, where he oversaw the delivery of over $1 billion in commercial real estate investment products to clients. Mr. Gates served as a Managing Director of Citigroup Alternative Investments (CAI) from 2000 to 2005. From 1995 to 1999, he served as Managing Director and Head of Global Real Estate for the Citigroup Private Bank. During his time with CAI and the Citigroup Private Bank, Mr. Gates ran a direct equity investment business that acquired over $3.5 billion of commercial real estate and, while with the Citigroup Private Bank, he was also responsible for the global lending business, including a $3 billion loan portfolio. From 1991 to 1995, he served as Vice President of the Real Estate Investment Bank of Citicorp and from 1994 to 1995 was the New York Capital Markets Head, responsible for real estate capital markets transactions, including debt placements, securitizations, bank syndications and property dispositions. He is a Certified Financial Planner and holds a Bachelor of Science in Chemistry from Baldwin-Wallace College in Berea, Ohio and a Master of Business Administration from the University of Michigan in Ann Arbor.

        Our board of directors, excluding Mr. Gates, has determined that Mr. Gates' experience with real estate investment products, experience in acquiring commercial real estate and oversight of a multi-billion dollar loan portfolio have provided Mr. Gates with the relevant experiences, attributes and skills that make him a valuable member of our board of directors.

        Jon K. Haahr serves as one of our independent directors. Since 2001, he has served as Managing Principal of Silver Portal Capital, LLC, a real estate investment banking firm. In this role, Mr. Haahr provides strategic and financial advice and capital formation services to real estate clients with interests in a wide range of commercial, healthcare and hospitality properties. Prior to forming Silver Portal in 2001, Mr. Haahr was Co-Head and Managing Director of Real Estate Investment Banking for Wachovia Securities from 1999 to 2000. Mr. Haahr founded and managed the Real Estate and Lodging Group at EVEREN Securities, Inc., the successor firm to Kemper Securities, from 1991 to 2000. He serves as Trustee of the James A. Graaskamp Center for Real Estate School at the University of Wisconsin in Madison and is affiliated with the Urban Land Institute, an industry association representing community builders, and the Pension Real Estate Association, an industry association for institutional real estate investors. Mr. Haahr is a Certified Public Accountant and holds a Bachelor of Arts in Economics from Iowa State University in Ames and a Master of Business from the University of Iowa in Iowa City.

        Our board of directors, excluding Mr. Haahr, has determined that Mr. Haahr's extensive real estate investment banking background, his familiarity with a variety of properties types in which we may invest, and his industry-specific knowledge relating to public and private REITs are relevant experiences, attributes and skills that make him a valuable member of our board of directors.

        Michael J. Havala serves as one of our independent directors. Since October 2010, he has served as a managing director of Chatham Capital Advisors, LLC, a wholly owned subsidiary of Chatham Financial Corporation, a globally recognized leader in derivatives advisory and other financial services located in North America, Europe and Asia. From September 2009, he served as Co-founder and Principal of Blue Spire Capital, LLC, a consulting group specializing in providing capital markets and other financial advice to public REITs and private real estate companies across the United States, until Blue Spire Capital, LLC was acquired by Chatham Capital Advisors in October 2010. In this role, Mr. Havala develops real estate capital markets strategies, structures and executes debt and equity transactions and provides executive leadership to companies. From 1994 to December 2008, Mr. Havala served as Chief Financial Officer of First Industrial Realty Trust, Inc., which he also co-founded. During his tenure, he guided the company through its initial public offering, over $15 billion of capital markets transactions, including numerous public equity and debt transactions, and the creation of several billion dollars in joint ventures with various institutions for domestic and international investment. From 1989 to 1994, Mr. Havala served as Chief Financial Officer and Controller of The

Shidler Group, the predecessor to First Industrial Realty Trust. Mr. Havala is a Certified Public Accountant and holds a Bachelor of Arts in Finance/Accounting and a Master of Business Administration from Michigan State University in East Lansing.

        Our board of directors, excluding Mr. Havala, has determined that Mr. Havala's extensive real estate consulting and investment experience, his industry-specific knowledge relating to public REITs, including his participation in the initial public offering and other complex transactions by First Industrial Realty Trust, Inc., and his substantial experience with financial matters gained from 15 years of service as Chief Financial Officer of a public REIT, are relevant experiences, attributes and skills that make him a valuable member of our board of directors.

        Our directors and executive officers will serve until their successors are elected and qualify.

Compensation of Directors

        We compensate each of our independent directors with an annual retainer of $60,000, which includes fees for attendance at meetings of the board and its committees. Our audit committee chairman receives an additional $20,000 annual retainer, and each member of our audit committee, other than our audit committee chairman, receives an additional $10,000 annual retainer.

        In addition, our board of directors has approved the grant of shares of restricted stock to each of our independent directors under our independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under the independent directors compensation plan and subject to such plan's conditions and restrictions, each of our current independent directors will receive an initial grant of 5,000 Class A shares of restricted stock, which we refer to as the "initial restricted stock grant," when and if we issue at least 15 million shares of our common stock in this offering. Each new independent director that subsequently joins the board will receive the initial restricted stock grant on the date he or she joins the board. The initial restricted stock grant will generally vest as to 100% of the shares on the first anniversary of the grant date; provided, however, that the restricted stock will become fully vested on the earlier occurrence of (i) the termination of the independent director's service as a director due to his or her death or disability or (ii) a change in our control. The board of directors may approve, at its discretion, an additional award of either Class A and Class W shares of restricted stock upon an independent director's subsequent re-election to the board, subject to such terms and conditions as provided by the board at such time.

        All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

Executive Compensation

        We currently have no employee to whom we pay salaries. We do not intend to pay any salaries to our officers for their services as officers; provided if we do so in the future, we will disclose any such payments in our next quarterly or annual reports filed pursuant to SEC requirements. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements. Each of our officers is also an officer of our advisor and receives compensation pursuant to employment arrangements with affiliates of our advisor.

Long-Term Incentive Plan

        We have adopted a long-term incentive plan, which we may use to attract and retain directors, officers, employees and consultants. Our incentive plan will offer qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in the plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date.

        Our board of directors or a committee appointed by the board of directors will administer the incentive plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.

        We have authorized and reserved an aggregate maximum number of 4,000,000 shares for issuance under the incentive plan. However, no awards shall be granted under the incentive plan on any date on which the aggregate number of shares subject to awards previously issued under the incentive plan, together with the proposed awards to be granted on such date, exceed 2% of the total outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

        Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant's awards will become fully vested. The board may discriminate among participants or among awards in exercising its discretion. The incentive plan will automatically expire on September 22, 2020, which is the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant's consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant's consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

Our Advisor

        We are externally managed and advised by CPT Advisors LLC, an affiliate of Clarion Partners that was formed as a Delaware limited liability company on November 3, 2009. Pursuant to an advisory agreement, our advisor will be responsible, subject to oversight by our board of directors, for sourcing our investment opportunities and for making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. Our advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement. In performing services for us, our advisor will rely upon the personnel of Clarion Partners, its parent company.

        All of our day-to-day operations will be managed by our advisor. We will have no employees, and each of our executive officers is also an executive officer of our advisor. The executive offices of our advisor are located at 230 Park Avenue, New York, NY 10169.

        The executive officers and key personnel of our advisor are as follows:

Name	Age	Position
Edward L. Carey	54	Chief Executive Officer
Douglas L. DuMond	49	President
Amy L. Boyle	33	Chief Financial Officer, Senior Vice President and Treasurer
Stephen B. Hansen	49	Executive Vice President
L. Michael O'Connor	43	Senior Vice President and Secretary

        For more information concerning the background and experience of these individuals, see "Management—Directors and Executive Officers."

The Advisory Agreement

        Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our operating partnership. Pursuant to an advisory agreement, our board has delegated to our advisor the authority to manage our day-to-day business in accordance with our investment objectives, strategy, guidelines, policies and limitations.

  Services

        Pursuant to the terms of the advisory agreement, our advisor will have responsibility to, among other things:

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  consult with our board of directors in formulating our financial, investment, valuation and other policies, consistent with achieving our investment objectives;

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  serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;

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  determine the proper allocation of our investments between properties, real estate related assets and cash, cash equivalents and other short-term investments;

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  calculate our NAV at the close of business on each business day in accordance with our valuation guidelines;

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  supervise our independent valuation advisor and, if and when necessary, recommend to our board of directors its replacement;

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  select joint venture and strategic partners and structure corresponding agreements;

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  within the authority granted to the advisor by the board of directors, identify, analyze and complete acquisition and dispositions of investments, and outside of the authority granted by board of directors, identify, analyze and recommend acquisitions and dispositions of investments to the board and complete such transactions on our behalf in accordance with the direction of the board;

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  structure the terms of our investments and arrange for financing or refinancing in connection with investments; and

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  monitor and manage our investments and provide periodic reports to our board of directors on their performance.

        The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that an advisor may engage one or more sub-advisors to assist our advisor in providing these services; provided, however, that each sub-advisor that performs substantially all of the management function will be deemed to have a fiduciary relationship with us and our stockholders.

  Term and Termination Rights

        The initial term of the advisory agreement will be for one year from the initial offering date, with one year renewals at the end of each year thereafter, subject to approval of our board of directors. The advisory agreement may be terminated:

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  immediately by us (1) for "cause," (2) upon the bankruptcy of the advisor, or (3) upon a material breach of the advisory agreement by the advisor;

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  upon 60 days' written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

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  upon 60 days' written notice by our advisor.

        "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the advisory agreement.

        In the event the advisory agreement is terminated, our advisor will be entitled to receive its prorated advisory fee through the date of termination. In addition, upon the termination or expiration of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.

  Advisory Fee and Expense Reimbursements

        As compensation for its services provided pursuant to the advisory agreement, we will pay our advisor an advisory fee comprised of two separate components:

  (1)
  a fixed component in an amount equal to 1/365th of 0.90% of our NAV for each class of our common stock for each day beginning with the day on which we have received gross offering proceeds of at least $50,000,000 from any combination of Class A or Class W shares, payable quarterly in arrears; and

  (2)
  a performance component calculated based on our total return of each class of our common stock in any calendar year (defined for each class of our common stock as the change in NAV per share for such class plus distributions per share for such class), payable annually in arrears.

        We will accrue both components of the advisory fee on a daily basis; provided, however, that the fixed component will not be earned and, therefore, will not begin to be accrued, until we have received gross offering proceeds of at least $50,000,000. The performance component will be calculated such that for any calendar year in which the total return to our stockholders exceeds 6% per annum, which we refer to as the 6% return, our advisor will receive 25% of the excess total return above the 6% return; provided that in no event will the performance component exceed 10% of the aggregate total return for such year. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. In the event our NAV per share for either class of our common stock decreases below $10.00, the performance component will not be earned on any increase in NAV up to $10.00 per share with respect to that class. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders' invested capital for the year to be reduced below 6% and (4) is payable to our advisor if our total return exceeds the 6% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum. The performance component does not take into account any selling commissions paid by Class A stockholders or any short-term trading discounts, if applicable. The advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

        The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year. As a result, our advisor may be entitled to receive the performance component with respect to one class of shares but not the other and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the advisor at the end of such calendar year.

        Subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to: (1) organization and offering expenses, which include, legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our advisor; (2) the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities; (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person; and (4) acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired. Our advisor has agreed to defer reimbursement of the organization and offering expenses it incurred on our behalf through the initial offering date, which we will pay to our advisor ratably in 60 equal monthly installments following the initial offering date. We will also reimburse our advisor for out-of-pocket expenses in connection with providing services to us including reasonable salaries and wages, benefits and overhead of all individuals whose primary job function relates to our business; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.

        Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause our total operating expenses to exceed the greater of: (1) 2% of our average invested assets; and (2) 25% of our net income. For purposes of these limits, (1) "total operating expenses" are our aggregate expenses of every character paid or incurred as determined under GAAP, including the advisory fee, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses, brokerage fees on resale of properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) "average invested assets" is the average of the aggregate book value of our assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period; and (3) "net income" is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves.

        Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees and reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

        Our board of directors may approve other limits on our expenses. In that case, our board of directors may also approve payments of, or reimbursement of, amounts in excess of such self-imposed limits.

        In lieu of cash, our advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock, which shall be paid in Class A shares or Class W shares as determined by a majority of our board of directors, including a majority of the independent directors. Any such shares will be valued at the NAV per share applicable to their class on the issue date and will not be eligible for redemption for six months.

        Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

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  the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

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  the success of our advisor in generating investments that meet our investment objectives;

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  rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

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  additional revenues realized by our advisor and its affiliates through their relationship with us;

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  the quality and extent of the services and advice furnished by our advisor; and

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  the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

        In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See "—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents" below.

Clarion Partners Investment Committee

        Our advisor will utilize the Clarion Partners Investment Committee in evaluating potential investment opportunities for our portfolio. The Clarion Partners Investment Committee will review and approve, by majority vote, each potential investment before our advisor may consider the opportunity for our portfolio. The Clarion Partners Investment Committee also will independently monitor our investment strategy and portfolio performance and provide guidance to our advisor's officers and key real estate professionals in order to assist them with meeting our investment objectives. However, its members are not officers or directors of our company and therefore have no policy-making authority for our business. For more information about the Clarion Partners Investment Committee, see "Investment Objectives and Strategy—Investment Management Capabilities: The Clarion Partners Platform." The members of the Clarion Partners Investment Committee are set forth below.

Name	Age	Position with Clarion Partners
Stephen J. Furnary	61	Chairman of the Board, Chief Executive Officer
Frank L. Sullivan, Jr.	66	Managing Director, Portfolio Manager
Douglas J. Bowen	56	Managing Director, Portfolio Manager
C. Stephen Cordes	62	Managing Director, Head of Portfolio Management
David J. Gilbert	54	Managing Director, Chief Investment Officer, Head of Acquisitions and Investment Research
William K. Krauch	68	Managing Director, Head of Global Marketing
Stephen P. Latimer	54	Managing Director, Acquisitions Officer and Portfolio Manager
David J. Lynn	49	Managing Director, Senior Strategist, Head of Research and Investment Strategy

        Stephen J. Furnary has served as Chairman of Clarion Partners since 1984 and Chief Executive Officer of Clarion Partners since 1998. In this role, he is responsible for the oversight and strategic direction of the firm. Mr. Furnary is also the Chairman of Clarion Partners' Executive Board, a member of Clarion Partners' Investment Committee and a member of the board of directors of Clarion Partners Holdings LLC. Prior to joining Clarion Partners, Mr. Furnary was a Partner and Executive Vice President for Lazard Realty, Inc., a subsidiary of Lazard Frères & Co. LLC, a financial advisory and asset management firm, from 1980 to 1983. He was Vice President, regional head of acquisitions, in the Real Estate Investment and Management Department of Citibank from 1974 to 1980. Mr. Furnary serves as Trustee and Governor of the Urban Land Institute, a non-profit education and research institute focusing on using land to enhance the environment. He is a former Chairman of PREA, a non-profit trade association for the institutional real estate investment industry, and the National Association of Real Estate Investment Managers, or NAREIM, a non-profit association for the real estate investment management industry. Mr. Furnary is an appointed vice president of the Muscular Dystrophy Association, a voluntary national health agency, and serves as an advisory board member of Georgetown University's College Board of Advisors and also the Villanova School of Business. Mr. Furnary holds a Bachelor of Science from Villanova University in Villanova, Pennsylvania and a Master of Business Administration from Boston College in Chestnut Hill, Massachusetts.

        Frank L. Sullivan, Jr. is a founding partner of Clarion Partners and has served as Portfolio Manager since 1982. In this role, he is responsible for separate account portfolio management. From 1981 to 2001, Mr. Sullivan served as a Professor of Finance for the Stern Graduate School of Business, New York University. Prior to joining Clarion Partners, he served as Vice President, Real Estate Investment and Management Department for Citibank from 1979 to 1983. From 1975 to 1978, he served as Vice President of Real Estate Acquisitions for Schultz Management Company, a property management company. From 1971 to 1974, he served as Assistant Vice President of the Real Estate Finance Group for Provident National Bank. Mr. Sullivan serves as a member of PREA, the Urban Land Institute and the International Council of Shopping Centers, a trade organization for the international shopping center industry. He holds a Bachelor of Science from Cornell University in

Ithaca, New York and a Master of Business Administration from The Wharton School at the University of Pennsylvania in Philadelphia.

        Douglas J. Bowen has served as Managing Director of Clarion Partners since 1986 and as a member of its Investment Committee since 2003. He has also served as Portfolio Manager for the ING Clarion Development Ventures, Clarion Development Ventures II and Clarion Development Ventures III, which are opportunistic funds managed by Clarion Partners, since 2000. In addition, as Portfolio Manager for ING Real Estate Development U.S., Inc., a Clarion Partners fund currently in its liquidation phase, he is responsible for liquidating the remaining assets in the fund's portfolio. Mr. Bowen has previously served as Portfolio Manager for several separate account clients and was responsible for the acquisition and asset management of properties totaling approximately $4 billion. From 1982 to 1986, when he joined Clarion Partners, Mr. Bowen served as Vice President of Landauer Associates, Inc., a private real estate appraisal and valuation company acquired by Grubb & Ellis Co. in 1999. Mr. Bowen serves as an elected official of the Zoning Board of Appeals in Westport, Connecticut. Mr. Bowen holds a Bachelor of Science from Lafayette College in Easton, Pennsylvania and a Master of Science from Carnegie-Mellon University in Pittsburgh, Pennsylvania.

        C. Stephen Cordes has served as Chief Operating Officer of Clarion Partners since January 1, 2011 and Managing Director and Head of Portfolio Management for Clarion Partners since 1998. In this role, he is responsible for overseeing all portfolio management activities conducted by Clarion Partners. Mr. Cordes is currently a member of the board of directors of Clarion Partners Holdings LLC and has served as a member of the Clarion Partners Investment Committee since 2006, Chairman of the Operating Committee since 2000 and a member of the Executive Board since 2002. He has also served as Chairman of the Board of the General Partner of the Lion Gables Apartment Fund, a closed-end, value-added fund created through a public-to-private transaction in 2005. Before joining Clarion Partners in 1997, he had served as Managing Director and member of the Executive Committee for Jones Lang LaSalle Incorporated since 1992. From 1983 to 1992, he served as Senior Vice President and National Director of Properties for RREEF Funds LLC, the alternative investment arm of Deutsche Bank's commercial and residential real estate management operations. He served as Investment Officer of the real estate investment management division for CIGNA, a provider of healthcare and related benefits, from 1979 to 1983. From 1972 to 1979, Mr. Cordes served as Capital Budget Director for the City of Newark, New Jersey. Mr. Cordes is a member of the Executive Committee of the National Multi Housing Council (a trade association representing apartment owners, managers, developers, lenders and service providers), the Urban Land Institute, PREA and the Association of Foreign Investors in Real Estate. Mr. Cordes holds a Bachelor in Science from the New Jersey Institute of Technology in Newark, New Jersey and a Master in Public Administration from Rutgers University in New Brunswick, New Jersey.

        David J. Gilbert has served as Managing Director, Chief Investment Officer and Head of Acquisitions for Clarion Partners since October 2010. In this role, he is responsible for the development of new investment strategies and the execution of all new investments. Mr. Gilbert is also responsible for the oversight of the Research and Investment Strategy group at Clarion Partners. He has served as the Chairman of the Clarion Partners Investment Committee and a member of the Executive Board since October 2010. Mr. Gilbert joined Clarion Partners in July 2007 and served as Managing Director and Portfolio Manager for global opportunistic investing until October 2010. From 2000 to July 2007, he was a Managing Director at the JP Morgan Investment Management Group where he was responsible for managing the Alternative Property Fund, an open-end commingled fund that invested in self storage, medical office, senior housing, student housing and hotel properties. Mr. Gilbert served as Co-Chairman of the Peabody Global Fund, a global real estate private equity fund, from 2000 to 2005. He joined Chase Capital Partners in 1998, where he served as Group Head responsible for all real estate private equity investing until Chase merged with JP Morgan in 2000. Mr. Gilbert is a member of PREA and the Urban Land Institute. He holds a Bachelor of Arts from the University of Massachusetts in Amherst and a Master of Business Administration from The Wharton School at the University of Pennsylvania in Philadelphia.

        William K. Krauch has served as Managing Director of Clarion Partners since 1999, a member of the Investment Committee since 2000 and a member of the Operating Committee since 2000. He also serves as a Managing Director in the Marketing and Client Relations group at Clarion Partners. Prior to joining Clarion Partners in 1999, Mr. Krauch served as Vice Chairman of Westmark Realty Advisors LLC, a private real estate investment management company, from 1983 to 1998. From 1978 to 1983, he served as Vice President of Hahn Development Corp., a shopping center developer. From 1969 to 1978, he served as a sales associate for Coldwell Banker Real Estate LLC, a commercial and residential brokerage firm. Mr. Krauch is a member of the Urban Land Institute, the Association of Foreign Investors in Real Estate and PREA. He holds a Bachelor of Science from the University of California in Los Angeles.

        Stephen P. Latimer has served as Managing Director of Clarion Partners since 1996, Acquisitions Officer since 1994 and Portfolio Manager since 1999. In this role, he is responsible for acquisition and portfolio management activities for private client accounts on the West coast. He has served as a member of the Clarion Partners Investment Committee since 2003 and currently serves as Chairman of the Board of Trustees for Clarion Lion Industrial Trust, a private equity fund managed by Clarion Partners. He worked as a Senior Staff Accountant for Arthur Young & Company, formerly a public accounting firm, from 1979 to 1984, before joining Clarion Partners in 1986. Mr. Latimer is a Certified Public Accountant. He serves as a member of the Board of Directors of the Pacific Real Estate Institute, or PREI. Mr. Latimer holds a Bachelor of Science from Providence College in Providence, Rhode Island and a Master of Business Administration from Columbia University in New York, New York.

        David J. Lynn, Ph.D., has served as Managing Director, Senior Strategist and Head of Research and Investment Strategy for Clarion Partners since April 2007. In this role, Dr. Lynn formulates investment and portfolio strategies based on proprietary analytics and econometric forecasting. He has served as a member of the Clarion Partners Investment Committee since July 2007 and as a member of the Operating Committee since September 2007. Prior to joining Clarion Partners in 2007, Dr. Lynn had served as Managing Director, Chief Strategist and Economist for AIG Global Real Estate since 2005, where he was responsible for investment strategy, marketing intelligence, new market and product development, and investment recommendations across all property sectors in North America, Asia, Europe, and Latin America. From 2002 to 2005, he served as Senior Director of Development for AvalonBay Communities, Inc., a NYSE listed REIT with a concentration in multifamily properties where he headed construction development and leasing of multifamily and mixed use properties. From 1999 to 2001, he served as Vice President of the financial services division of Bidcom.com, a real estate technology company which he co-founded with GE Capital Real Estate to automate GE Capital's commercial lending business. He served as Senior Vice President of Investment and Development for Daedalus PTE Ltd. from 1995 to 1999, then the second largest property investor and developer in Singapore. From 1991 to 1994, he served as National Development Manager for Target Corporation, which invested and developed over $800 million of retail real estate per year. He served as Development Manager for The Boston Redevelopment Authority, a public development agency, from 1988 to 1991. Dr. Lynn holds a Doctor of Philosophy in Financial Economics and a Master of Science from the London School of Economics in London, U.K., a Master of Business Administration from the Massachusetts Institute of Technology in Cambridge, a Master of Arts from Cornell University in Ithaca, New York and a Bachelor of Arts from the University of California in Berkeley.

Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents

        Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, we may not indemnify a director, our advisor or any of our advisor's affiliates for any liability or loss suffered by them or hold a director, our advisor or any of our advisor's affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

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  the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  the party seeking indemnification was acting on our behalf or performing services for us;

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  in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

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  in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and

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  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

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  there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

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  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

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  the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

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  the person seeking advancement provides us with written affirmation of such person's good faith belief that such person has met the standard of conduct necessary for indemnification by us;

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  the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

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  the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

        We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Legal Proceedings

        Neither we nor our sponsor is currently involved in any material litigation. As a registered investment advisor, our sponsor is examined periodically by the SEC. The most recent SEC examination of our sponsor did not result in any enforcement or disciplinary actions.

COMPENSATION

        We will pay our advisor and our dealer manager the fees and reimbursements described below in connection with performing services for us. We will not pay acquisition or disposition fees to our advisor or its affiliates in connection with the purchase or sale of our investments, though our charter authorizes us to do so consistent with the NASAA REIT Guidelines.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage
Selling Commission(1)—Our Dealer Manager
We will pay our dealer manager selling commissions of up to approximately 3% of the total price per Class A share (NAV per Class A share plus selling commission). The actual selling commission expressed as a percentage of the total price per Class A share may be higher or lower than 3% due to rounding. Selling commissions may be waived at the discretion of the dealer manager and may be reduced for volume purchases. Our dealer manager will reallow selling commissions to participating broker-dealers.
We will not pay selling commissions with respect to purchases of Class W shares or for either class of shares sold pursuant to our distribution reinvestment plan.
The actual amount will depend on the number of Class A shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $300,679 if we sell the minimum offering and $60,135,791 if we sell the maximum offering, assuming that all shares sold are Class A shares, the maximum selling commission is paid for each primary offering share, that our NAV per Class A share remains $10.00, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Dealer Manager Fee(2)—Our Dealer Manager	We will pay our dealer manager a dealer manager fee that accrues daily in an amount equal to up to 1/365th of 0.55% of our NAV for each share class for such day on a continuous basis from year to year, subject to certain limitations. The dealer manager fee will be payable in arrears on a quarterly basis. The dealer manager may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker-dealers that meet certain thresholds of our shares under management. In the event the dealer manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the dealer manager will be reduced in part. Because the dealer manager fee is calculated based on our NAV, it reduces the NAV with respect to all shares of each class of our common stock, including shares issued under our distribution reinvestment plan.	Actual amounts depend upon our daily NAV and when shares are purchased, and, therefore, cannot be determined at this time. The dealer manager fee will equal approximately $46,750 per annum if we sell the minimum offering and approximately $10,613,160 per annum if we sell the maximum offering, assuming that our NAV per share for each class remains $10.00.
Distribution Fee(2)—Our Dealer Manager
We will pay our dealer manager a distribution fee with respect to our Class A shares that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV for the Class A shares for such day on a continuous basis from year to year, subject to certain limitations. The distribution fee will be payable in arrears on a quarterly basis. Our dealer manager will reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the shares of the Class A shares. Because the distribution fee is based on our NAV for Class A shares, it reduces the NAV with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class W shares.
Actual amounts depend upon our daily NAV, the number of Class A shares purchased and when shares are purchased, and, therefore, cannot be determined at this time. The distribution fee will equal approximately $42,500 per annum if we sell the minimum offering and approximately $9,648,327 per annum if we sell the maximum offering, assuming all shares sold are Class A shares, that our NAV per Class A share remains $10.00, and that all shares are purchased on the initial offering date.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Expense Reimbursement(3)(4)—Our Advisor; Our Dealer Manager	Our advisor and our dealer manager have agreed to fund our organization and offering expenses through the escrow period, at which time we will reimburse our advisor and our dealer manager for such expenses over 60 months. Thereafter, we will reimburse our advisor and our dealer manager for organization and offering expenses that they subsequently incur on our behalf (other than selling commissions, the dealer manager fee and distribution fees) as and when incurred.	We estimate our organization and offering expenses to be between approximately $1,199,321 and $10,198,735, depending on the amount raised in this offering.
Acquisition Expense Reimbursement(4)(5)—Our Advisor
We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We will reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition of properties, real estate related assets and other investments, whether or not such investments are acquired.
We estimate our acquisition expenses will be approximately 0.9% of the purchase price of our investments. Assuming we raise the minimum offering amount, we estimate our acquisition expenses will be approximately $76,500 without leverage, $127,500 if we maintain a leverage ratio of 40% and approximately $306,000 if we borrow the maximum amount allowable under our charter. Assuming we raise the maximum offering amount, we estimate our acquisition expenses will be approximately $19,616,989 without leverage, approximately $32,694,982 if we maintain a leverage ratio of 40% and approximately $78,467,957 if we borrow the maximum amount allowable under our charter.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage
Operating Expense Reimbursement(6)—Our Advisor
	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor's overhead, such as rent, utilities and personnel costs for individuals whose primary job function relates to our business; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Advisory Fee—Our Advisor
	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily, beginning with the date on which we have received at least $50,000,000 in gross offering proceeds, in an amount equal to 1/365th of 0.90% of our NAV for each class for such day and (2) a performance component calculated for each class on the basis of the total return of that class in any calendar year, such that for any year in which our total return per share for such class exceeds 6% per annum, our advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event our NAV per share decreases below $10.00 for any class, the performance component will not be earned on any increase in NAV up to $10.00 with respect to that class. See "Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements."	Actual amounts depend upon our daily NAV per share and future distributions and, therefore, cannot be calculated at this time.

(1)
Selling commissions for sales of Class A shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See "Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts."

(2)
We will cease paying selling commissions, dealer manager and distribution fees at the earlier of (1) 30 years from the initial offering date or (2) the date at which total underwriting compensation paid exceeds 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate dealer manager and distribution fees. This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation, which will include selling commissions, the dealer manager fee and the distribution fee and also may include certain other items of underwriting compensation paid in connection with this offering, does not exceed 10% of the gross proceeds of our primary offering.

(3)
These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend educational conferences sponsored by us and seminars conducted by participating broker-dealers, if any. We will reimburse our advisor for the organization and offering expenses incurred by our advisor on our behalf through the escrow period over 60 months. We will pay directly or reimburse our advisor for those expenses that relate specifically to us as general partner and as such should not be borne by the limited partners of our operating partnership. Other expenses will be paid by our operating partnership or reimbursed by it to our advisor. Insofar as our operating partnership's accounts are consolidated with our financial statements under GAAP, expenses we bear directly will not be reported separately from expenses borne by our operating partnership. As required by the NASAA REIT Guidelines, under no circumstances may our total organization and offering expenses (including selling commissions, dealer manager and distribution fees and bona fide due diligence expenses) exceed 15% of the gross proceeds from the primary offering. We estimate that our organizational expenses will be de minimis.

(4)
In lieu of cash, our advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock, which shall be paid in Class A shares or Class W shares as determined by a majority of our directors (including a majority of our independent directors). Any such shares will be valued at NAV per share of the class issued on the issue date and will not be eligible for redemption for six months.

(5)
Our operating partnership will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. As required by the NASAA REIT Guidelines, acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate related asset, will in no event exceed 6% of the gross purchase price. We estimate that our acquisition expenses will average 0.9% of the total purchase price of our investments.

(6)
Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See "Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements."

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a description of the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts.

Interests in Other Real Estate Programs

        We will rely on the real estate professionals employed by Clarion Partners acting on behalf of our advisor to source potential investments in properties, real estate related assets and other investments in which we may be interested. In addition, our advisor will not make any investment in properties on our behalf unless the opportunity is approved in advance by the Clarion Partners Investment Committee, and the committee determines that the opportunity should be allocated to us. Clarion Partners and its affiliates advise other real estate funds and separate account clients that invest in properties, real estate related assets and other investments in which we may be interested. Clarion Partners is responsible for determining which programs will have the opportunity to acquire and participate in such investments as they become available and could face conflicts of interest in making these determinations. As a result, other investment programs and investors advised by Clarion Partners and its affiliates may compete with us with respect to certain investments that we may want to acquire. In particular, two commingled investment programs sponsored by Clarion Partners, Clarion Lion Properties Fund and the Lion Industrial Trust, may directly compete with us for investment opportunities because they also seek to provide investors with current income by means of stable distributions from investments in real estate as an asset class and are currently accepting investment opportunities. In addition, Clarion Partners has been engaged by approximately ten separate client accounts to seek investment opportunities with similar investment criteria and, as such, these separate accounts may also compete against us in receiving allocated investment opportunities. Clarion Partners has adopted an allocation policy designed to address this potential conflict of interest which is utilized by the Clarion Partners Investment Committee. See "—Certain Conflict Resolution Measures—Allocation of Investment Opportunities" below.

Allocation of Time of Our Advisor's Key Personnel

        We will rely on the personnel of Clarion Partners and its affiliates acting on behalf of our advisor to manage our assets and daily operations. Our officers and non-independent directors are also officers of our advisor and other Clarion Partners affiliates and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that Clarion Partners or its affiliates organize or serve. Mr. O'Connor, our Senior Vice President and Secretary, and Mr. DuMond, our President and Director, also serve as Portfolio Manager and Product Manager, respectively, for the Lion Diversified Real Estate Fund, a newly formed fund-of-funds investment program for qualified employee benefit plan investors. The fund was formed under a bank collective trust sponsored by ING Investment Trust Co., and Clarion Partners has been engaged to serve as the fund's investment manager. Lion Diversified will not compete directly with us for investors, but may compete directly with us for investment opportunities once it has reached sufficient scale to invest directly in properties. In addition, Mr. Hansen, our Chairman of the Board, and Ms. Boyle, our Chief Financial Officer, Senior Vice President and Treasurer, also serve as Portfolio Manager and Chief Financial Officer, respectively, for Clarion Lion Properties Fund, which competes directly with us for investors and investment opportunities. Our advisor has informed us that it and its affiliates, including our sponsor, will employ sufficient staff to be fully capable of discharging our advisors' responsibilities to us in light of the other real estate programs and ventures that from time to time will be advised or managed by Clarion Partners or its affiliates.

Receipt of Fees and Other Compensation by Our Advisor and Our Dealer Manager

        The agreements between our advisor and our dealer manager are not the result of arm's-length negotiations. Although we are no longer affiliated with our dealer manager, our dealer manager was an affiliate of our sponsor at the time our dealer manager agreement was negotiated. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including our advisory agreement and our dealer manager agreement, require approval by a majority of our directors, including a majority of the independent directors not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. In making such determinations, our directors will use their judgment and may, but are not required to, retain the services of professional service providers or other third parties to assist them.

        Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor's advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Specifically, our advisor is responsible for the calculation of our NAV, and the advisory fee we pay our advisor and the fees we pay our dealer manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our advisor's personnel with respect to:

  •
  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

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  the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate related assets, or the calculation of our NAV;

  •
  public offerings of equity by us, which entitle our advisor to increased advisory fees; and

  •
  competition for tenants from affiliated programs that own properties in the same geographic area as us.

        We will pay advisory fees to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days' notice.

        Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Valuation Conflicts

        Our advisor will be paid a fee for its services based on our NAV, which will be calculated by our advisor in accordance with our valuation guidelines. Appraisals of our properties and valuations of our investments in other real estate related assets, which are two components used to calculate our NAV, will be only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because our advisor will be responsible for calculating our NAV, our advisor could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by our advisor.

        We will also compensate our independent valuation advisor for providing appraisals of our properties, including interim valuations as described in "Net Asset Value Calculation and Valuation

Guidelines—Valuation of Properties—Interim Valuations." The compensation we pay to our independent valuation advisor has been approved by a majority of our independent directors and is based on standard market terms, which is a fixed fee based upon the complexity of the appraisal performed and the size of our portfolio, plus any out-of-pocket expenses. The compensation is not based on the value of the real property contained in the appraisals.

Fiduciary Duty Conflicts

        Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner of our operating partnership, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties may be modified or eliminated in the partnership's partnership agreement. The partnership agreement of our operating partnership provides that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

        Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

        The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties. See "Risk Factors—Risks Related to This Offering and Our Corporate Structure—Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders."

Joint Venture Conflicts

        We may invest in properties and assets jointly with affiliates of our advisor as well as third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

  •
  such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

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  such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

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  under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

  •
  under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer's interest, at a time when it would not otherwise be in our best interest to do so.

        As a result of our charter containing prohibitions on our ability to acquire investments from and sell investments to affiliates of our advisor, we are limited in our ability to dispose of our joint venture investments with affiliates.

Certain Conflict Resolution Measures

        Our charter contains many restrictions relating to conflicts of interest, including those described below.

  Advisor Compensation

        The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. See "Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements."

        The NASAA REIT Guidelines require that we include in our charter a provision that requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our charter goes beyond the requirements of the NASAA REIT Guidelines, however, and prohibits the payment to our advisor or its affiliate of any interest in the gain from the sale of assets if such payment exceeds the amount considered presumptively reasonable under the NASAA REIT Guidelines. Because we intend to be an investment vehicle of indefinite duration, as opposed to a finite-life vehicle that returns capital to investors following a sale of its assets as contemplated by the NASAA REIT Guidelines, we do not currently intend to pay incentive fees to our advisor in connection with the sale of our assets. Rather, our advisor will be entitled to receive an advisory fee that includes a performance component calculated based on the total return to stockholders for each calendar year during the term of the advisory agreement, the payment of which is not limited to asset disposition transactions.

  Term of Advisory Agreement

        Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days' written notice. Our advisor may terminate our advisory agreement on 60 days' written notice.

  Prohibition on Certain Transactions with Affiliates

        In order to reduce the conflicts inherent in transactions with affiliates, our charter prohibits us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates. We will not sell any properties to or acquire any properties from our directors, our advisor, our sponsor or any of their affiliates. In addition, we will not make any loans to our directors, our advisor, our sponsor or any of their affiliates and we will not lease assets from our directors, our advisor, our sponsor or any of their affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their affiliates or that are subordinate to any mortgage or equity interest of our advisor, our sponsor, our directors or any of their affiliates.

        Our charter prohibits us from borrowing funds from our advisor, our sponsor, any of our directors or any of their affiliates. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our sponsor, our advisor or any of their affiliates.

        A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        Our charter prohibits us from paying a fee to our advisor, our sponsor, our directors or any of their affiliates in connection with our redemption of our common stock.

        Before acquiring shares of our common stock, our advisor, our sponsor, our directors and their affiliates must agree not to vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

  Allocation of Investment Opportunities

        Many investment opportunities that are suitable for us may also be suitable for other real estate funds and separate accounts managed or advised by Clarion Partners and its affiliates. Clarion Partners will determine the program for which it believes each opportunity is most suitable. In determining the program or investor for which a real estate investment opportunity would be most suitable, Clarion Partners will consider the following factors:

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  the anticipated cash flow of the asset to be acquired and the cash requirements of each program or investor;

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  the investment objectives and strategy of each program or investor;

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  the effect of the acquisition on diversification of the investments of each program or investor, including diversification by market, tenant, property type and lease expiration;

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  the policy of each program relating to financial leverage requirements;

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  the income tax effects of the purchase to each program or investor;

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  the amount of funds available to each program or investor and the length of time such funds have been available for investment; and

  •
  any other key facts or circumstances deemed relevant by Clarion Partners.

        In the event that an investment opportunity becomes available that is equally suitable for us and one or more other real estate funds and separate accounts managed or advised by Clarion Partners, Clarion Partners will offer the investment opportunity to the program or investor that has had the longest period of time elapse since it was offered and accepted an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment opportunity, in the opinion of Clarion Partners, to be more appropriate for another program or investor, Clarion Partners may offer the investment opportunity to another program or investor. If a program or investor rejects a proposed acquisition, the investment opportunity will be offered to another program or investor and the program or investor rejecting the investment opportunity will be treated for future allocations as if it had not made the investment and will maintain its position as the program that has had the longest period of time elapse since it was offered and accepted an investment opportunity. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

        We are presently unable to determine how our status as a new program will impact our allocation of investment opportunities sourced by our sponsor. On the one hand, we may benefit from being a new program during our early operations because, with fewer assets in our portfolio, each investment opportunity will likely provide greater diversification to our portfolio than to a well established existing program. In addition, the allocation criteria include the amount of funds available to each program, and we will likely have a greater amount of funds available for new investments during our initial offering, as compared to other programs which have completed their capital raising. On the other hand, we may not benefit from the allocation policy if we have capital which cannot be deployed until our sponsor has allocated additional investment opportunities to us. In addition, the economic recovery may cause the other affiliated programs to receive new capital to invest, thereby creating a queue of programs seeking new investments.

PRIOR PERFORMANCE

        The information presented in this section presents the historical experience of real estate investment programs sponsored in the last ten years by Clarion Partners and its affiliates. Our structure and investment strategy are different from the structure and strategy of these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in such prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding these prior programs.

Prior Programs

        Since its inception in 1982, Clarion Partners has sponsored nine commingled funds and 50 separate accounts for the purpose of investing in real estate with a total of 541 non-affiliated investors. Clarion Partners also has managed many large and complex joint ventures with institutional investors focusing on real estate assets. As of December 31, 2010, Clarion Partners has approximately $22.1 billion in assets under management for its clients in core, value-add and opportunistic real estate assets, broken down by property type as follows:

Property Type	Number of Properties	Purchase Price
Office	78	$5.2 billion
Industrial	538	$4.6 billion
Retail	158	$5.8 billion
Multifamily residential	103	$3.0 billion
Hotel	189	$2.6 billion
Other	130	$0.9 billion

        Clarion Partners has experience managing a broad array of real estate assets across property markets, cycles, types and strategies. With over 15 years of experience for each of its members, the Clarion Partners management team possesses in-depth knowledge and understanding of real estate gained through numerous real estate cycles. As a result of its management team's experience, Clarion Partners has extensive industry relationships with a wide variety of real estate owners and operators, brokers, investment banks, commercial banks and loan originators and other intermediaries providing access to a broad array of buyers, sellers and debt financing sources.

        Over the last 10 years, Clarion Partners has sponsored nine private real estate investment programs which were structured as multi-investor commingled funds. The nine prior programs are:

  •
  ING Residential Fund USA;

  •
  ING Clarion Development Ventures;

  •
  Clarion Development Ventures II;

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  Clarion Development Ventures III;

  •
  Clarion Lion Properties Fund;

  •
  Lion Value Fund;

  •
  Lion Industrial Trust;

  •
  Lion Mexico Fund; and

  •
  Lion Gables Apartment Fund.

        These funds are structured as privately held entities and are not subject to the up-front commissions that you may pay in connection with investing in shares of our common stock. Further,

these private funds are not subject to all of the laws and regulations that will apply to us as a publicly offered REIT.

        We have omitted from this discussion information regarding the prior performance of separate account entities due to their dissimilar structure to commingled funds. Separate accounts generally require different levels of discretion over investment decisions by Clarion Partners than the fund documents of the prior programs listed in this prospectus. Separate accounts are essentially agreements between a single institutional investor and Clarion Partners, pursuant to which Clarion Partners is engaged to provide investment advisory services to institutional clients for specified real estate portfolios.

        Of the nine prior programs outlined above, our investment objectives are similar to six of the programs and differ from the other three programs. All of these prior programs had, as an investment objective, exposure to investment in real estate as an asset class. Accordingly, our determination as to which of the prior programs had investment objectives similar to ours depended primarily on whether they had, as an investment objective, providing investors with current income by means of stable distributions. Using this as our criteria, we determined that (1) Clarion Lion Properties Fund, Lion Value Fund, Lion Industrial Trust, Lion Mexico Fund, Lion Gables Apartment Fund and ING Residential Fund USA have similar investment objectives to ours and (2) ING Clarion Development Ventures, Clarion Development Ventures II and Clarion Development Ventures III do not. Accordingly, 67% of the data represents activities of programs with investment objectives similar to ours. The most similar fund to this offering is Clarion Lion Properties Fund because it is a private, open-end real estate fund that invests in core real estate assets in multiple property types.

Summary Information

        Through December 31, 2010, the nine prior programs have raised an aggregate of $8.4 billion from approximately 491 investors, excluding investments made by affiliates of Clarion Partners.

        As of December 31, 2010, the nine prior programs had acquired 684 properties or mezzanine debt investments in the United States and Mexico, with aggregate acquisition and development costs of $15.1 billion. Of the aggregate amount, 26.5% was invested in multifamily residential properties, 28.6% are industrial properties, 16.5% are office properties, 10.2% are retail properties and 18.2% are other property types. Of the aggregate amount, 82.0% was invested in existing properties, and 18.0% was invested in construction properties.

        Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior programs as of December 31, 2010:

Type of Property	Existing	Construction
Multifamily Residential	22.8%	3.7%
Industrial	27.2%	1.4%
Office	15.1%	1.4%
Retail	8.3%	1.9%
Other	8.6%	9.6%

        The table below provides further information about these properties by region.

	Properties Purchased
Location	Number	As a Percentage of Aggregate Purchase Price
United States
Alabama	2	0.1%
Arizona	13	2.4%
California	83	18.6%
Colorado	9	1.2%
Connecticut	2	0.1%
District of Columbia	10	4.8%
Florida	72	9.5%
Georgia	51	7.0%
Illinois	29	3.9%
Indiana	2	0.2%
Kansas	2	0.3%
Kentucky	1	0.4%
Louisiana	2	0.0%
Maryland	15	2.9%
Massachusetts	13	2.7%
Michigan	11	1.4%
Minnesota	1	0.5%
Mississippi	8	1.1%
Missouri	3	0.1%
Nevada	4	0.6%
New Jersey	24	4.1%
New Mexico	1	0.1%
New York	7	3.5%
North Carolina	7	0.5%
Ohio	7	0.3%
Oregon	21	0.7%
Pennsylvania	10	1.3%
South Carolina	2	0.2%
Tennessee	6	0.6%
Texas	171	14.5%
Utah	1	0.0%
Virginia	23	6.5%
Washington	21	2.8%
Wisconsin	9	0.4%

Total United States	643	93.3%
Mexico	29	5.0%
Mezzanine debt investments	12	1.7%

Grand Total	684	100.0%

        The table below provides further information about the method of financing for these properties. All figures are in millions.

Method of Financing
All cash	$8,690
All debt (property level)	—
Combination of cash and debt (property level)	6,442

Total	$15,132

        Through December 31, 2010, these nine prior programs have sold an aggregate of 269 properties at an aggregate disposition price of approximately $4.0 billion.

  Three Year Summary of Acquisitions

        From January 1, 2008 through December 31, 2010, the prior programs acquired 40 properties or mezzanine debt investments in the United States and Mexico. The total acquisition cost of these properties was approximately $1.1 billion, of which approximately $795.5 million was funded with all cash, and approximately $276.2 million was funded by a combination of cash and property level debt. The locations of these properties, and the number of properties in each location, are as follows:

Location	Number of Properties
United States
Arizona	1
California	3
Colorado	1
District of Columbia	1
Florida	1
Maryland	1
Massachusetts	1
New Jersey	2
New York	1
Oregon	1
Pennsylvania	1
Texas	10
Virginia	2
Washington	1

Total United States	27
Mexico	10
Mezzanine debt investments	3

Grand Total	40

        From January 1, 2008 through December 31, 2010, the properties acquired by the prior programs consisted of the following types:

Type of Property	Number of Properties
Multifamily Residential	9
Industrial	9
Office	3
Retail	3
Hotel	2
Land	9
Self-Storage	4
Other	1

Total	40

Prior Performance Tables

        The prior performance tables included in Appendix A to this prospectus include information as of the dates indicated regarding the prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the prior programs. Upon written request, we will furnish a copy of this table to you without charge. See "Where You Can Find More Information."

Adverse Business Developments

        The prior programs generally have met and continue to meet their principal investment objectives; however, certain of these programs have experienced adverse effects resulting from the recent global financial crisis and continuing economic recession. During 2008 and 2009 the U.S. and international markets experienced increased volatility, significant declines in real estate values, the effects of decreased consumer spending, severe disruptions in credit markets and deteriorated property operating fundamentals. The recent global financial crisis and continuing economic recession affected certain of the prior programs primarily by depressing property values and occupancy rates and restricting liquidity. The adverse business developments of each prior program that may be material to investors are described below. Three of these prior programs, ING Clarion Development Ventures, Clarion Development Ventures II and Clarion Development Ventures III, were formed primarily to engage in real estate development activities and therefore have substantially different investment strategies than ours.

        Clarion Lion Properties Fund.    Appraised values of Clarion Lion Properties Fund's properties declined by approximately 24% from their peak at March 31, 2008 to December 31, 2010. Occupancy rates also declined from their peak of approximately 93% on December 31, 2007 to approximately 91% as of December 31, 2010. Mortgage loans on approximately 1% of the gross value of the program's portfolio exceeded the appraised value of the underlying real estate. In December 2009 an option to acquire land was forfeited by the program because the price would have required equity at a purchase price that was no longer representative of the investment's then-current fair value. These and other adverse developments negatively affected the program's liquidity, causing the program to establish a redemption queue in September 2008 in accordance with its governing documents. The queued redemption requests which were not rescinded by investors, reaching $193 million, were honored in July 2010. Throughout this period, the program continued its policy of declaring dividends in an amount equal to a percentage of income. The program did not materially reduce this percentage, but as a result of reduced income, dividends paid to investors in 2009 was $70 million less than in 2008, even though dividends paid as a percentage of the program's net asset value increased to 5.11% in 2009 compared to 5.05% in 2008. Dividends paid to investors in 2010 as a percentage of the program's net asset value totaled 6.32%.

        Lion Value Fund.    Appraised values of Lion Value Fund's properties declined by approximately 12% from June 30, 2008 to December 31, 2010. Depressed property values caused the outstanding principal balance of 6 mortgage loans, representing approximately 3% of the gross value of the program's portfolio, to exceed the appraised value of the underlying properties as of December 31, 2010. The program defaulted on three loans which resulted in the conveyance of the program's interest in the property to the lender, and forfeited an option to acquire land at a price that no longer offered a sufficient risk-adjusted return.

        Lion Industrial Trust.    Appraised values of Lion Industrial Trust's properties declined by approximately 23.5% from June 30, 2008 to December 31, 2010. Occupancy rates also declined from approximately 94% on December 31, 2007 to 82% on December 31, 2010. During 2008, the program decided not to acquire certain properties which it was obligated to purchase pursuant to a joint venture agreement and, consequently, was required to pay a forfeiture fee of $20 million to one of its joint venture partners. In July, 2010 a joint venture in which the program was a 95% partner returned a property to the lender under the terms of a forbearance agreement. The property was valued at approximately $3 million less than the outstanding loan balance. With tightening capital markets and a deteriorating economy, the program took several measures in 2008 to strengthen its liquidity and reduce its debt. It established a redemption queue in December 2008 in accordance with its governing documents. As of December 31, 2010, the queue was approximately $74 million. The program also reduced dividends by approximately $84 million in 2009 as compared to 2008, but increased dividends in 2010 by approximately $16 million as compared to 2009. Finally, it completed a $275 million preferred equity offering in April 2010, the proceeds of which were used to stabilize the program's balance sheet by reducing outstanding debt by $237 million, increasing liquidity and funding anticipated lease-up costs on the program's properties. In December 2009, the program issued $2.6 million in Class A common shares to an investor to settle the investor's claims that certain dividends were reinvested rather than distributed in cash as the investor allegedly requested.

        Lion Mexico Fund.    Appraised values of Lion Mexico Fund's properties declined by approximately 13% from the program's inception in August 2006 to December 31, 2010, while occupancy rates for its stabilized industrial portfolio declined from 89% as of December 31, 2008 to 82% as of December 31, 2010. The global economic crisis dramatically affected the program's lease-up of investments within its retail development platform, which constitutes approximately 34% of its committed capital. In addition, demand for residential tourism and office sectors, which constitute approximately 15% of the program's committed capital, severely declined during the crisis. The program is involved in restructuring, litigation, arbitration and other legal proceedings on several transactions, largely resort and land investments. The total committed capital to these transactions was $179 million. The fair market value of these investments had been written down to $126 million as of December 31, 2010, and additional writedowns are possible, although not currently foreseen. The program expects to have sufficient liquidity to fund all existing and contingent liabilities via investor capital calls and cash generated from stabilized assets. These adverse business developments were exacerbated by a volatile currency exchange rate between the Mexican Peso and the U.S. Dollar, which fluctuated from 9.918 on August 6, 2008 to 12.357 on December 31, 2010.

        Lion Gables Apartment Fund.    Appraised values of Lion Gables Apartment Fund's stabilized properties on a same-store basis declined by 12% from September 30, 2008 to December 31, 2010. As a result of declining property values, the program recognized impairment charges totaling $104 million in the three year period 2008-2010 in connection with the program's land holdings and real estate pursuit costs. The program also recognized two negative mark-to-market adjustments in 2009 of $34 million and $27 million in connection with operating assets sold or held for sale and newly stabilized assets valued for the first time, respectively. The program achieved leverage and net worth covenant relief effective March 31, 2010 through June 30, 2011 for its revolving credit facility and certain construction loans.

        Clarion Development Ventures II.    As of December 31, 2010, the values of Clarion Development Ventures II's properties had declined by approximately 37% from their projected costs upon completion as a result of impairment adjustments required by GAAP. The program has defaulted on a loan secured by one industrial warehouse representing 7% of the program's projected costs. After several attempts to renegotiate the loan, the partnership assigned title to the lender in March 2011. The program had no recourse obligations pertaining to this loan.

        Clarion Development Ventures III.    As of December 31, 2010, 52% of total investor commitments in Clarion Development Ventures III were invested. The value of one of the program's five investments, an office building development property, has been reduced to zero for accounting purposes.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Valuation Guidelines

        Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments or the price that would be received for our investments in an arm's-length transaction between market participants, less our liabilities. These valuation guidelines are largely based upon standard industry practices used by private, open-end real estate funds and will be administered by our advisor and, with respect to the valuation of our properties, our independent valuation advisor.

        Our board will monitor on an ongoing basis our advisor's compliance with our valuation guidelines. The calculation of our NAV is intended to be a calculation of fair value of our assets and liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Our advisor will calculate the fair value of our assets based on appraisals performed by our independent valuation advisor and in accordance with these principles. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While our NAV calculation methodologies are consistent with standard industry principles for valuing private, open-end real estate funds for institutional investors, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

        One fundamental element of the valuation process, the valuation of our properties, will be managed by our independent valuation advisor, Altus Group U.S., Inc., a valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 60 offices in 14 countries worldwide, including Canada, the U.K., Australia, the United States and the Middle East. Altus Group is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or our advisor. Our board of directors, including a majority of our independent directors, may replace our independent valuation advisor on 90 days' notice prior to the end of the one-year term or either of the two automatic one-year renewal terms. Our advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future.

        Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines. With respect to the valuation of our properties, our independent valuation advisor will provide the board with periodic valuation reports in connection with regularly scheduled board meetings, or at such other times as may be requested by the board. From time to time our board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

        While the methodologies contained in the valuation guidelines will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our advisor's ability to calculate NAV may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which our advisor may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies and accordingly, our advisor may propose to the board that such assumptions or methodologies be used to calculate our NAV. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

NAV and NAV Per Share Calculation

        We are offering to the public two classes of shares of our common stock, Class A shares and Class W shares. Each class will have an undivided interest in our assets and liabilities, other than class specific liabilities. In accordance with the valuation guidelines, our advisor will calculate our NAV for each class after the end of each business day that the New York Stock Exchange is open for unrestricted trading following the escrow period.

        At the conclusion of the escrow period, NAV for each class of shares will be equal to the aggregate dollar amount paid to us by stockholders during the escrow period to purchase shares in each respective class, less, for Class A shares only, selling commissions. Thereafter, at the end of each trading day, before taking into consideration additional contributions, redemptions, distribution reinvestments or class specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class's relative percentage of the previous aggregate NAV. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense, unrealized/realized gains (losses) on assets, and accruals for the advisory fee and dealer manager fee. The portfolio income will be calculated and accrued on the basis of data extracted from (1) the prior month's actual realized income and expenses for each property and at the fund level, including organization and offering expenses incurred following the escrow period and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the month. For the first month following a property acquisition, we will calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. As soon as practicable after the end of each month, our advisor will adjust the accruals to reflect actual operating results and to appropriately reflect the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. The daily accrual of portfolio income will also include reimbursements to our advisor and dealer manager for organization and offering expenses incurred prior to the end of the escrow period and paid on our behalf, which we will reimburse over the 60 months following the end of the escrow period. If we recognized all of our organization and offering costs as an expense when incurred, as GAAP would require, the entire burden of the organization and offering costs incurred prior to the close of the escrow period would inequitably fall on investors who purchase shares during the escrow period. To equitably allocate the burden of these costs among all of our investors, solely for the purpose of calculating our NAV, we will amortize the organization and offering costs incurred prior to the end of the escrow period, without interest, over the 60 months following the escrow period. The temporary inflation in our NAV caused by the capitalization and amortization of these costs will be gradually eliminated over the 60-month period following the escrow period. For the purpose of calculating our NAV, all organization and offering costs incurred following the escrow period will be recognized as expenses when incurred.

        Following the allocation of income and expenses as described above, NAV for each class is adjusted for contributions, redemptions, distribution reinvestments and class specific expense accruals, such as the distribution fee, to determine the current day's NAV. Our share classes may also have different expense accruals associated with the advisory fee we will pay our advisor because the performance component of our advisory fee is calculated separately with respect to each class. See "Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements" for a discussion of the calculation of the performance component of the advisory fee. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. See "Share Purchases and Redemptions—Buying Shares."

        NAV per share for each class is calculated by dividing such class's NAV at the end of each trading day by the number of shares outstanding for that class on such day.

        A hypothetical calculation illustrating the various components that are likely to impact our NAV calculation on any given day is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical day which is not a distribution adjustment date and on which there are no distribution reinvestments. If the hypothetical day were a distribution adjustment date, the adjustment to reflect the accrual of our liability to pay the distribution would reduce our NAV. This table does not reflect that we are offering two shares of common stock. As described above and in the footnote to the table below, each class of shares will have a different NAV because certain fees will differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

NAV
Beginning NAV on Hypothetical Trading Day	$110,000,000
Daily Activity:
Accrual of Portfolio Income (Loss)	22,000
Accrual of Advisory Fee, Dealer Manager Fee and Distribution Fee(1)	(5,000)
Unrealized/Realized Gains (Losses) on Assets and Liabilities	100,000

NAV Before Share Purchases and Redemptions	110,117,000
Share Purchases	5,505,850
Share Redemptions	(2,752,925)

Ending NAV on Hypothetical Trading Day	$112,869,925

(1)
Our share classes may have different expense accruals associated with the advisory fee because the performance component of our advisory fee is calculated separately with respect to each class. In addition, the distribution fee will be accrued and paid with respect to the Class A shares only.

        The combination of the Class A NAV and Class W NAV will equal the value of our assets, which will consist almost entirely of the value of our interest in our operating partnership, less our liabilities, which include certain class specific liabilities. The value of our interest in our operating partnership will be equal to the excess of the value of our operating partnership over the portion thereof that would be distributed to any limited partners if our operating partnership were liquidated. The value of our operating partnership is the excess of the value of our operating partnership's assets (including the fair value of its properties, real estate related assets, cash and other investments) over its liabilities (including its debt, any declared and accrued unpaid distributions and the expenses attributable to its operations). Our advisor will calculate the value of the assets of our operating partnership as directed by our valuation guidelines based upon values received from various sources, including our independent valuation advisor, as described in greater detail below. Our advisor will be responsible for information received from third parties, other than our independent valuation advisor, that is used in calculating our NAV.

Valuation of Properties

  Wholly Owned Properties

        At the beginning of each calendar year, our advisor will develop a valuation plan with the objective of having each of our wholly owned properties valued each quarter by an appraisal. Appraisals will be performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Our independent valuation advisor will generally perform the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our independent valuation advisor will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our independent valuation advisor has confirmed the reasonableness of such appraisal.

        Wholly owned properties will initially be valued at cost (purchase price plus all related acquisition costs and expenses) and thereafter will join the quarterly appraisal cycle during the first full quarter we own the property. Development assets, if any, will be valued at cost plus capital expenditures and will join the quarterly appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally will be allocated among the applicable wholly owned properties pro rata based on relative values. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset.

        Real estate appraisals will be reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place. We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset's stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our independent valuation advisor involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

  Properties Held Through Joint Ventures

        Investments in joint ventures that hold properties will be valued by our advisor and our independent valuation advisor in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture would then be determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

  Interim Valuations

        Wholly owned properties and joint ventures may be valued more frequently than quarterly if our advisor believes that the value of a wholly owned property or joint venture has changed materially since the most recent quarterly valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a wholly owned property to change materially. Upon the occurrence of such a material event and provided that our advisor is reasonably aware that such event has occurred, our advisor will promptly notify our independent valuation advisor and request that the independent valuation advisor promptly provide an estimate of the change in value of the property. Once the independent valuation advisor has communicated the final estimate of property value to our advisor, our advisor will include the final revised value in our daily NAV calculation. In addition, the independent valuation advisor, at its discretion, may perform an interim appraisal to confirm the estimated property value that was previously communicated to the advisor. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by our advisor that a material change has occurred and the financial effects of such change are quantifiable by the independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming or non-redeeming stockholders.

Valuation of Real Estate Related Assets

        Real estate related assets include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, commercial mortgage-backed securities and mortgage loans. In general, real estate related assets will be valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, as applicable, thereafter. Interim valuations of real estate related assets that generally are valued quarterly may be performed if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate related assets.

  Publicly Traded Real Estate Related Assets

        Publicly traded debt and equity real estate related securities (such as shares in public REITs) that are not restricted as to salability or transferability will be valued by our advisor on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our advisor's request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last "bid" price. Our advisor may adjust the value of publicly traded debt and equity real estate related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

  Private Real Estate Related Assets

        Investments in privately placed debt instruments and securities of real estate related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be revalued each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate related assets.

  Mortgage Loans

        Individual investments in mortgages will be valued by our advisor at our acquisition cost and may be revalued by our advisor from time to time. Revaluations of mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.

  Valuation of Liquid Non-Real Estate Related Assets

        Liquid non-real estate related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate related assets will be valued daily by our advisor.

Liabilities

        Our advisor will include the value of our liabilities as part of our NAV calculation. We expect that our liabilities will include the fees payable to our advisor and dealer manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. We will assume that cost is an appropriate estimate of value for all liabilities. Liabilities allocable to a specific class of shares will only be included in the NAV calculation for that class.

Review of and Changes to Our Valuation Guidelines

        Our advisor will review our valuation guidelines and methodologies with our board of directors at least annually. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

SHARE PURCHASES AND REDEMPTION PLAN

        You may buy or request that we redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with our dealer manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if stockholder demand for redemptions exceeds the volume limitations under our redemption plan, or if our board of directors modifies or suspends the redemption plan following a determination that such action is in the best interest of our stockholders.

Class A and Class W Shares of Common Stock

        We are offering to the public two classes of shares of our common stock, Class A shares and Class W shares. When deciding what class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or both classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts. See "Description of Capital Stock" and "Plan of Distribution" for more details on the classes of common stock we are selling in this offering.

        Below is a summary of the fees payable to our advisor and our dealer manager with respect to the Class A and Class W shares of our common stock we are offering. Each of the fees below is expressed as a percentage of our NAV per class. The dealer manager and distribution fee and the fixed component of the advisory fee accrue daily in an amount equal to 1/365th of the percentage of our NAV for such day set forth below on a continuous basis; provided, however, that the fixed component of the advisory fee will not be earned or begin to accrue until the date on which we have received at least $50,000,000 in gross offering proceeds. The table does not include the performance component of the advisory fee which is described in the "Compensation" section of this prospectus.

	Class A	Class W
Selling Commissions	3.00%	None
Dealer Manager Fee	0.55%	0.55%
Distribution Fee	0.50%	None
Advisory Fee	0.90%	0.90%

Buying Shares

        In order to purchase shares, you must (1) complete a subscription eligibility form to be mailed to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your purchase order is settled. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. The purchase price for our shares of common stock will be calculated as set forth in "Plan of Distribution—Purchase Price." The minimum initial investment in shares of our common stock is $10,000, and the minimum subsequent investment in our shares is $250 per transaction, although our board may elect to accept smaller investments in its discretion. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

  •
  As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the "close of business," on each business day, our advisor will determine our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, we will (i) post our NAV per share for such day for each share class on our website, www.clarionpartnerstrust.com, and (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, 1-877-999-REIT (7348). In addition, as soon as reasonably practicable the following morning, we will file with the SEC a new pricing supplement to this prospectus disclosing our NAV per share for each share class.

  •
  On each business day, our transfer agent will collect and process purchase orders. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, you may not submit an initial purchase order until at least five business days after you receive a final prospectus. Notwithstanding, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in proper form and processed, plus, for Class A shares only, any applicable selling commissions. For example, if a purchase order is received in proper form and processed after the close of business on a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares only, any applicable selling commissions. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your purchase order.

  •
  You will receive a confirmation statement of each new transaction in your account promptly after your purchase order is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website at www.clarionpartnerstrust.com and our toll-free, automated telephone line at 1-877-999-REIT (7348), including our daily NAV per share.

        You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. However, you will have available through our latest prospectus, information regarding the methodology pursuant to which our NAV is determined, and accordingly, the method upon which the price of shares of our common stock is determined on the business day that your purchase order is processed. You will also have information available through our daily pricing supplements, our website and our toll-free telephone line about the NAV per share for both share classes upon which the price for our common stock was based on the business day immediately preceding the day that you submit your purchase order. In addition, through our prior public filings, you will have access to information concerning the trend in our historical NAV since the initial offering date. Although we do not anticipate that our NAV will generally vary significantly from one day to the next under normal circumstances, there can be no assurance that this will be the case.

        In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once daily using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class A shares only, applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

        If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

        We may reject for any reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

        Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a specified date, which we refer to as the record date or date of record. Because we anticipate that each class of shares will have different amounts of net income allocated thereto as a result of the differences in the fees and expenses paid by each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. You are considered a stockholder of record for distribution purposes if your purchase order is received and processed, and payment for the shares is made, up to and including the record date. As a result, investors purchasing shares of our common stock will be affected in the following manner:

  •
  If your purchase order for our shares is received and processed up to and including the business day immediately preceding the distribution adjustment date, your purchase price will not reflect this reduction in NAV because you will be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will be entitled to receive the distribution.

  •
  If your purchase order for our shares is received and processed on or after the distribution adjustment date, your purchase price will reflect this reduction in NAV because you will not be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will not be entitled to receive the distribution.

Redeeming Shares

  General

        While you should view your investment as long term with limited liquidity, we have adopted a redemption plan, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See "—Redemption Limitations" below. Further, our board of directors has the right to modify or suspend the redemption plan if it deems such action to be in the best interest of our stockholders.

        You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redeeming of shares of our common stock:

  •
  Under our redemption plan, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we redeem all or any portion of their shares. Redemption requests received and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day.

  •
  Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share for the class of shares being redeemed, after giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading discounts. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-877-999-REIT (7348). The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. (Eastern time). Redemption requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Redemption requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

  •
  Redemption requests may be made by mail, by phone or by contacting your financial intermediary, all subject to certain conditions described in this prospectus.

    If by Mail: Written requests signed by the registered account owner(s) should be sent to our transfer agent specifying: (1) the stockholder's account number, (2) the name(s) registered on the account, and (3) the dollar value or number of shares that the stockholder wishes to redeem. Written requests should be sent to the transfer agent at the following address:

BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9865
Providence, RI 02940-8065

    Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

    If by Phone: Stockholders should contact a customer service representative at our toll-free line, 1-877-999-REIT (7348). Stockholders may request redemptions by phone provided that (1) our transfer agent is able to confirm the stockholder's identity using identifying information on file and (2) the stockholder has not previously declined the redemption by phone default option. Redemption requests for amounts in excess of $500,000 will not be accepted via telephone but must instead be submitted by a written instruction accompanied by a medallion signature guarantee as specified below.

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  For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

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  Processed redemptions of more than $100,000 will be paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via wire transfer, provided the payment amount is at least $5,000. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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  A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

        Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a record date. Because we anticipate that each class of shares will have a different amount of net income allocated thereto as a result of the differences in the fees and expenses paid each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. As a result, investors redeeming shares of our common stock will be affected in the following manner:

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  If your request for redemption is received and processed up to and including the business day immediately preceding the distribution adjustment date, your redemption price will not reflect a reduction in NAV resulting from the distribution because you will no longer be a stockholder of record on the applicable record date and therefore will not be entitled to receive the distribution.

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  If your request for redemption is received and processed on or after the distribution adjustment date, your redemption price will reflect this reduction in NAV because you will still be a stockholder of record for distribution purposes and therefore will be entitled to receive the distribution.

  Minimum Account Redemptions

        In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts unless waived. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to short-term trading discount discussed below to the extent the redeemed shares were purchased within 365 days of redemption.

  Sources of Funds for Redemptions

        We may, in our advisor's discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under "Redemption Limitations." Potential sources of funding redemptions include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate related assets.

        In an effort to have adequate cash available to support our redemption plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from the sale of shares in this continuous offering to fund all redemption requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

  Payment of Redemption Proceeds

        Under normal market conditions, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a redemption request in good order. However, when you request to redeem shares for which the purchase money for the shares being redeemed has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid. If a stockholder's shares are redeemed after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the redeemed shares of our common stock held on the record date. Such stockholder's redemption price will reflect the reduction in NAV allocable to the class of shares being redeemed on the distribution adjustment date to reflect the accrual of our liability to pay a distribution to our holders of record of that class of shares as of the applicable record date. This will have no effect on the true price of the redeemed shares even though, everything being equal, NAV will decrease on the distribution adjustment date by the amount of the declared distribution.

  Redemption Limitations

        Under our redemption plan, the redemption of shares of both classes is limited during any calendar quarter to shares whose aggregate value (based on the redemption price per share on the day the redemption is affected) is 5% of the combined NAV of both classes of shares as of the last day of the previous calendar quarter, which means that our redemptions will be limited to approximately 20% of our total NAV in any 12 month period.

        On the first business day during any quarter in which we have reached that quarter's redemption volume limitation, we will publicly disclose such fact through a filing with the SEC and a posting to our website in order to notify stockholders that we will not accept additional redemption requests during such quarter. In such event, unless our board of directors determines to suspend our redemption plan for any of the reasons described below, our redemption plan will automatically and without stockholder notification resume on the first day of the calendar quarter following the quarter in which redemptions were suspended due to reaching such quarter's volume limitation. Even when redemption requests do not exceed our plan's quarterly volume limitation, we may not have a sufficient amount of liquid assets to satisfy redemption requests because our assets will consist primarily of properties and types of real estate related assets that cannot be readily liquidated. Under normal circumstances, we intend to maintain an allocation to cash, cash equivalents, securities and other liquid assets of approximately 15% to 20% of our NAV, which we may supplement by borrowing additional funds under a line of credit.

        Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the redemption plan due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any suspension of, or material modification to, the redemption plan will be disclosed to stockholders. Once the redemption plan is suspended by our board of directors other than as a result of reaching the quarterly volume limitation, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the redemption plan. Because our board of directors is not required to authorize the recommencement of the plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. We will provide notice to stockholders of any recommencement of the redemption plan following such a suspension due to action of our board of directors.

        If the full amount of all shares of our common stock requested to be redeemed as of any given date are not redeemed, due to our volume limitations or lack of readily available funds, available funds will be allocated pro rata based on the total number of shares of common stock subject to pending redemption requests without regard to class and subject to the volume limitation.

        All unsatisfied redemption requests due to any of the limitations described above must be resubmitted after the start of the next quarter or upon the recommencement of the redemption plan, as applicable.

        To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see "Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements"), we have implemented procedures designed to track our stockholders' percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See "Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock."

  Short-Term Trading Discounts

        There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share for the class of shares being redeemed less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. This short-term trading discount will also generally apply to minimum account redemptions that occur during the 365 day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the short-term trading discount in the following circumstances:

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  redemptions resulting from death or qualifying disability; or

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  in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance.

        Shares of our common stock may be sold to certain 401(k) plans, 403(b) plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries that do not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations. These shares will be redeemed, and any short-term trading discount will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder's representative. For this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last.

  Other

        When you make a request to have shares redeemed, you should note the following:

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  if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

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  you will not receive interest on amounts represented by uncashed redemption checks; and

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  under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld.

        Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription eligibility form or calling our customer service number at 1-877-999-REIT (7348), we will utilize the first-in-first-out method.

Frequent Trading Policies

        We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. We may alter these policies at any time without prior notice to stockholders.

        In general, stockholders may redeem their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

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  any stockholder who redeems their shares of our common stock within 30 calendar days of the purchase of such shares;

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  transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and redemptions), in our sole discretion; and

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  transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

        The following are excluded when determining whether transactions are excessive:

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  purchases and requests for redemption of our shares in the amount of $5,000 or less;

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  purchases or redemptions initiated by us; and

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  transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

        If a violation of our frequent trading policy is identified, the following action will be taken.

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  Upon the first violation of the policy in a calendar year, redemption privileges shall be suspended for 90 days. Upon a second violation in a calendar year, purchase privileges shall be suspended for 180 days.

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  On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder shall be removed.

Mail and Telephone Instructions

        We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 15 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

PLAN OF OPERATION

        The discussion in this section contains forward-looking statements that involve risks and uncertainties. See "Risk Factors" included elsewhere in this prospectus for a discussion of important factors that could cause actual results to differ materially from those described or implied by the forward-looking statements contained herein.

Overview

        We are a Maryland corporation formed on November 3, 2009 to invest in a diversified portfolio of income-producing real estate properties and other real estate related assets. We are an externally advised, perpetual-life REIT formed to pursue the investment objectives and strategies described elsewhere in this prospectus. We intend to qualify as a REIT for federal income tax purposes. We intend to hold our properties, real estate related assets and other investments through our operating partnership, of which we are the sole general partner. We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a redemption plan whereby stockholders may request on a daily basis that we redeem all or any portion of their shares.

        Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to an advisory agreement, however, we will delegate to our advisor authority to manage our day-to-day business, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our common stock.

        After we have received purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania and Tennessee investors) in any combination of purchases of Class A and Class W shares of our common stock, and our board of directors has authorized the release of such funds to us from escrow within 180 days following the initial offering date, unless extended by our board of directors for up to 180 additional days, we intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our operations, to our operating partnership in respect of our general partnership interest. Our operating partnership will use the net proceeds received from us: (1) to make investments in accordance with our investment guidelines; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the acquisition of our initial portfolio of properties; and (3) to fund redemptions. We will use the net proceeds only for the purposes set forth in this prospectus and in the manner approved by our board of directors, the members of which serve as fiduciaries to our stockholders. See "Estimated Use of Proceeds."

        We have not entered into any arrangements to acquire any properties, real estate related assets or other assets with the net proceeds from this offering. The number and type of properties, real estate related assets and other assets that we acquire will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring properties, other real estate related assets and liquid investments.

        We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties, other real estate related assets and liquid investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

        Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to redeem shares of our common stock pursuant to our redemption plan, to pay our offering and operating fees and expenses and to pay interest on our outstanding indebtedness. We anticipate our offering and operating fees and expenses will include, among other things, the advisory fee that we will pay to our advisor, the dealer manager and distribution fees we will pay to our dealer manager, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties. We will not have any office or personnel expenses as we do not have any employees. Our advisor will incur certain of these expenses and fees, for which we will reimburse our advisor, subject to limitations described elsewhere in this prospectus.

        We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor's overhead, such as rent, utilities and personnel costs for employees whose primary job function relates to our business; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.

        Over time, we generally intend to fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption or incurrence of debt.

        Although we have not received any commitments from lenders to fund a line of credit to date, we may decide to obtain a line of credit to fund acquisitions, to redeem shares pursuant to our redemption plan and for any other corporate purpose. If we decide to obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

        Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not yet identified any sources for these types of financings.

Results of Operations

        As of the date of this prospectus, we are in our organizational period and have not commenced significant operations.

Critical Accounting Policies

        Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with generally accepted accounting principles in the United States, or GAAP. The preparation of the financial statements in accordance with GAAP requires management to use judgments in the application of such policies. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

  Principles of Consolidation and Variable Interest Entities

        The Financial Accounting Standards Board has issued guidance which clarifies the methodology for determining whether an entity is a variable interest entity, or VIE, and the methodology for assessing who is the primary beneficiary of a VIE. VIEs are defined as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE is required to be consolidated by its primary beneficiary, and only by its primary beneficiary, which is defined as the party with both the power to direct the activities of the VIE that most significantly impact the entity's economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

        There are judgments and estimates involved in determining if an entity in which we will make an investment will be a VIE and if so, if we will be the primary beneficiary. The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. The Financial Accounting Standards Board provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry or the type of operations of the entity and it will be up to us to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions. In addition, even if the entity's equity at risk is a very low percentage, we will be required to evaluate the equity at risk compared to the entity's expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that had not been previously consolidated or accounting for an investment on the equity method that had been previously consolidated, the effects of which could be material to our results of operations and financial condition.

  Investment Property and Lease Intangibles

        Acquisitions of properties will be accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties will be included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers will be used to record the purchase of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Values of buildings and improvements will be determined on an as-if-vacant basis. Initial valuations will be subject to change until such information is finalized, no later than 12 months from the acquisition date.

        The estimated fair value of acquired in-place leases will be the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we will evaluate the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition will be amortized over the remaining lease terms.

        Acquired above- and below-market lease values will be recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases, which includes periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of out-of-market lease value will be charged to rental revenue.

  Value of Real Estate Portfolio

        We will review our real estate portfolio to ascertain if there are any indicators of impairment in the value of any of our real estate assets, including deferred costs and intangibles, in order to determine if there is any need for an impairment charge. In reviewing the portfolio, we will examine the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which the tenant is involved and the timeliness of the payments made by the tenant under its lease, as well as any current correspondence that may have been had with the tenant, including property inspection reports. For each real estate asset owned for which indicators of impairment exist, if the undiscounted cash flow analysis yields an amount which is less than the assets' carrying amount, an impairment loss will be recorded to the extent that the estimated fair value is lower than the asset's carrying amount. The estimated fair value is determined using a discounted cash flow model of the expected future cash flows through the useful life of the property. Real estate assets that are expected to be disposed of are valued at the lower of carrying amount or fair value less costs to sell on an individual asset basis. Any impairment charge taken with respect to any part of our real estate portfolio will reduce our earnings and assets to the extent of the amount of any impairment charge, but it will not affect our cash flow or our distributions until such time as we dispose of the property.

  Assumed Mortgage Notes Payable

        Management will estimate the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable will be initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the notes' outstanding principal balance will be amortized over the life of the mortgage note payable.

  Revenue Recognition

        Our revenues, which are substantially derived from rental income, include rental income that our tenants pay in accordance with the terms of their respective leases reported on a straight line basis over the initial lease term of each lease. Since many of our leases provide for rental increases at specified intervals, straight line basis accounting requires us to record as an asset and include in revenues, unbilled rent receivables which we will only receive if the tenant makes all rent payments required through expiration of the initial term of the lease. Accordingly, management must determine, in its judgment, that the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables and take into consideration the tenant's payment history and the financial condition of the tenant. In the event that the collectability of an unbilled rent receivable is in doubt, we are required to take a reserve against the receivable or a direct write off of the receivable, which will have an adverse affect on earnings for the year in which the reserve or direct write off is taken.

        Rental revenue will also include amortization of above and below market leases. Revenues relating to lease termination fees will be recognized at the time that a tenant's right to occupy the leased space is terminated.

Income Taxes

        We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. In order to maintain our qualification as a REIT, we are required to, among other things, distribute at least 90% of our REIT taxable income to our stockholders and meet certain tests regarding the nature of our income and assets. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate in a manner that allows us to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

REIT Compliance

        To qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Inflation

        The real estate property sector has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multifamily properties, we will seek to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same concerns regarding inflation protection due to their short-term nature.

Quantitative and Qualitative Disclosures about Market Risk

        We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk.

        Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

        Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, we will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock for each director and executive officer, all directors and executive officers as a group, and any person or group that holds more than 5% of our common stock. As of the date of this prospectus, we had one stockholder. The address for each of the persons named below is in care of our principal executive offices at 230 Park Avenue, New York, New York 10169.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors(1) and Executive Officers:
Amy L. Boyle	0	0%
Edward L. Carey	0	0%
Douglas L. DuMond	0	0%
Stephen B. Hansen	0	0%
L. Michael O'Connor	0	0%
Darlene T. DeRemer	0	0%
Jerome W. Gates	0	0%
Jon K. Haahr	0	0%
Michael J. Havala	0	0%

All directors and executive officers as a group	0	0%
5% Stockholders:
Clarion Partners, LLC(2)	20,000	100%

(1)
No shares will be issuable to any independent director under our independent director compensation plan until we have sold at least 15 million shares in any combination of Class A and Class W shares.

(2)
Clarion Partners, LLC holds Class A shares.

 DESCRIPTION OF CAPITAL STOCK

        The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,000,000,000 shares of common stock, 700,000,000 of which are classified as Class A shares and 300,000,000 of which are classified as Class W shares, and 50,000,000 shares of preferred stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series that we have authority to issue without stockholder approval. At the commencement of this offering, 20,000 Class A shares were issued and outstanding, all of which are owned by Clarion Partners, and no Class W shares or shares of preferred stock were issued and outstanding. Clarion Partners or its affiliates must maintain this investment for as long as Clarion Partners or its affiliate serves as our sponsor.

Common Stock

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote pursuant to applicable law) at all meetings of stockholders. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

        We will not issue certificates for shares of our common stock. Shares of our common stock will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. BNY Mellon Investment Servicing (US) Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:

BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9865
Providence, RI 02940

  Class A Shares

        Each Class A share issued in the primary offering will be subject to a selling commission of up to 3.0% of the purchase price for such Class A share. In addition, we will pay our dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV for the Class A shares for such day on a continuous basis from year to year, subject to certain limitations.

  Class W Shares

        No selling commissions will be paid for sales of any Class W shares, and we will not pay our dealer manager distribution fees with respect to the Class W shares. Class W shares are available for purchase in this offering only through (1) fee-based programs, also known as wrap accounts, of investment dealers, (2) participating broker-dealers that have alternative fee arrangements with their clients, (3) certain registered investment advisors or (4) bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers. All sales of Class W shares must be made through registered broker-dealers.

  Rights Upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any distribution of our assets, the holder of each Class A share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class A shares divided by the number of Class A shares outstanding, or the NAV per Class A share, and the holder of each Class W share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to the NAV for Class W shares divided by the number of Class W shares outstanding, or the NAV per Class W share. If upon the voluntary or involuntary liquidation, dissolution or winding up of our company, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidation preferences, then such assets, or the proceeds thereof, will be distributed among the holders of Class A shares and Class W shares ratably in the same proportion as the respective amounts that would be payable on such Class A shares and Class W shares if all amounts payable thereon were paid in full.

Preferred Stock

        Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

        An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders, beginning in 2011, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by the secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. In addition, stockholders may, subject to limitations described in our charter, remove directors, amend our charter or dissolve our company without the necessity for concurrence by our board of directors.

        The advisory agreement is approved annually by our board of directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

        Any stockholder will be permitted access to our corporate records at all reasonable times and may inspect and copy any of them for a reasonable charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder's designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction On Ownership of Shares of Capital Stock

        For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being "closely held" within the meaning of Section 856(h) of the Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

        Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being "closely held" within the meaning of Section 856(h) of the Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all dividends or other distributions on the shares of our capital stock in the share trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

        The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be within 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which has been paid to the purported transferee or holder and is owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our capital stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares of our capital stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which has been paid to the purported transferee or holder and is owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

        Any person who acquires shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such share trust is required to give written notice to us of such event as soon as reasonably practicable, and any person who proposes or attempts to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

        The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

        We intend to declare and make distributions on a quarterly basis commencing in the first full quarter after the escrow period concludes. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution for each share of each class of our common stock. For purposes of calculating our NAV to account for any declared distributions, our advisor will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date. See "Share Purchases and Redemption Plan."

        Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A shares and Class W shares will likely differ because of different allocations of class-specific expenses. We expect to use the record share method of determining the per share amount of distributions on Class A and Class W shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors' discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

        Generally, our policy will be to pay distributions from cash flow from operations. However, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings, the net proceeds from this offering, the issuance of additional securities, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in properties, real estate related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions. We will make certain payments to our advisor for services provided to us in connection with the selection and acquisition of our investments, the management of our assets and certain administrative services, some of which are based on performance. Such payments, including advisory fees and expense reimbursements, will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining stockholders. However, as described in greater detail under "Share Purchases and Redemption Plan," our board of directors may modify or suspend our redemption plan if it deems such modification or suspension to be in the best interest of our stockholders, which may include the preservation of funds to pay distributions.

Distribution Reinvestment Plan

        We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

        The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on our NAV, it will reduce the NAV with respect to all shares of each class of our common stock, including shares issued under the distribution reinvestment plan. Similarly, the distribution fee will reduce the Class A NAV because it is calculated based on Class A NAV. The distribution fee is not payable with respect to Class W shares. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

        We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days' prior written notice to participants. A stockholder's participation in the plan will be terminated to the extent that a reinvestment of such stockholder's distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days' prior written notice to us.

  Account Statements

        We will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant: (1) the distributions reinvested during the quarter; (2) the number of shares purchased during the quarter; (3) the per share purchase price for such shares; and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

  Tax Consequences of Participation

        If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See "Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders" and "Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders."

 Business Combinations

        Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

        None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

        Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

        If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Unsolicited Takeover Statutes

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

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  requiring two-thirds stockholder vote for removing a director;

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  requiring that the number of directors be fixed only by vote of the board of directors;

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  requiring that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors, other than vacancies resulting from an increase in the size of the board of directors occurring after the first annual meeting of the stockholders, be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See "Risk Factors—Risks Related to This Offering and Our Corporate Structure—The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders" and "Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium."

Restrictions on Roll-Up Transactions

        In accordance with our charter, in connection with any proposed transaction considered a "roll-up transaction" (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

        A "roll-up transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

  •
  a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

  •
  a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

        In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote "no" on the proposal the choice of:

  (1)
  accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

  (2)
  one of the following:

  (a)
  remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

  (b)
  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed roll-up transaction:

  •
  that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

  •
  that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

  •
  in which investor's rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled "Description of Capital Stock—Meetings, Special Voting Requirements and Access to Records;" or

  •
  in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the stockholders.

Tender Offers

        Our charter provides that any tender offer made by any person, including any "mini-tender" offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror's shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror's noncompliance.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

OPERATING PARTNERSHIP AGREEMENT

        We have summarized the material terms and provisions of the Limited Partnership Agreement of CPT Real Estate LP, which we refer to as the "partnership agreement." For purposes of this section only, references to "we," "our," "us" and "the company" refer to Clarion Partners Property Trust Inc.

 Management of Our Operating Partnership

        CPT Real Estate LP, our operating partnership, was formed on November 4, 2009 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the company's proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

        We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

        We are and expect to continue to be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. The sole limited partner of our operating partnership is CPT OP Partner, our wholly-owned subsidiary. No limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our operating partnership's day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

        CPT OP Partner has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership's limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership's limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership's limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that our operating partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation. See "Federal Income Tax Considerations."

 Capital Contributions and Distributions

        We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our offering and operations, to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership.

        If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, our operating partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of directors concludes in good faith that such admittance is in our best interest.

        The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner's positive capital account balance.

Issuance of Additional Limited Partnership Interests

        As sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

        Our operating partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

        In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. Following the third anniversary of the commencement of this offering, if an institutional investor is interested in making a substantial investment in our operating partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree with an investor in our operating partnership that lower advisory fees, dealer manager fees and distribution fees will be payable by such investor in consideration of the size of its investment or the investor's commitment not to request redemption of its investment for a negotiated period of time.

Transferability of Interests

        We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (a) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (b) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

        We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

        We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

        The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

        We are our operating partnership's tax matters partner and have the authority to make tax elections under the Code on our operating partnership's behalf.

 FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading "Federal Income Tax Considerations," references to "the company," "we," "our" and "us" mean only Clarion Partners Property Trust Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

        This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

        This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a "capital asset" (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings "—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders" and "—Taxation of Stockholders—Taxation of Non-U.S. Stockholders," special rules not discussed here may apply to you if you are:

  •
  a broker-dealer or a dealer in securities or currencies;

  •
  an S corporation;

  •
  a partnership or other pass-through entity;

  •
  a bank, thrift or other financial institution;

  •
  a regulated investment company or a REIT;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  subject to the alternative minimum tax provisions of the Code;

  •
  holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

  •
  holding our common stock through a partnership or other pass-through entity;

  •
  a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the U.S. or is a U.S. expatriate; or

  •
  a U.S. person whose "functional currency" is not the U.S. dollar.

        If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

        This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of the Company

        We intend to elect to be taxed as a REIT under the Code, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31 of the year in which the escrow period concludes, and we intend to continue to be organized and to operate in such a manner.

        We have received a private letter ruling from the IRS concluding that our issuance of Class A and Class W shares of common stock will not cause us to fail to qualify as a REIT.

        The law firm of Alston & Bird LLP has acted as our counsel in connection with the offering. We have received the opinion of Alston & Bird LLP to the effect that, commencing with our taxable year ending December 31 of the year in which the escrow period concludes, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed ownership and method of operations will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations, which Alston & Bird LLP will not verify. The opinion of Alston & Bird LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See "—Requirements for Qualification—General" below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

  Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General" below. While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify" below.

        Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "—Taxation of Stockholders" below.

        If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any REIT taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income. We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock.

  •
  We may be subject to the alternative minimum tax.

  •
  If we have net income from prohibited transactions, such income will be subject to a 100% tax. "Prohibited transactions" are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See "—Prohibited Transactions" and "—Foreclosure Property" below.

  •
  If we have net income from the sale or disposition of "foreclosure property," as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate tax on such income at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification—General."

  •
  A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees or a "taxable REIT subsidiary" (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

  •
  We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as "taxable REIT subsidiaries," the earnings of which would be subject to federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer "individuals" (as defined in the Code to include specified entities);

  (7)
  that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

  (9)
  that uses the calendar year as its fiscal year.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        Our taxable year is the calendar year, satisfying condition (9).

  Effect of Subsidiary Entities

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries) the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another entity. See "—Asset Tests" and "—Gross Income Tests" below.

        Taxable Subsidiaries.    A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to make distributions to our stockholders.

        A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we do not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

        Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the taxable REIT subsidiary's "adjusted taxable income" for that year. Disallowed interest may be carried forward and deducted to the extent 50% of its adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess.

        Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary's gross income from the service is not less than 150% of the taxable REIT subsidiary's direct cost of furnishing the service.

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership's equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships." Interests in our operating partnership will initially be held only by us and one of our disregarded subsidiaries. As long as that is the case, our operating partnership will be disregarded for federal tax purposes, rather than treated as a partnership, and all assets, liabilities and items of income, deduction and credit of our operating partnership will be treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs as summarized below

Gross Income Tests

        In order to qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as "qualified temporary investment income," described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

        Rents will qualify as "rents from real property" in satisfying the gross income tests only if several conditions are met, including the following:

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  The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

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  If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

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  For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an "independent contractor," as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

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  Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a "qualified lodging facility" or a "qualified health care facility" and certain additional requirements are satisfied.

        Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

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  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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  rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

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  derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

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  directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

        Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

        We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We will invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        We may hold certain participation interests, or "B-Notes," in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

        We intend to acquire commercial mortgage backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

        We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

        Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

        Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

  Asset Tests

        At the close of each calendar quarter we must also satisfy a series of tests relating to the nature of our assets:

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  At least 75% of the value of our total assets must be represented by "real estate assets," cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

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  Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

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  The value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets.

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  We may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value.

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  The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our gross assets.

        The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain "straight debt" and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is such that the partnership would satisfy the 75% gross income test described above under "—Gross Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

        Any interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.

        We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

        We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30-days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

  Annual Distribution Requirements

        For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

        In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

        In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. We have received a private letter ruling from the IRS concluding that differences in the dividends distributed to holders of Class A shares and holders of Class W shares that are attributable to the allocations of fees to such shares, as described in the ruling, will not cause such dividends to be preferential dividends.

        To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

        If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including "dividend equivalent redemptions." Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock" below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts distributed in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends, in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

  Failure to Qualify

        In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders through 2012 will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 15%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

  Prohibited Transactions

        Net income derived from prohibited transactions is subject to a 100% tax. The term "prohibited transactions" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business," however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.

  Foreclosure Property

        Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property; (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

  Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

  Sale-Leaseback Transactions

        We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

  Non-U.S. Investments

        To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 75% and 95% gross income tests.

 Taxation of Stockholders

  Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

        Under the recently enacted Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual's net investment income or the excess of the individual's modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

        On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. The law extends for two years, through 2012, the 2001 and 2003 tax rate cuts for individuals (and entities taxed at individual rates), including the maximum ordinary income rate of 35% and the 15% maximum rate for long-term capital gains and qualified dividends. As noted below, REIT dividends generally are not treated as qualified dividends.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        For tax years through 2012, U.S. stockholders (as defined below) who are individuals are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012.

        Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for U.S. stockholders who are individuals.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        We may elect to designate a portion of our distributions as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (1)
  the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

  (2)
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

  (3)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of the Company—Annual Distribution Requirements" above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Our Common Stock.    In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 15% for taxable years through 2012, if shares of our common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were long-term capital gain.

        If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

        Redemptions of Our Common Stock.    A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is "substantially disproportionate" with respect to a stockholder, (2) results in a "complete termination" of a stockholder's interest in our shares or (3) is "not essentially equivalent to a dividend" with respect to a stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

        A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though the stockholder did not actually receive cash or other property as a result of the redemption.

        To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see "—Taxation of the Company—Annual Distribution Requirements" above), we have implemented procedures designed to track our stockholders'

percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

  Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

  Taxation of Non-U.S. Stockholders

        The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

        In cases where the dividend income from a non-U.S. stockholder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business unless deemed to be effectively connected under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described above under "—Dispositions and Redemptions of Our Common Stock."

        Non-Dividend Distributions.    Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder's basis in its shares and, to the extent in excess of the non-U.S. stockholder's basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder's substantive federal income tax liability.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Treasury Regulations generally treat capital gain dividends as distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a "catch-up" basis.

        If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under "—Ordinary Dividends." Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

        Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

        Dispositions and Redemptions of Our Common Stock.    Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See "—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock" for a discussion of when a redemption will be treated as a sale or exchange and related matters.

        Our common stock will not constitute a U.S. real property interest if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we will be, or that if we are will remain, a domestically controlled qualified investment entity.

        In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder's sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

        In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

        A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder's basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder's U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

        If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Estate Tax

        If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual's death, the shares will be includible in the individual's gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

  Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of shares of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's federal income tax liability provided the required information is furnished to the IRS.

        New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a distribution reinvestment plan). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer's adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

  State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations promulgated thereunder by the Department of Labor, or DOL, contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA plans, and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in Class A shares or Class W shares of our common stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan's investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

        In determining whether an investment in shares of our common stock is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan's portfolio, to further the ERISA Plan's purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in shares of our common stock by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving (1) the assets of an ERISA Plan, (2) plans (as defined in Section 4975(e)(1) of the Code) that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts and (3) any other entities, including without limitation, an insurance company general account, whose underlying assets include assets of the plans described in (1) or (2) above by reason of such plan's investment in the entities, each of which we refer to as a Plan, and certain persons (referred to as "parties in interest" for purposes of ERISA or "disqualified persons" for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

        A Plan that proposes to invest in shares of our common stock may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a "party in interest" under ERISA or a "disqualified person" under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). In this circumstance, Plans that propose to invest in our shares of our common stock should consult with their counsel to determine if an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

        In some circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be "Plan Assets" (defined below). This is known as the "look-through rule." If our assets were considered to be assets of a Plan, our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or the prohibited transaction rules of the Code.

        Plan Assets are defined in Section 3(42) of ERISA. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101, or the Plan Assets Regulation, that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

        Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

  •
  in securities issued by an investment company registered under the Investment Company Act;

  •
  in which equity participation by "benefit plan investors" is not significant;

  •
  in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC; or

  •
  in an "operating company" which includes "venture capital operating companies" and "real estate operating companies."

        The shares we are offering will not be issued by a registered investment company. In addition, the Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by "benefit plan investors." The term "benefit plan investors" is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" with respect to Class A shares or Class W shares of our common stock in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

        As noted above, if a Plan's investment in an entity constitutes "publicly offered securities," the assets of the issuer or the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws.

        Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to Class A shares and Class W shares of our common stock.

Although both classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be "widely-held," the "freely transferable" requirement must also be satisfied in order for us to qualify for the "publicly offered securities" exception.

        Also, as noted above, the Plan Asset Regulation provides an exception with respect to securities issued by an "operating company," which includes a "venture capital operating company," or a VCOC, and a "real estate operating company," or a REOC. Under the Plan Assets Regulation, an entity will qualify as a VCOC if (1) on certain specified testing dates, at least 50% of the entity's assets, valued at cost, are invested in "venture capital investments," with respect to which the entity has or detains direct contractual rights to substantially participate in the management of such operating company and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the Plan Assets Regulation, an entity will constitute a REOC if (1) on certain specified testing dates, at least 50% of the entity's assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

        In the event that our shares do not satisfy the criteria for a "publicly offered securities," we intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. Consequently, it is intended by our management that our assets will not constitute "Plan Assets" under ERISA or be subject to any fiduciary or investment restrictions under the Code, ERISA or other laws applicable to Plans.

        Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of its IRA governing documents.

        Although IRAs are not subject to ERISA, as discussed above, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with "disqualified persons" and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

        Governmental plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Code Section 4975, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

        Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in shares of our common stock.

        Acceptance of purchase orders of any Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that Plan or that the investment is appropriate for such Plan.

 PLAN OF DISTRIBUTION

General

        We are offering up to $2,250,000,000 in shares of our common stock pursuant to this prospectus on a "best efforts" basis through ING Investments Distributor, LLC, our dealer manager, a registered broker-dealer. As a result of the closing of the change of ownership of Clarion Partners, which occurred on June 9, 2011 and is described in "Investment Objectives and Strategy—Investment Management Capabilities: The Clarion Partners Approach," the dealer manager is no longer affiliated with our sponsor or our advisor. Because this is a "best efforts" offering, our dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.

        We are offering to the public two classes of shares of our common stock, Class A shares and Class W shares. We are offering to sell any combination of Class A and Class W shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled "Suitability Standards." The share classes have different selling commissions and ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or both classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.

        Class A shares are available to the general public. Class W shares are available for purchase in this offering only through (1) fee-based programs, also known as wrap accounts, of investment dealers, (2) participating broker-dealers that have alternative fee arrangements with their clients, (3) certain registered investment advisors or (4) bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers. All sales of Class W shares must be made through registered broker-dealers.

        In lieu of cash, our advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock, which shall be paid in Class A shares or Class W shares as determined by our board of directors, including the independent directors. Any such shares will be valued at NAV per share applicable to their class on the issue date and will not be eligible for redemption for six months. We may also award shares of restricted stock of either Class A or Class W shares to our directors and officers pursuant to our long-term incentive plan.

        We are offering to the public a minimum of $10,000,000 in any combination of purchases of Class A shares and Class W shares. We are offering a maximum of $2,000,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.

        The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may be able to extend this offering one additional year pursuant to a filing under Rule 415 of the Securities Act if all of the shares we have registered are not yet sold within two years. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

        We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

        During the escrow period (described below), the per share purchase price for shares of our common stock will be $10.00, plus, for Class A shares only, applicable selling commissions.

        After the close of the escrow period, shares will be sold at NAV per share of the class of share being purchased, plus, for Class A shares only, applicable selling commissions. Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class. See "Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation" for more information about the calculation of NAV per share.

        If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution.

Escrow Arrangement

        We will not sell any shares of our common stock in this offering unless (1) we receive purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania and Tennessee investors) in any combination of purchases of Class A or Class W shares within 180 days following the initial offering date, unless extended by our board of directors for up to 180 additional days, and (2) our board of directors has authorized the release to us of funds in the escrow account prior to the end of such period. All funds provided with purchase orders during the escrow period will be placed in an interest-bearing account with BNY Mellon Investment Servicing (US) Inc., as escrow agent, generally within one business day of receipt; provided, however, that different escrow procedures apply to subscriptions from Pennsylvania and Tennessee investors. See "—Special Notice to Pennsylvania and Tennessee Investors" below. Purchase orders received from Pennsylvania and Tennessee investors will not count toward the $10,000,000 minimum offering for all other jurisdictions. If we do not raise the minimum amount and commence our operations within 180 days following the initial offering date, unless extended as described above, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed purchase order proceeds are released to us. If we raise the minimum offering amount and the proceeds are released to us, investors will receive additional shares of our common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor's proceeds were held in the escrow account.

Underwriting Compensation

        We have entered into a dealer manager agreement with our dealer manager, pursuant to which to our dealer manager has agreed to (1) advise us regarding this offering, (2) manage our relationships with participating broker-dealers and financial advisors and (3) provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. Our dealer manager intends to engage third party broker-dealers to participate in the distribution of shares of our common stock, which we refer to as participating broker-dealers. Our dealer manager will manage our relationships with participating broker-dealers by identifying and soliciting registered broker-dealers that are members of FINRA to act as participating broker-dealers. Our dealer manager will also coordinate our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations, and subscriptions procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

  Summary

        The following table shows the selling commissions payable at the time you subscribe for shares.

Maximum up-front sales charge as a % of offering price
Class A shares	3.0%
Class W shares	None

        The following table shows the fees we will pay our dealer manager with respect to each class of shares on an annualized basis as a percentage of our NAV for such class.

	Class A	Class W
Dealer Manager Fee(1)	0.55%	0.55%
Distribution Fee(2)	0.50%	None

(1)
The dealer manager fee accrues daily in an amount equal to 1/365th of 0.55% of our NAV for each share class for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

(2)
The distribution fee accrues daily in an amount equal to 1/365th of 0.50% of the portion of our NAV for Class A shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

  Selling Commissions and Discounts (Class A Shares Only)

        Class A Shares.    Subject to the volume and other discounts discussed below, we will pay our dealer manager selling commissions of up to approximately 3% of the total price per share of Class A shares sold in the primary offering. The term "total price per share" includes the selling commission. The selling commission expressed as a percentage of the total price per share may be higher or lower than 3% due to rounding. All of the selling commission will be reallowed to participating broker-dealers. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.

        We are offering, volume discounts to qualifying purchasers (as defined below) who purchase $150,000 or more in Class A shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. Our dealer manager and any participating broker-dealers and their registered representatives will be responsible for implementing the volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

        The following table illustrates the various discount levels that may be offered to qualifying purchasers for Class A shares purchased in the primary offering:

Your Investment	Commission as a % of Total Price Per Class A Share	Commission as a % of Your Investment(1)
Up to $149,999.99	3.00%	3.01%
$150,000 to $499,999.99	2.50%	2.53%
$500,000 to $999,999.99	2.00%	1.96%
$1,000,000 and up	1.50%	1.48%

(1)
This column assumes that NAV per share is $10.00. As noted above, the selling commission as a percentage of the total price per share can vary due to rounding to the nearest one-hundredth percent. For example, assuming that Class A NAV per share is $10.00 and a selling commission of 3%, the total price per Class A share would be $10.30927, which would be rounded to $10.31 per share. In this instance, the total selling commission expressed as a percentage of the total price per share would be 3.01% ($0.31 divided by $10.31).

        For an example of how the volume discount is calculated, assuming Class A NAV per share of $10.00 and no volume discount per share, if an investor purchases $800,000 of Class A shares, she would pay $10.31 per share and purchase 77,595 shares. With the volume discount, the investor would pay $10.20 per share and purchase 78,431 Class A shares.

        If you qualify for a volume discount as the result of multiple purchases of our Class A shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A shares issued and sold in this offering you will receive the benefit of such Class A share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

        As set forth below, purchase orders of Class A shares of several persons may be combined as one "qualifying purchaser" for the purpose of qualifying for a volume discount, and for determining commissions payable to our dealer manager and participating broker-dealers. For the purposes of such volume discounts, the term "qualifying purchaser" includes:

  •
  related retail and individual retirement accounts for a client, his/her spouse and dependent children;

  •
  any account under the discretion of a professional advisor may be considered a qualifying purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);

  •
  corporations and their subsidiaries may be qualifying purchasers with chief executive officers, executive management and other key contacts within the firm (any of these individual's personal accounts may be included in this relationship); and

  •
  non-professional individuals with power of attorney over multiple accounts (this excludes lawyers, certified public accounts etc.) may be considered qualifying purchasers.

        Any request to combine purchases of our Class A shares will be subject to our verification that such purchases were made by a "qualifying purchaser."

        Requests to combine purchase orders of Class A shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

        Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class A shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A shares.

        We will not pay selling commissions on any Class A shares issued or sold under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

        Class W Shares.    We will not pay selling commissions on Class W shares sold.

        Distribution Reinvestment Plan Shares.     We will not pay selling commissions on shares sold pursuant to our distribution reinvestment plan.

  Dealer Manager Fee (Class A and Class W Shares)

        We will pay our dealer manager a dealer manager fee that shall accrue daily in an amount equal to 1/365th of 0.55% of our NAV for each share class for such day for coordinating our marketing and distribution efforts. The dealer manager fee will be payable in arrears on a quarterly basis. Because the dealer manager fee is based on our NAV, it is payable with respect to all shares of each class of our common stock, including shares of each class issued under our distribution reinvestment plan. The dealer manager may reallow a portion of the dealer manager fee up to 1/365th of 0.20% of NAV to participating broker-dealers that meet certain thresholds of our shares under management. To the extent the dealer manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the dealer manager will be reduced in part.

  Distribution Fee (Class A Shares Only)

        We will pay our dealer manager a distribution fee with respect to our Class A shares only that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV for our Class A shares for such day as additional compensation for selling shares in the offering and for ongoing stockholder services. Our dealer manager will reallow the distribution fee to such participating broker-dealers based on such factors as the level of services that each such broker-dealer performs in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. The distribution fee will be payable in arrears on a quarterly basis. We will not pay the distribution fee on Class W shares. Because the distribution fee is based on our NAV for Class A shares, it is payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

  Other Compensation

        We may also pay additional amounts to our dealer manager and its employees for expenses related to this offering which may include, but are not limited to: (1) payment or reimbursement of marketing and similar expenses; (2) costs and expenses of conducting educational conferences and seminars, attending conferences sponsored by us or of attending broker-dealer sponsored conferences; and (3) travel and entertainment expenses associated with the offering and marketing of our shares. Such expenses are described in the table titled "Maximum Estimated Underwriting Fees and Expenses at Maximum Primary Offering of $2,000,000,000" below, which sets forth the nature and estimated amount of all items of value viewed as "underwriting compensation" by FINRA. We will also reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses supported by detailed and itemized invoices.

  Limitations on Underwriting Compensation

        We will monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules described above. We will cease paying selling commissions, dealer manager fees and distribution fees at the earlier of (1) 30 years from the initial offering date or (2) the date at which total underwriting compensation paid exceeds 10% of the gross offering proceeds of our primary offering. The NASAA REIT Guidelines also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

        In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that we sell all of the shares offered by this prospectus, that all shares sold are Class A shares, that no shares are reallocated between the primary offering and the distribution reinvestment plan and that all Class A shares are sold with the highest possible selling commissions.

Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of $2,000,000,000

Selling commissions(1)	$60,135,791	3.01%
Dealer manager fee(2)	67,966,860	3.40
Distribution fee(3)	61,788,055	3.09
Wholesaling compensation allocations(4)	7,221,494	0.36
Reimbursements for retailing activities(5)	1,744,000	0.09
Reimbursements for wholesaling activities(6)	1,043,800	0.05
Legal fees allocable to dealer manager	100,000	<0.01

Total	$200,000,000	10.00%

(1)
Assumes no volume discounts, the full selling commission of 3% of the total price per share is paid for each Class A share and NAV per share remains $10.00.

(2)
The dealer manager fee shall accrue daily in an amount equal to 1/365th of 0.55% of our NAV for each share class for such day. The numbers presented reflect that dealer manager fees are paid over a number of years, and as a result, can cumulatively increase above 0.55% over time. The dealer manager may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker-dealers that meet certain thresholds of our shares under management. In the event that the dealer manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the dealer manager will be reduced in part.

(3)
The distribution fee shall accrue daily in an amount equal to 1/365th of 0.50% of the amount of our NAV for our Class A shares for each day. The distribution fee is not payable on Class W shares.

(4)
Represents the estimated amount of transaction-based and non-transaction based compensation of the dealer manager's employees engaged in the distribution of this offering that will be allocated to this offering under applicable FINRA rules. In the event we raise the maximum offering, the dealer manager will be reimbursed these amounts through dealer manager fees it receives from us.

(5)
Consists primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers and (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers.

(6)
Consists primarily of expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities and the actual costs of wholesaling marketing materials. We will reimburse our dealer manager for these expenses to the extent permissible under applicable FINRA rules.

  Early Termination of the Dealer Manager Agreement

        The dealer manager agreement with ING Investments Distributor, LLC has an initial two year term and automatically renews for an additional five year term on the expiration of the initial term. Following the initial term, our board of directors may terminate the agreement for any reason. If our board terminates the agreement during the renewal term for any reason other than the dealer manager's breach of the agreement or our ceasing operations, we will be required to pay the dealer manager a termination payment. The termination payment will be equal to the dealer manager fees that the dealer manager would have been entitled to receive under the agreement for the remaining renewal term assuming our NAV remains constant through such period at the amount established on the date of termination. At our discretion, we may make the payment in either a lump-sum applying a discount based on a swap-rate index, or paid in equal installments without interest over the remaining renewal term.

        The term of the dealer manager agreement may be amended upon request of the Executive Board of ING Groep, the parent company of our dealer manager, in connection with, and not later than contemporaneously with, any divestment by ING Groep of our dealer manager. Although we and our sponsor expect that our dealer manager will continue serving as our dealer manager regardless of any such divestment by ING Groep, the Executive Board of ING Groep could effectively terminate our dealer manager agreement or reduce the length of the period during which our dealer manager is required to perform under the agreement by amending its term. In the event that ING Groep requests an amendment of the dealer manager agreement's term causing the agreement to expire before its stated term, we will not be obligated to pay to the dealer manager a termination payment as described above.

Indemnification

        To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Special Notice to Pennsylvania and Tennessee Investors

        Notwithstanding our $10,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we receive purchase orders for at least $66,700,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class W shares from persons not affiliated with us or our advisor, which we refer to as the Pennsylvania minimum offering amount, by May 16, 2012. Pending satisfaction of the Pennsylvania minimum offering amount, all subscription payments from Pennsylvania investors will be held by our escrow agent in trust for Pennsylvania subscribers' benefit, pending release to us. If we have not satisfied the Pennsylvania minimum offering amount within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within ten days of the end of that 120-day period, deliver to Pennsylvania investors, by certified mail or any other means whereby a receipt of delivery is obtained, a written notice reminding them of their right to request and receive a refund of their funds held in escrow, with interest and without deduction for escrow expenses, at any time before we receive purchase orders for an amount equal to or greater than the Pennsylvania minimum offering amount. The written notice will also state that if a Pennsylvania investor requests a refund of his or her funds within ten calendar days after receipt of our written notice, the investor's funds will be refunded within 15 calendar days after receipt of the investor's request. In addition, promptly after we satisfy the Pennsylvania minimum offering amount, we will deliver an additional notice to Pennsylvania investors informing them (i) that the Pennsylvania minimum offering amount has been satisfied, (ii) of the most recently established NAV per Class A and Class W share at the time the notice is sent, (iii) the date upon which the Pennsylvania escrowed proceeds will be released to us (which shall be at least five business days from the date of the notice) and (iv) that they may request a refund prior to the date the escrowed proceeds are released to us. In the event we do not satisfy the Pennsylvania minimum offering amount by May 16, 2012. we will promptly return all funds held in escrow for the benefit of Pennsylvania investors, with interest, in which case Pennsylvania investors will not be required to request a refund of their investment.

        We will not sell any shares to Tennessee investors unless we receive purchase orders for at least $50,000,000 in any combination of Class A shares and Class W shares from persons not affiliated with us or our advisor by May 16, 2012. Pending satisfaction of this condition, all subscription payments from Tennessee investors will be held by our escrow agent in trust for Tennessee subscribers' benefit, pending release to us. In the event we do not satisfy this condition by May 16, 2012, we will promptly return all funds held in escrow for the benefit of Tennessee investors, with interest.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we will use sales materials in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. These sales materials may include information relating to this offering, the past performance of affiliates of our advisor, property brochures and articles and publications concerning real estate

        Some or all of the sales material may not be available in certain jurisdictions. We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales materials do not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the shares.

REPORTS TO STOCKHOLDERS

        We will provide periodic reports to stockholders regarding their individual ownership position in the company as well as our operations over the course of the year, including quarterly investor statements and quarterly financial reports. Financial information contained in the quarterly financial reports will be prepared on the accrual basis of accounting in accordance with GAAP. Tax information will be mailed to U.S. stockholders by February 15 of each year and to non-U.S. stockholders by March 15 of each year.

        Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

  •
  financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

  •
  the ratio of the costs of raising capital during the year to the capital raised;

  •
  the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

  •
  our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

  •
  a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

  •
  a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

        Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, which we collectively refer to as stockholder information, electronically by sending us instructions in writing in a form acceptable to us. Unless you elect in writing to receive stockholder information electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. All stockholder information will be available on our website. You may access and print all stockholder information provided through this service. As stockholder information becomes available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the stockholder information. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all stockholder information. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive stockholder information electronically.

        Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See "Description of Capital Stock." In the event that the SEC promulgates rules or in the event that the applicable NASAA REIT Guidelines are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if our board of directors determines this action to be in our best interest and if this cessation is in compliance with the rules and regulations of the SEC and state securities laws and regulations, both as then amended.

LEGAL MATTERS

        The validity of the shares of our common stock being offered hereby have been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption "Federal Income Tax Considerations" and has passed upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes.

EXPERTS

        The consolidated balance sheet of Clarion Partners Property Trust Inc. at December 31, 2010 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The statements included in this prospectus under the caption "Net Asset Value Calculation and Valuation Guidelines," relating to the role of our independent valuation advisor, have been reviewed by Altus Group U.S., Inc., an independent valuation expert, and are included in this prospectus given the authority of such firm as experts in property valuations and appraisals.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

        After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC's website at www.sec.gov. You may read and copy any filed document at the SEC's public reference room in

Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

        We also maintain a web site at www.clarionpartnerstrust.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Clarion Partners Property Trust Inc.

        We have audited the accompanying consolidated balance sheet of Clarion Partners Property Trust Inc, formerly known as Clarion Property Trust Inc. (the "Company") as of December 31, 2010. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Clarion Partners Property Trust Inc. at December 31, 2010, in conformity with U.S. generally accepted accounting principles.

                      /s/ Ernst & Young LLP

New York, New York
May 13, 2011

CLARION PARTNERS PROPERTY TRUST INC.

CONSOLIDATED BALANCE SHEET

December 31, 2010

ASSETS
Cash and cash equivalents	$200,000

Total assets	200,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Total liabilities	—
Stockholder's equity:
Preferred stock, $0.01 par value per share (50,000,000 shares; none issued)	—
Common stock, $0.01 par value per share (700,000,000 Class A shares authorized; 20,000 Class A shares issued and outstanding)	200
Common stock, $0.01 par value per share (300,000,000 Class W shares authorized; no Class W shares issued and outstanding)	—
Additional paid-in capital	199,800

Total stockholder's equity	200,000

Total liabilities and stockholder's equity	$200,000

See accompanying notes.

CLARION PARTNERS PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2010

1. Organization

        Clarion Partners Property Trust Inc., formerly known as Clarion Property Trust Inc. (the "Company") was formed on November 3, 2009 as a Maryland corporation and intends to qualify as a real estate investment trust ("REIT"). Substantially all of the Company's business will be conducted through CPT Real Estate LP, formerly known as Clarion Property Trust Operating Partnership LP, the Company's operating partnership (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and has contributed $199,000 to the Operating Partnership in exchange for its general partner interest. The initial limited partner of the Operating Partnership is CPT OP Partner LLC ("CPT OP Partner"), a wholly owned subsidiary of the Company, which has contributed $1,000 to the Operating Partnership. As the Company completes the settlement for the purchase orders for shares of its common stock in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the Operating Partnership. Neither the Company nor the Operating Partnership has engaged in any operations to date.

        The Company was organized to invest primarily in a diversified portfolio of income-producing real estate properties and other real estate related assets. As discussed in Note 3, the Company sold 20,000 Class A shares of its common stock to ING Clarion Partners LLC ("Clarion Partners") on November 10, 2009 (capitalization). The Company's fiscal year end is December 31.

        The Company intends to offer to the public, pursuant to a registration statement, $2,000,000,000 of shares of its common stock in its primary offering and $250,000,000 of shares of its common stock pursuant to its distribution reinvestment plan (the "Initial Offering"). The Company will offer to the public two classes of shares of its common stock, Class A shares and Class W shares. The Company is offering to sell any combination of Class A and Class W shares with a dollar value up to the maximum offering amount. The Company may reallocate the shares offered between the primary offering and the distribution reinvestment plan. From the first date on which the Company's shares are offered for sale to the public (the "Initial Offering Date") until (1) the Company has received purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania investors) in any combination of Class A and Class W shares of its common stock (the "Minimum Offering Amount") and (2) the Company's board of directors has authorized the release of the escrowed funds to the Company so that it can commence operations (the "Escrow Period"), the per share purchase price for shares of our common stock will be $10.00, plus, for Class A shares only, applicable selling commissions. The Company will not sell any shares to Pennsylvania investors unless, within one year from the Initial Offering Date, it has received purchase orders for at least $66,700,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class W shares from persons not affiliated with the Company or the Advisor. After the close of the escrow period, shares will be sold at the Company's net asset value ("NAV") per share, plus, for Class A shares only, applicable selling commissions. Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class. NAV per share is calculated by dividing a class's NAV at the end of each trading day by the number of shares outstanding for that class on such day. If (1) the Company does not raise the Minimum Offering Amount within 180 days following the Initial Offering Date, unless extended by our board of directors for up to 180 additional days, or (2) the Company's board of directors does not determine that it is in the best interest of the stockholders of the Company to cause the proceeds raised in the offering to be released to the Company within such period so that it may commence operations, the offering will be terminated and the Company's escrow agent will promptly send each prospective stockholder a full refund of its

CLARION PARTNERS PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

December 31, 2010

1. Organization (Continued)

investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, each prospective stockholder may elect to withdraw its purchase order and request a full refund of its investment with interest and without deduction for escrow expenses at any time during the Escrow Period. In addition, if the Company raises the Minimum Offering Amount and the proceeds are released to the Company, investors will also receive additional shares of the Company's common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor's proceeds were held in the escrow account.

        The Company intends to achieve its investment objectives by investing primarily in a diversified portfolio of (1) income-producing properties which may include office, industrial, retail, multifamily residential, hospitality and other real property types, (2) debt and equity interests backed principally by real estate (collectively, "real estate related assets") and (3) cash, cash equivalents and other short-term investments.

        The Company's advisor is CPT Advisors LLC (the "Advisor"), a newly formed Delaware limited liability company. The Advisor is a wholly owned subsidiary of Clarion Partners.

2. Summary of Significant Accounting Policies

  Basis of Presentation and Principles of Consolidation

        The accompanying consolidated balance sheet has been prepared in accordance with the FASB Accounting Standards Codification ("ASC"), the authoritative reference for U.S. generally accepted accounting principles ("GAAP"). The consolidated balance sheet includes the accounts of the Company, CPT OP Partner and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company's subsidiaries are prepared using accounting policies consistent with those of the Company. In addition, the Company evaluates relationships with other entities to identify whether there are variable interest entities as required by ASC 810, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with ASC 810.

  Use of Estimates

        The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company's cash balance.

CLARION PARTNERS PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

December 31, 2010

2. Summary of Significant Accounting Policies (Continued)

  Organization and Offering Costs

        Organization and offering expenses (other than selling commissions) generally will include costs and expenses incurred by the Company in connection with the Company's formation, preparing for the offering, the qualification and registration of the offering, and the marketing and distribution of the Company's shares. Offering costs will include, but are not limited to, accounting and legal fees (including the dealer manager's legal fees), costs to amend the registration statement and the prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse the Advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse ING Investments Distributor, LLC (the "Dealer Manager") for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers.

        The Advisor and the Dealer Manager have agreed to fund the Company's organization and offering expenses incurred through the Escrow Period. The Company will reimburse the Advisor and the Dealer Manager for such expenses over 60 months following the end of the escrow period. The Company will reimburse the Advisor and the Dealer Manager for any offering expenses incurred after the end of the escrow period by the Advisor and the Dealer Manager on its behalf as and when incurred.

        Organizational expenses will be expensed as incurred. Offering costs incurred by the Company, the Advisor and their affiliates on behalf of the Company will be deferred and will be paid from the proceeds of the continuous public offering. Such costs will be treated as a reduction of total proceeds.

  Income Taxes

        The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), beginning with the Company's taxable year ending December 31 of the year in which the Escrow Period concludes. In order to maintain the Company's qualification as a REIT, the Company is required to, among other things, distribute at least 90% of the Company's REIT taxable income to the Company's stockholders and meet certain tests regarding the nature of the Company's income and assets. As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company's income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the Company's taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

CLARION PARTNERS PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

December 31, 2010

3. Capitalization

        Under the Company's charter, the Company has the authority to issue 1,000,000,000 shares of its common stock, 700,000,000 of which are classified as Class A shares and 300,000,000 of which are classified as Class W shares, and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On November 10, 2009, Clarion Partners purchased 20,000 Class A shares of the Company's common stock for total cash consideration of $200,000 to provide the Company's initial capitalization. The Company's board of directors is authorized to amend its charter, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

  Distribution Reinvestment Plan

        The Company has adopted a distribution reinvestment plan that will allow stockholders to have the cash distributions attributable to the class of shares that the stockholder owns automatically invested in additional shares of the same class. Shares are offered pursuant to the Company's distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution date and after giving effect to all distributions. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company's common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

  Share Redemption Plan

        In an effort to provide the Company's stockholders with liquidity in respect of their investment in shares of the Company's common stock, the Company has adopted a redemption plan whereby on a daily basis stockholders may request the redemption of all or any portion of their shares beginning on the first day of the calendar quarter following the conclusion of the Escrow Period. The redemption price per share will be equal to the Company's NAV per share of the class of shares being redeemed on the date of redemption. Redemptions will be limited to approximately 20% of the Company's total NAV per calendar year, administered as a limitation each calendar quarter of 5% of the Company's combined NAV of both classes of shares as of the last day of the previous calendar quarter.

        While there is no minimum holding period, shares redeemed within 365 days of the date of purchase will be redeemed at the Company's NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

        In the event that any stockholder fails to maintain a minimum balance of $2,000 of shares of common stock, the Company may redeem all of the shares held by that stockholder at the redemption price per share in effect on the date it is determined that the stockholder has failed to meet the minimum balance, less the short-term trading discount of 2%, if applicable. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company's NAV.

        The Company's board of directors has the discretion to suspend or modify the share redemption plan if (1) it determines that such action is in the best interests of the Company's stockholders, (2) it

CLARION PARTNERS PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

December 31, 2010

3. Capitalization (Continued)

determines that it is necessary due to regulatory changes or changes in law or (3) it becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. In addition, the Company's board of directors may suspend the offering, including the share redemption plan, if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of the Company's assets.

4. Related Party Arrangements

        The Advisor and the Dealer Manager will receive fees and compensation in connection with the Company's public offering and the management of the Company's investments.

  Dealer Manager Agreement

        The Company has executed a dealer manager agreement whereby the Dealer Manager, an affiliate of Clarion Partners, will perform the dealer manager function for the Company. For these services, the Dealer Manager shall earn selling commissions of up to 3% of the total price per Class A share of the shares purchased in the primary offering as of the date of purchase. Pursuant to separately negotiated agreements, the Dealer Manager will engage and pay the selling commissions it receives to broker-dealers participating in the offering. No selling commissions will be paid for Class W shares or for sales under the distribution reinvestment plan.

        In addition, the Company will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of the Company's NAV for each share class for such day. The dealer manager fee will be payable quarterly in arrears. The Dealer Manager may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of the Company's NAV to participating broker-dealers that meet certain thresholds of our shares under management. In the event the dealer manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the dealer manager will be reduced in part.

        The Company will also pay the Dealer Manager a distribution fee with respect to Class A shares only that accrues daily in an amount equal to 1/365th of 0.50% of the Company's NAV for the Class A shares for such day. The distribution fee is not payable with respect to Class W shares. The distribution fee will be payable in arrears on a quarterly basis.

  Advisory Agreement

        The Company will pay the Advisor an advisory fee equal to (1) a fixed component, beginning with the day on which the Company has received gross offering proceeds of at least $50,000,000 from any combination of Class A or Class W shares, that accrues daily in an amount equal to 1/365th of 0.90% of the Company's NAV for each class for such day and (2) a performance component calculated for each class on the basis of the total return to stockholders of the class in any calendar year, such that for any year in which the Company's total return per share allocable to such class exceeds 6% per annum, the Advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. The fixed component of the advisory fee is payable quarterly in arrears and the performance component is payable annually in arrears. In the event the Company's NAV per share for

CLARION PARTNERS PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

December 31, 2010

4. Related Party Arrangements (Continued)

either class or common stock decreases below $10.00, any increase in NAV per share to $10.00 with respect to that class shall not be included in the calculation of the performance component.

        The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets; or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company's assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

5. Distributions

        The Operating Partnership's limited partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by the Company, as the general partner.

6. Economic Dependency

        The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company's shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor and the Dealer Manager are unable to provide such services, the Company would be required to find alternative service providers.

        On February 15, 2011, ING Groep N.V., through its wholly owned subsidiary, entered into an agreement pursuant to which ING Clarion Partners, LLC will be acquired by its senior management with their financial partner, an affiliate of Lightyear Capital LLC, a private equity firm specializing in the financial services industry. The acquisition of ING Clarion Partners, LLC is expected to occur by June 6, 2011, subject to customary closing conditions. From and after the closing, the Dealer Manager will no longer be an affiliate of the Advisor. Effective as of the closing, ING Clarion Partners, LLC intends to change its name to Clarion Partners LLC. Effective as of March 4, 2011, the Company changed its name from Clarion Property Trust Inc. to Clarion Partners Property Trust Inc., and the Operating Partnership changed its name from Clarion Property Trust Operating Partnership to CPT Real Estate LP.

APPENDIX A: PRIOR PERFORMANCE TABLES

        The following prior performance tables provide information relating to the real estate investment programs sponsored by Clarion Partners, LLC ("Clarion Partners") and its affiliates, collectively referred to herein as the prior real estate programs. These prior real estate programs focus on investing in real estate for individual and institutional investors. Each individual prior real estate program has its own specific investment objectives; however, all of the prior real estate programs includes as one of its investment objectives providing investors with current income.

        This information should be read together with the summary information included in the "Prior Performance" section of this prospectus.

        The tables presented in this section provide summary information related to the historical experience of the private real estate programs sponsored by Clarion Partners. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

        All information contained in the Tables in this Appendix A is as of December 31, 2010. The following tables are included herein:

        Table I—Experience in Raising and Investing Funds (As a Percentage of Investment)

        Table II—Compensation to Sponsor (in Dollars)

        Table III—Annual Operating Results of Prior Real Estate Programs

        Table IV—Results of Completed Programs

        Table V—Sales or Dispositions of Property

        Additional information relating to the acquisition of properties by the prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission of which this prospectus is a part. We will provide a copy of Table VI to you at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

        Table I presents information showing the experience of Clarion Partners and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that either have closed their offering period during the three years ended December 31, 2010 or are open end. Information is provided as to the manner in which the proceeds of the offerings have been applied since inception for each program. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested.

	Clarion Lion Properties Fund		Lion Value Fund		Lion Industrial Trust		Lion Mexico Fund		Lion Gables Apartment Fund
Dollar Amount Offered(1)	$4,665,399,973		$514,668,550		$2,368,500,840		$650,000,000		$460,000,000
Dollar Amount Raised(1)	$4,665,399,973		$514,668,550		$2,368,500,840		$641,000,000		$460,000,000
Percentage Amount Raised	100%		100%		100%		100%		100%
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	—	—	—	—	—	—	—	—	—
Organizational Expenses(2)	—	—	$246,506	0.0%	—	—	$750,000	0.1%	—	—
Other(3)	—	—	—	0.0%	4,307,120	0.2%	—	—	—	—
Reserves	—	—	—	0.0%	—	0.0%	—	—	—	—
Percent available for investment	100%		100%		100%		99.9%		100.0%
Acquisition Costs:
Prepaid items and fees related to purchase of property	—	—	—	—	—	—	—	—	—	—
Cash down payment	$5,721,109,216	122.6%	$467,103,476	90.8%	$2,587,305,410	109.2%	$593,059,090	92.5%	$571,774,598	124.3%
Acquisition Fees	—	—	$7,556,380	1.5%	—	—	—	—	$14,000,000	3.0%
Other(4)	$943,149,586	20.2%	$637,748,179	123.9%	$1,324,265,860	55.9%	$43,620,288	6.8%	$1,192,600,717	259.3%

Total Acquisition Cost	$6,664,258,802	142.8%	$1,112,408,035	216.1%	$3,911,571,270	165.1%	$636,679,378	99.3%	$1,778,375,314	386.6%
Percent leverage(5)	30.7%		57.3%		33.9%		6.9%		67.8%
Date Offering Began	4/1/00		9/16/05		12/12/02		8/17/06		9/30/05
Length of Offering (In Days)	Open End		Open End		Open End		366		273
Months to Invest 90% of amount available for investment (measured from the beginning of offering)(6)	81		29		52		37		0

(1)
Clarion Lion Properties Fund, Lion Value Fund and Lion Industrial Trust are open-end funds, and the other prior real estate programs are closed end. For open-end funds, "Dollar Amount Offered" is the gross investor contributions excluding the impact of distributions and reinvestments. "Dollar Amount Offered" is the same as "Dollar Amount Raised". For closed-end funds, "Dollar Amount Offered" represents each fund's target raise amount and "Dollar Amount Raised" represents total investor capital commitments, excluding the impact of distributions and re-investments.

(2)
"Organizational Expenses" represents costs directly paid by the fund, excluding any expenses absorbed by Clarion Partners.

(3)
"Other" represents costs paid to third parties for the preferred equity offering.

(4)
"Other" represents mortgage financing on such acquisition dates. For development assets and mezzanine loan investments, "Other" represents property level peak balances since investment inception, excluding accrued interest.

  Development assets are included within the amounts presented for the Lion Industrial Trust, Lion Mexico Fund and Lion Gables Apartment Fund portfolios. Mezzanine loan investments are included within the amounts presented for the Clarion Lion Properties Fund and Lion Value Fund portfolios.

  See "Percent leverage" line for the approximate percentage of the purchase price financed with mortgage or other debt.

(5)
"Percent leverage" represents debt incurred at the property and portfolio levels at the time of acquisition.

(6)
For open end funds, Months to invest 90% of the amount available for investment reflects timing of investor contributions. Investor contributions and investment acquisitions typically follow market conditions. In September 2005, Lion Gables Apartment Fund purchased a portfolio of residential properties in a public-to-private transaction.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

        Table II sets forth the amount and type of compensation paid to Clarion Partners and affiliates related to prior real estate programs with similar investment objectives that have conducted offerings which either closed during the three years ended December 31, 2010 or are open end. The information presented represents activity since inception for each fund.

	Clarion Lion Properties Fund	Lion Value Fund	Lion Industrial Trust	Lion Mexico Fund	Lion Gables Apartment Fund
Date Offering Commenced	4/1/00	9/16/05	12/12/02	8/17/06	9/30/05
Dollar Amount Raised	$4,665,399,973	$514,668,550	$2,368,500,840	$641,000,000	$460,000,000
Amount Paid to Sponsor from Proceeds of Offering:
Underwriting Fees	—	—	—	—	—
Acquisition Fees:
Real Estate Commissions	—	—	—	—	—
Advisory Fees	—	$7,556,380	—	—	$14,000,000
Other	—	—	—	—	—
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor	$1,164,679,000	$(473,000)	$678,813,000	$(23,147,682)	$52,912,500
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—	—	—
Partnership Management Fees	$191,327,353	$17,402,560	$131,265,756	$25,887,503	$33,550,522
Reimbursements	—	—	—	—	—
Leasing Commissions	—	—	—	—	—
Other	—	—	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$2,327,088,170	$159,531,901	$1,206,869,500	$19,400,000	$289,339,131
Notes	$17,000,000	—	$7,500,000	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—	—
Incentive Fees	—	$1,467,111	$23,732,929	—	—
Disposition Fees	—	—	—	—	$9,000,000

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

        Table III sets forth the operating results of prior real estate programs with similar investment objectives that have conducted offerings which closed during the five years ended December 31, 2010.

Clarion Lion Properties Fund

	2010	2009	2008	2007	2006
Gross Revenues	$391,752,978	$409,890,128	$498,479,435	$458,179,765	$354,937,128
Equity Income from Joint Ventures	$34,234,363	$25,568,166	$33,288,914	$32,669,831	$26,780,047
Non Controlling Interests	$(1,853,752)	$2,394,573	$8,438,459	$(10,725,346)	$(5,157,994)
Unrealized Appreciation / (Depreciation)	$256,078,714	$(1,327,846,329)	$(518,957,056)	$417,402,893	$263,697,238
Realized	$92,080	$(99,352,017)	$(217,625,975)	$48,173,611	$2,542,870
Less: Operating Expenses	$164,634,044	$209,122,947	$209,568,864	$194,934,466	$134,809,189
Interest Expense	$99,467,314	$110,308,483	$119,133,803	$97,002,082	$54,438,477
Depreciation	—	—	—	—	—

Net Income (GAAP basis)	$416,203,024	$(1,308,776,909)	$(525,078,890)	$653,764,206	$453,551,623
Taxable Income/(Loss)
—From Operations	—	$(3,604,231)	$66,541,614	$78,178,960	$108,620,388
—From Gain on Sale	—	$(46,032,037)	$(4,087,598)	$89,720,158	$11,419,713
Cash Generated From Operations	$148,232,000	$108,356,000	$215,959,000	$163,323,000	$179,542,000
Cash Generated from Sales	$36,990,808	$134,555,448	$681,729,388	$375,418,182	$83,590,473
Cash Generated from Refinancing	—	$312,653,000	$45,460,000	$128,894,500	$102,492,050

Total Cash Generated	$185,222,808	$555,564,448	$943,148,388	$667,635,682	$365,624,523
Contributions from Investors	$587,780,000	$20,700,000	$240,995,432	$386,928,529	$748,794,391
Less Cash Distributions to Investors
—From Operating Cash Flow	$137,000,000	$122,442,162	$208,000,000	$200,000,000	$189,500,000
—From Sales and Refinancing	—	$15,557,838	—	—	—
—From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions to Investors	$636,002,808	$438,264,448	$976,143,820	$854,564,211	$924,918,914
Less Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$636,002,808	$438,264,448	$976,143,820	$854,564,211	$924,918,914
Tax and Distribution Data Per $1,000 Invested(1)
Federal Income Tax Results:
Ordinary Income (Loss)
—From Operations	$9.94	$(1.10)	$18.07	$18.57	$28.82
—From Recapture	—	—	—	$3.86	$0.60
Capital Gain (Loss)	$(3.87)	$(14.04)	$(1.11)	$17.45	$2.43
Cash Distributions to Investors Per $1,000 Invested:
Investment Income	$40.37	$37.34	$56.49	$47.50	$50.29
Return of Capital	—	$4.74	—	—	—
Source (on cash basis):
Sales	—	$1.43	—	—	—
Refinancing	—	$3.32	—	—	—
Operations	$40.37	$37.34	$56.49	$47.50	$50.29
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)(2)	75%	76%	80%	91%	97%

(1)
Represents actual total cash distributed to investors or tax results, as applicable, divided by net cumulative cash used to acquire investments per $1,000 invested (i.e., net cumulative cash used to acquire assets through such year end divided by $1,000).

(2)
Calculated as original total acquisition costs of all properties retained at each year end divided by original total acquisition costs of all properties in program since inception through such year end.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Lion Value Fund

	2010	2009	2008	2007	2006
Gross Revenues	$15,440,000	$18,092,000	$22,767,000	$19,566,000	$12,708,000
Equity Income from Joint Ventures	$8,692,000	$5,294,000	$11,129,000	$6,761,000	$6,094,000
Non Controlling Interests	—	—	—	—	—
Unrealized Appreciation / (Depreciation)	$25,957,000	$(168,320,000)	$(68,355,000)	$75,226,000	$4,268,000
Realized	$8,354,000	$(18,689,000)	$3,840,000	$198,000	—
Less: Operating Expenses	$8,972,000	$9,024,000	$11,754,000	$9,731,000	$5,239,000
Interest Expense	$5,308,000	$10,389,000	$10,960,000	$8,765,000	$3,192,000
Depreciation	—	—	—	—	—

Net Income (GAAP basis)	$44,163,000	$(183,036,000)	$(53,333,000)	$83,255,000	$14,639,000
Taxable Income/(Loss)
—From Operations	$52,917	$5,033	$16,645,499	$8,729,584	$4,592,048
—From Gain on Sale	—	(730,145)	$(10,928,008)	$(461,062)	—
Cash Generated From Operations	$6,376,000	$5,145,000	$7,410,000	$(20,736,000)	$(1,060,000)
Cash Generated from Sales	$23,983,076	—	$1,443,959	$10,552,319	—
Cash Generated from Refinancing	—	—	$15,084,901	$25,272,827	$30,367,105

Total Cash Generated	$30,359,076	$5,145,000	$23,938,860	$15,089,146	$29,307,105
Contributions from Investors	—	—	$109,603,000	$145,415,000	$147,650,550
Less Cash Distributions to Investors	$3,500,000	$4,500,000	$7,000,000	$5,500,000	$2,897,532

Cash Generated (Deficiency) After Cash Distributions to Investors	$26,859,076	$645,000	$126,541,860	$155,004,146	$174,060,123
Less Special Items (not including sales and refinancing):	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$26,859,076	$645,000	$126,541,860	$155,004,146	$174,060,123
Tax and Distribution Data Per $1,000 Invested(1)
Federal Income Tax Results:
Ordinary Income (Loss)
—From Operations	$0.15	$0.01	$43.46	$25.69	$21.58
—From Recapture	—	—	$0.19	—	—
Capital Gain (Loss)	—	(1.90)	$(28.72)	$(1.36)	—
Cash Distributions to Investors Per $1,000 Invested:
Investment Income	$7.49	$9.63	$15.03	$13.55	$11.92
Return of Capital	—	—	—	—	—
Source (on cash basis):
Sales		—	—	—	—
Refinancing	—	—	—	—	—
Operations	$7.49	$9.63	$15.03	$13.55	$11.92
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)(2)	77%	88%	98%	99%	100%

(1)
Represents actual total cash distributed to investors or tax results, as applicable, divided by net cumulative cash used to acquire investments per $1,000 invested (i.e., net cumulative cash used to acquire assets through such year end divided by $1,000).

(2)
Calculated as original total acquisition costs of all properties retained at each year end divided by original total acquisition costs of all properties in program since inception through such year end.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Lion Industrial Trust

	2010	2009	2008	2007	2006
Gross Revenues	$297,172,047	$312,755,812	$309,503,389	$251,080,039	$225,120,806
Equity Income from Joint Ventures	—	—	—	—	—
Non Controlling Interests	—	—	—	—	—
Unrealized Appreciation/(Depreciation)	$71,730,248	$(916,377,387)	$(251,264,497)	$250,778,005	$183,974,654
Realized	$(5,441,146)	$(9,134,633)	$40,043,587	$(780,537)	$22,514,039
Less: Operating Expenses	$102,114,882	$100,709,274	$91,198,610	$71,638,431	$67,747,407
Interest Expense	$116,159,148	$121,454,789	$94,095,090	$69,559,476	$64,139,787
Depreciation	—	—	—	—	—

Net Income (GAAP basis)	$145,187,119	$(834,920,271)	$(87,011,221)	$359,879,600	$299,722,305
Taxable Income/(Loss)
—From Operations	$(2,900,000)	$2,860,445	$61,717,156	$57,102,098	$57,624,876
—From Gain on Sale	$(4,600,000)	$(2,047,040)	$51,768,021	$10,280,018	$23,258,002
Cash Generated From Operations	$47,856,000	$80,293,000	$128,062,000	$111,080,000	$104,197,000
Cash Generated from Sales	$8,392,093	$12,984,543	$6,642,061	$37,466,113	$89,481,732
Cash Generated from Refinancing	$32,643,470	$42,028,165	$367,357,509	$186,080,183	$139,600,000

Total Cash Generated	$88,891,563	$135,305,708	$502,061,570	$334,626,296	$333,278,732
Contributions from Investors	$287,759,258	—	$77,523,813	$318,107,789	$274,878,506
Less Cash Distributions to Investors	$41,415,008	$26,844,113	$110,646,368	$107,467,070	$96,775,302

Cash Generated (Deficiency) After Cash Distributions to Investors	$335,235,813	$108,461,595	$468,939,015	$545,267,015	$511,381,936
Less Special Items (not including sales and refinancing):	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$335,235,813	$108,461,595	$468,939,015	$545,267,015	$511,381,936
Tax and Distribution Data Per $1,000 Invested(1)
Federal Income Tax Results:
Ordinary Income (Loss)
—From Operations	$(2.10)	$2.01	$42.13	$32.55	$35.56
—From Recapture	—	—	—	—	—
Capital Gain (Loss)	$(3.33)	$(1.44)	$35.34	$5.86	$14.35
Cash Distributions to Investors Per $1,000 Invested:
Investment Income	$30.00	$18.88	$75.54	$61.26	$59.72
Return of Capital		—	—	—	—
Source (on cash basis):
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	$30.00	$18.88	$75.54	$61.26	$59.72
Other		—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)(2)	91%	92%	91%	86%	81%

(1)
Represents actual total cash distributed to investors or tax results, as applicable, divided by net cumulative cash used to acquire investments per $1,000 invested (i.e., net cumulative cash used to acquire assets through such year end divided by $1,000).

(2)
Calculated as original total acquisition costs of all properties retained at each year end divided by original total acquisition costs of all properties in program since inception through such year end.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Lion Mexico Fund

	2010	2009	2008	2007	2006
Gross Revenues	$41,944,339	$24,658,524	$24,228,376	$15,321,690	$699,881
Equity Income from Joint Ventures	—		—	—	—
Non Controlling Interests	—		—	—	—
Unrealized Appreciation/(Depreciation)	$14,615,377	$(37,006,752)	$(82,540,866)	$27,621,194	—
Realized	$363,184		—	—	—
Less: Operating Expenses	$23,053,385	$11,712,708	$11,823,302	$16,884,000	$2,673,363
Interest Expense	—	$992,000	$3,956,803	$4,454,318	$1,157,606
Depreciation	—		—	—	—

Net Income (GAAP basis)	$33,869,515	$(25,052,936)	$(74,092,595)	$21,604,566	$(3,131,088)
Taxable Income/(Loss)(2)
—From Operations	—	$20,049,856	$10,094,731	$(1,621,889)	$(2,145,824)
—From Gain on Sale	—	—	—	$(746,715)	—
Cash Generated From Operations	$3,965,661	$(2,228,655)	$(8,818,667)	$(14,615,317)	$(1,450,704)
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	$16,600,000	—	—

Total Cash Generated	$3,965,661	$(2,228,655)	$7,781,333	$(14,615,317)	$(1,450,704)
Contributions from Investors	$15,000,000	$186,000,000	$160,500,000	$214,500,000	—
Less Cash Distributions to Investors	—		—	—	—

Cash Generated (Deficiency) After Cash Distributions to Investors	$18,965,661	$183,771,345	$168,281,333	$199,884,683	$(1,450,704)
Less Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$18,965,661	$183,771,345	$168,281,333	$199,884,683	$(1,450,704)
Tax and Distribution Data Per $1,000 Invested(1)
Federal Income Tax Results:
Ordinary Income (Loss)(2)
—From Operations	—	$33.45	$16.94	$(3.19)	$(7.13)
—From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	$(1.47)	—
Cash Distributions to Investors Per $1,000 Invested:
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on a cash basis):
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)(3)	100%	100%	100%	100%	100%

(1)
Represents actual total cash distributed to investors or tax results, as applicable, divided by net cumulative cash used to acquire investments per $1,000 invested (i.e., net cumulative cash used to acquire assets through such year end divided by $1,000).

(2)
Taxable income or loss amounts were not yet available as of September 28, 2011.

(3)
Calculated as original total acquisition costs of all properties retained at each year end divided by original total acquisition costs of all properties in program since inception through such year end.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (Continued)

(UNAUDITED)

Lion Gables Apartment Fund

	2010	2009	2008	2007	2006
Gross Revenues	$101,883,500	$102,314,500	$103,254,500	$94,227,500	$103,576,000
Equity Income from Joint Ventures	$3,201,500	$3,019,500	$3,403,000	$3,696,000	$4,143,500
Non Controlling Interests	—	—	—	—	—
Unrealized Appreciation/(Depreciation)	$117,078,500	$(169,823,000)	$(109,862,000)	$11,876,500	$49,910,500
Realized	$(14,512,000)	$(8,313,500)	$4,436,000	$14,236,500	$24,820,500
Less: Operating Expenses	$63,971,500	$63,791,000	$70,611,000	$59,327,000	$62,902,000
Interest Expense	$27,179,500	$26,242,000	$22,728,000	$21,083,000	$32,485,000
Depreciation	—	—	—	—	—

Net Income (GAAP basis)	$116,500,500	$(162,835,500)	$(92,107,500)	$43,626,500	$87,063,500
Taxable Income/(Loss)(2)
—From Operations	—	$(53,864,674)	$(32,109,887)	$(25,369,039)	$(48,404,298)
—From Gain on Sale	—	(2,242,591)	$9,684,957	$12,312,333	—
Cash Generated From Operations	$11,762,500	$14,740,500	$17,295,500	$18,214,500	$2,204,000
Cash Generated from Sales	$90,270,897	$28,458,911	$29,424,925	$60,312,443	$80,871,956
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	$102,033,397	$43,199,411	$46,720,425	$78,526,943	$83,075,956
Contributions from Investors	—	$120,000,000	—	—	—
Less Cash Distributions to Investors	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions to Investors	$102,033,397	$163,199,411	$46,720,425	$78,526,943	$83,075,956
Less Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$102,033,397	$163,199,411	$46,720,425	$78,526,943	$83,075,956
Tax and Distribution Data Per $1,000 Invested(1)
Federal Income Tax Results:
Ordinary Income (Loss)(2)
—From Operations	—	$(43.88)	$(46.85)	$(48.72)	$(147.03)
—From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	(1.83)	$14.13	$23.65	—
Cash Distributions to Investors Per $1,000 Invested:
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on cash basis):
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)(3)	55%	59%	60%	61%	61%

(1)
Represents actual total cash distributed to investors or tax results, if applicable, divided by net cumulative cash used to acquire investments per $1,000 invested (i.e., net cumulative cash used to acquire assets through such year end divided by $1,000).

(2)
Taxable income or loss amounts were not yet available as of September 28, 2011.

(3)
Calculated as original total acquisition costs of all properties retained at each year end divided by original total acquisition costs of all properties in program since inception through such year end.

TABLE IV

COMPLETED PROGRAMS

(UNAUDITED)

        Table IV sets forth summary information on the results of Clarion Partners' prior real estate programs having similar investment objectives that have completed operations during the five years ended December 31, 2010.

ING Residential Fund USA
Dollar Amount Raised	$207,855,800
Number of Properties	10
Date of Closing of Offering	6/18/02
Date of First Sale of Property	10/2/00
Date of Final Sale of Property	12/6/06
Tax and Distribution Data Per $1,000
Federal Income Tax Results
—From Operations	$62.88
—From Recapture	—
—Capital Gain (Loss)	$368.12
—Deferred Gain—Capital	—
—Deferred Gain—Ordinary	—
Cash Distributions to Investors Per $1,000 Invested(1)
Source (on GAAP Basis):
Investment Income	$20.42
Return of Capital	$1,000.00
Source (on Cash Basis):
Sales	$799.56
Refinancing	$143.34
Operations	$77.51
Other	—
Receivable on Net Purchase Money Financing	—

(1)
Represents actual total cash distributed to investors divided by cumulative cash used to acquire investments per $1,000 invested.

TABLE V
SALE OR DISPOSITION OF PROPERTIES
(UNAUDITED)

Table V sets forth summary information on the results of the sale or disposals of properties during the three years ended December 31, 2010 by prior real estate programs having similar investment objectives.

Clarion Lion Properties Fund

					Selling Price, Net of Closing Costs and GAAP Adjustments
										Cost of Properties Including Closing and Soft Costs
							Purchase Money Mortgage Taken Back By Program						Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
								Adjustments Resulting From Application of GAAP
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs			Total	Original Mortgage Financing(1)	Total Acquisition Cost, Closing and Soft Cost(2)	Total
Grosvenor Tower	Rockville, MD	4/1/00	1/18/08	$86,269,974	—	$632,000	—	—	$86,901,974	—	$36,730,612	$36,730,612	$23,796,409
Carlyle Place	Alexandria, VA	3/22/05	3/11/08	$65,626,326	—	$73,601	—	—	$65,699,927	—	$55,113,218	$55,113,218	$8,555,112
Crossroads Business Center	Charlotte, NC	12/13/02	3/28/08	$24,758,376	—	$344,529	—	—	$25,102,905	—	$14,135,634	$14,135,634	$7,013,262
TecHill I & II	Silver Spring, MD	2/17/05	3/28/08	$33,171,473	—	$766,499	—	—	$33,937,972	—	$33,511,237	$33,511,237	$8,041,931
Woodlake Apartments	Gurnee, IL	5/26/04	5/20/08	$33,462,330	—	$428,050	—	—	$33,890,380	—	$32,750,000	$32,750,000	$7,153,934
Roosevelt Raceway Center	Westbury, NY	12/18/03	6/27/08	$98,723,960	—	$1,061,097	—	—	$99,785,057	$6,362,511	$73,590,155	$79,952,666	$28,286,474
San Fernando Business Center	San Fernando, CA	12/29/00	8/22/08	$67,908,342	—	$639,374	—	—	$68,547,716	—	$41,237,792	$41,237,792	$29,808,620
Trimble Junction Business Park	San Jose, CA	1/27/06	7/25/08 & 8/25/08	$40,304,812	—	$435,904	—	—	$40,740,716	—	$32,682,721	$32,682,721	$3,289,176
Perimeter Square	Atlanta, GA	10/28/04	9/30/08	$27,162,490	$11,942,652	$433,542	—	—	$39,538,684	$12,710,215	$23,067,339	$35,777,554	$10,106,269
Michaels Distribution Center	New Lenox, IL	1/14/04	11/25/08	$9,971,492	$19,192,781	$361,070	—	—	$29,525,343	—	$20,352,560	$20,352,560	$7,161,746
Esperante Tower	West Palm Beach, FL	11/30/05	12/30/08	$67,149,127	—	$6,600	—	—	$67,155,727	—	$103,428,649	$103,428,649	$12,972,660
One Meadowlands Plaza	East Rutherford, NJ	12/16/05	12/30/08	$57,742,016	—	$984,544	—	—	$58,726,560	—	$114,645,239	$114,645,239	$17,744,471
The Lexington	Glendale, CA	3/2/06	12/30/08	$69,478,670	—	$86,855	—	—	$69,565,525	—	$138,816,807	$138,816,807	$12,337,310
Gateway Industrial Park	Atlanta, GA	12/13/02	1/16/09	$5,564,217	—	$181,838	—	—	$5,746,055	—	$7,519,617	$7,519,617	$3,092,111
1300 Connecticut Avenue	Washington, DC	4/1/00	3/10/09	$59,590,907	—	$1,444,293	—	—	$61,035,200	—	$40,997,788	$40,997,788	$36,821,821
270 Center	Gaithersburg, MD	4/6/04	4/6/09	$13,899,919	$42,000,000	$1,657,567	—	—	$57,557,486	—	$69,258,218	$69,258,218	$25,507,464
ParkCrest at Innisbrook	Palm Harbor, FL	3/30/04	10/9/09	$29,774,686	—	$434,310	—	—	$30,208,996	—	$35,134,780	$35,134,780	$12,761,791
Overland Court I	West Sacramento, CA	4/5/05	10/16/09	$694,590	—	$28,371	$1,517,170	—	$2,240,131	—	$4,407,242	$4,407,242	$1,580,044
Terminal Street Industrial	West Sacramento, CA	4/5/05	10/16/09	$1,242,281	—	$49,840	$2,694,340	—	$3,986,461	—	$6,517,530	$6,517,530	$2,024,106
Woodland Fort James	Woodland, CA	4/5/05	10/16/09	$2,769,750	—	$108,860	$5,420,755	—	$8,299,365	—	$18,642,030	$18,642,030	$4,512,533
Woodland Industrial	Woodland, CA	4/5/05	10/16/09	$3,712,545	—	$223,408	$7,367,736	—	$11,303,689	—	$21,692,128	$21,692,128	$2,851,125
5th Street Self Storage	Austin, TX	11/28/05	10/26/09	$4,715,266	$5,283,682	$167,568	—	—	$10,166,516	$5,504,189	$6,492,394	$11,996,583	$3,257,111
Conroe Self Storage	Conroe, TX	11/28/05	10/26/09	$572,856	$3,902,774	$73,870	—	—	$4,549,500	$4,065,651	$475,802	$4,541,453	$1,251,591
Jersey Village Self Storage	Houston, TX	11/28/05	10/26/09	$795,769	$6,088,486	$115,958	—	—	$7,000,213	$6,342,581	$1,888,137	$8,230,718	$1,685,467
Kuykendahl Self Storage	Houston, TX	11/28/05	10/26/09	$1,594,058	$650,562	$37,520	—	—	$2,282,140	$677,712	$1,327,445	$2,005,157	$279,993
Lemmon Self Storage	Dallas, TX	11/28/05	10/26/09	$1,517,791	$5,494,005	$117,280	—	—	$7,129,076	$5,723,290	$4,325,715	$10,049,005	$2,674,653
Plano Parkway Self Storage	Plano, TX	11/28/05	10/26/09	$3,949,663	$4,398,261	$138,456	—	—	$8,486,380	$4,581,816	$3,306,400	$7,888,216	$2,365,143
San Felipe Self Storage	Houston, TX	11/28/05	10/26/09	$5,035,035	$4,709,001	$163,520	—	—	$9,907,556	$4,905,525	$7,936,286	$12,841,811	$3,775,837
Starcrest Self Storage	San Antonio, TX	11/28/05	10/26/09	$(388,710)	$4,225,780	$65,247	—	—	$3,902,317	$4,402,137	$844,681	$5,246,818	$984,413
West Little York Self Storage	Houston, TX	11/28/05	10/26/09	$(485,177)	$3,664,981	$52,977	—	—	$3,212,781	$3,797,099	$1,073,772	$4,870,871	$1,153,793
Lexington Avenue	New York, NY	2/28/08	3/1/10	$32,990,808	$—	$1,619,585	—	—	$34,610,393	$—	$37,479,300	$37,479,300	$(665,390)
Cattleman Self Storage	Sarasota, FL	1/25/07	12/21/10	$421,383	$5,423,600	$—	—	—	$5,844,983	$5,423,600	$2,916,100	$8,339,700	$1,085,330
Douglasville Self Storage	Douglasville, GA	2/27/07	12/21/10	$323,680	$3,435,200	$—	—	—	$3,758,880	$3,435,200	$1,850,209	$5,285,409	$808,572
Lehigh Acres Self Storage	Lehigh Acres, FL	1/26/07	12/21/10	$503,125	$3,431,638	$—	—	—	$3,934,763	$3,662,305	$2,709,015	$6,371,320	$1,232,302
Northlake Self Storage	Melrose Parl, IL	10/23/06	12/21/10	$88,015	$2,281,188	$—	—	—	$2,369,203	$—	$3,132,935	$3,132,935	$90,607
Palatine Self Storage	Palatine, IL	10/18/06	12/21/10	$542,212	$4,074,980	$—	—	—	$4,617,192	$—	$6,277,343	$6,277,343	$1,417,698
Pinellas Park Self Storage	Pinellas Park, FL	8/7/07	12/21/10	$326,191	$2,945,000	$—	—	—	$3,271,191	$2,945,000	$1,592,624	$4,537,624	$674,981
Port Charlotte Self Storage	Port Charlotte, FL	7/25/07	12/21/10	$441,077	$4,465,000	$—	—	—	$4,906,077	$—	$6,636,563	$6,636,563	$1,009,536
Summerlin Self Storage	Fort Myers, FL	1/26/07	12/21/10	$714,996	$6,482,717	$—	—	—	$7,197,713	$6,916,405	$4,176,277	$11,092,682	$1,844,474
Tamiami South Self Storage	Fort Myers, FL	4/26/07	12/21/10	$386,517	$4,370,000	$—	—	—	$4,756,517	$4,370,000	$2,348,954	$6,718,954	$761,008
West Chicago Self Storage	West Chicago, IL	10/16/06	12/21/10	$252,804	$3,421,782	$—	—	—	$3,674,586	$—	$4,630,032	$4,630,032	$410,343

(1)
Mortgage balance at acquisition, excluding any subsequent mortgage activity, financing or refinancing.

(2)
Represents cash contributed as equity on acquisition date, excluding subsequent equity contributions.

(3)
Amount represents the since inception period for each asset (acquisition date of asset through disposition date). This amount is defined as total revenues less total expenses, before interest expense, debt service, management fees paid to the sponsor, depreciation and capital expenditures. Any property management fees paid to Clarion Partners or its affiliates are included in total expenses.

TABLE V

SALE OR DISPOSITION OF PROPERTIES (Continued)

(UNAUDITED)

Lion Value Fund

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
													Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Cost, Closing and Soft Cost(2)	Total
Gold Bank / Sarasota—Office(4)	Sarasota, FL	3/30/06	9/15/08	—	$42,556,044	—	—	—	$42,566,044	$45,496,446	$10,888,559	$56,385,005	$4,507,462
1919 Broadway	Pearland, TX	10/31/05	9/25/08	$1,443,959	$3,457,828	$41,640	—	—	$4,943,427	—	$2,749,147	$2,749,147	$320,034
Diplomat	Mountain View, CA	10/14/05	5/29/09	$6,781,932	$14,850,000	$313,531	—	—	$21,945,463	$15,255,000	$6,502,861	$21,757,861	$2,822,538
Lincoln Park III	Herndon, VA	6/30/07	4/29/09	$10	$26,170,923	—	—	—	$26,170,933	—	$20,788,460	$20,788,460	$(1,811,518)
West Shirlington Mezzanine	Arlington, VA	10/1/08	12/3/09	$18,853,558	—	—	—	—	$18,853,558	—	$13,774,535	$13,774,535	$1,869,595
West End Avenue Mezz	New York, NY	5/9/06	9/17/09	$26,681,775	—	—	—	—	$26,681,775	—	$17,819,746	$17,819,746	$9,196,208
Sagebrook	Las Vegas, NV	2/15/07	3/2/10	$50,000	$747,230	$2,770	—	—	$800,000	9,540,000	$4,915,436	$14,455,436	$1,461,920
11 Forbes	Northborough, MA	12/30/05	5/24/10	$5,304,748	$6,916,625	$321,353	—	—	$12,542,726	$6,811,200	$2,727,849	$9,539,049	$2,837,220
Tech Park	Livermore, CA	7/17/07	12/31/10	10	—	—	—	—	$10	$12,587,500	$9,196,430	$21,783,930	$2,011,754
2121 K Street	Washington, DC	11/30/05	11/15/10	$18,628,318	$61,619,383	$1,615,541	—	—	$81,863,242	$44,400,000	$24,440,579	$68,840,579	$11,441,013

(1)
Mortgage balance at acquisition, excluding any subsequent mortgage activity, financing or refinancing.

(2)
Represents cash contributed as equity on acquisition date, excluding subsequent equity contributions.

(3)
Amount represents the since-inception period for each asset (acquisition date of asset through disposition date). This amount is defined as total revenues less total expenses, before interest expense, debt service, management fees paid to the sponsor, depreciation and capital expenditures. Any property management fees paid to Clarion Partners or its affiliates are included in total expenses.

(4)
The Gold Bank/Sarasota—Office property was sold to its senior lender upon foreclosure of the asset in September 2008.

TABLE V

SALE OR DISPOSITION OF PROPERTIES (Continued)

(UNAUDITED)

Lion Industrial Trust

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
													Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Cost, Closing and Soft Cost(2)	Total
Irwindale Bldg. 21	Baldwin Park, CA	12/12/02	1/10/08	$4,874,679	$11,304,175	$360,795	—	—	$16,539,649	—	$5,754,501	$5,754,501	$5,815,945
Mason Street Business Park	Portland, OR	9/29/06	1/25/08	$1,238,476	$2,659,796	$101,736	—	—	$4,000,008	—	$3,879,249	$3,879,249	$378,652
5655 Fulton Industrial Blvd	Atlanta, GA	1/6/05	6/11/08	$424,978	$837,191	$138,723	—	—	$1,400,892	—	$1,917,842	$1,917,842	$398,291
East Bridgewater—Office	East Bridgewater, MA	12/12/02	7/18/08	$103,929	$1,637,738	$158,332	—	—	$1,899,999	—	$3,451,715	$3,451,715	$(295,734)
Stemmons I	Dallas, TX	12/12/02	8/13/09	$2,282,901	$17,081	$104,521	—	—	$2,404,503	—	$3,192,811	$3,192,811	$2,012,766
Stemmons III	Dallas, TX	12/12/02	8/13/09	$1,933,223	$119,456	$88,941	—	—	$2,141,620	—	$2,897,485	$2,897,485	$1,342,918
Stemmons IV	Dallas, TX	12/12/02	8/13/09	$1,918,032	—	$93,604	—	—	$2,011,636	—	$2,279,091	$2,279,091	$1,504,439
Stemmons V	Dallas, TX	12/12/02	8/17/09	$(47,317)	$1,866,826	$96,901	—	—	$1,916,410	—	$1,810,119	$1,810,119	$1,179,227
Cole Creek Building 7	Houston, TX	1/22/07	8/19/09	—	$1,482,558	$103,345	—	—	$1,585,903	—	$1,292,347	$1,292,347	$(7,094)
10-12 Celina (CH-Nashua)	Nashua, NH	12/12/02	8/31/09	$6,684,875	$11,085,336	$457,479	—	—	$18,227,690	—	$16,878,614	$16,878,614	$13,455,281
SP-15.16 A, Bldg #7	Atlanta, GA	1/6/05	11/25/09	$212,829	—	$629	—	—	$213,458	—	$229,020	$229,020	$(93,591)
Liberty Distribution	McDonough, GA	3/31/04	2/11/10	$—	$7,683,314	$62,574	—	—	$7,745,888	—	$10,628,789	$10,628,789	$(686,960)
North Supply	New Century, KS	12/13/02	3/5/10	$8,024,022	$4,156,694	$293,669	—	—	$12,474,385	—	$13,839,631	$13,839,631	$10,492,614
Luna Place	Carrollton, TX	12/13/02	4/1/10	$145,582	$3,086,973	$241,059	—	—	$3,473,615	—	$4,993,364	$4,993,364	$2,879,453
Casa Grande	Casa Grande, AZ	1/17/06	11/19/10	$(43,439)	$1,020,157	$101,468	—	—	$1,078,185	—	$2,156,339	$2,156,339	$11,653
Rockwood Corporate Center—Bldg 4	Portland, OR	9/29/06	11/30/10	$—	$964,313	$75,613	—	—	$1,039,926	—	$1,006,710	$1,006,710	$(20,880)
Frisco Commerce Center Bldg A	Frisco, TX	8/1/07	12/10/10	$—	$1,555,952	$28,048	—	—	$1,584,000	—	$2,881,885	$2,881,885	$(62,353)
Frisco Commerce Center Bldg B	Frisco, TX	8/1/07	12/10/10	$—	$3,694,004	$62,549	—	—	$3,756,553	—	$6,470,218	$6,470,218	$(128,608)
Frisco Commerce Center Bldg C	Frisco, TX	8/1/07	12/10/10	$—	$2,131,254	$38,723	—	—	$2,169,977	—	$3,824,201	$3,824,201	$(103,733)
712 Business Park	Frisco, TX	8/1/07	12/10/10	$—	$1,116,614	$118,894	—	—	$1,235,508	—	$2,609,497	$2,609,497	$4,434
Jacintoport Tract 2.7	Houston, TX	5/2/07	12/15/10	$(2,619)	$68,230	$3,974	—	—	$69,585	—	$70,233	$70,233	$—
Jacintoport Tract H	Houston, TX	5/2/07	12/15/10	$21,472	$57,523	$4,748	—	—	$83,743	—	$438,062	$438,062	$—
Jacintoport Tracts 3	Houston, TX	5/2/07	12/15/10	$247,074	$1,276,515	$88,450	—	—	$1,612,039	—	$1,017,558	$1,017,558	$—
Dallas Air Cargo	Dallas, TX	11/3/04	12/16/10	$—	$10,043,503	$190,578	—	—	$10,234,080	—	$6,146,356	$6,146,356	$2,473,135
Air Freight & Logistics Center I	Dallas, TX	11/3/04	12/16/10	$—	$4,180,235	$93,597	—	—	$4,273,832	—	$2,953,657	$2,953,657	$1,198,882
Air Freight & Logistics Center II	Dallas, TX	11/3/04	12/16/10	$—	$3,812,717	$91,876	—	—	$3,904,593	—	$2,600,436	$2,600,436	$1,044,865
Air Freight & Logistics Center III	Dallas, TX	11/3/04	12/16/10	$—	$1,928,557	$43,201	—	—	$1,971,758	—	$1,547,383	$1,547,383	$434,829

(1)
Mortgage balance at acquisition, excluding any subsequent mortgage activity, financing or refinancing.

(2)
Represents cash contributed as equity on acquisition date, excluding subsequent equity contributions.

(3)
Amount represents the since inception period for each asset (acquisition date of asset through disposition date). This amount is defined as total revenues less total expenses, before interest expense, debt service, management fees paid to the sponsor, depreciation and capital expenditures. Any property management fees paid to Clarion Partners or its affiliates are included in total expenses.

TABLE V

SALE OR DISPOSITION OF PROPERTIES (Continued)

(UNAUDITED)

Lion Gables Apartment Fund

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
													Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Cost, Closing and Soft Cost(2)	Total
Gables Druid Hills	Atlanta, GA	9/30/05	3/11/08	$17,517,888	—	$207,112	—	—	$17,725,000	—	$14,474,764	$14,474,764	$4,986,172
Gables Great Hills	Austin, TX	9/30/05	10/21/08	$11,907,037	—	$216,921	—	—	$12,123,958	—	$8,070,001	$8,070,001	$4,452,447
Northmoor	Atlanta, GA	9/30/05	10/30/09	$4,992,405	—	$132,596	—	—	$5,125,001	—	$9,110,904	$9,110,904	$3,748,633
Lindview	Atlanta, GA	9/30/05	10/30/09	$68,099	—	$56,902	—	—	$125,001	—	$1,664,492	$1,664,492	$361,588
Gables Augusta	Houston, TX	9/30/05	6/19/09	$19,451,156	—	$509,844	—	—	$19,961,000	—	$17,301,956	$17,301,956	$9,445,262
Carlisle on the Creek	Dallas, TX	9/30/05	12/10/09	$3,947,252	—	$177,748	—	—	$4,125,000	—	$4,029,823	$4,029,823	$2,567,083
Rothbury	Montgomery Village, MD	9/30/05	2/1/10	$15,052,087	—	$427,113	—	—	$15,479,200	—	$18,001,641	$18,001,641	$7,743,368
Gables Lenox Hills	Atlanta, GA	9/30/05	2/4/10	$17,901,599	—	$289,250	—	—	$18,190,849	—	$21,857,408	$21,857,408	$11,817,936
Gables West Village	Dallas, TX	9/30/05	2/18/10	$5,071,122	—	$134,349	—	—	$5,205,471	—	$5,259,521	$5,259,521	$2,375,552
Gables Knoxbridge	Dallas, TX	9/30/05	2/18/10	$17,704,514	—	$136,114	—	—	$17,840,628	—	$15,856,476	$15,856,476	$11,868,869
3636 McKinney	Dallas, TX	9/30/05	2/18/10	$7,463,407	—	$139,189	—	—	$7,602,595	—	$5,820,789	$5,820,789	$3,514,536
Memorial Hills	Houston, TX	9/30/05	2/18/10	$25,282,643	—	$151,796	—	—	$25,434,439	—	$2,409,133	$2,409,133	$431,532
Saltillo	Dallas, TX	9/30/05	6/10/10	$1,795,527	—	$150,311	—	—	$1,945,838	—	$1,971,109	$1,971,109	$1,120,661

(1)
Mortgage balance at acquisition, excluding any subsequent mortgage activity, financing or refinancing.

(2)
Represents cash contributed as equity on acquisition date, excluding subsequent equity contributions.

(3)
Amount represents the since inception period for each asset (acquisition date of asset through disposition date). This amount is defined as total revenues less total expenses, before interest expense, debt service, management fees paid to the sponsor, depreciation and capital expenditures. Any property management fees paid to Clarion Partners or its affiliates are included in total expenses.

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN

        This Distribution Reinvestment Plan (the "Plan") is adopted by Clarion Partners Property Trust Inc. (the "Company") pursuant to its charter (the "Charter"). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

        1.    Distribution Reinvestment.    As agent for the stockholders (the "Stockholders") of the Company who (i) purchase Class A shares or Class W shares of the Company's common stock (collectively the "Shares") pursuant to the Company's continuous public offering (the "Offering"), or (ii) purchase Shares pursuant to any future offering of the Company (a "Future Offering"), and who elect to participate in the Plan (the "Participants"), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

        2.    Effective Date.    The effective date of this Plan shall be the date that the minimum offering requirements are met in connection with the Offering and the escrowed subscription proceeds are released to the Company.

        3.    Procedure for Participation.    Any Stockholder who has received a Prospectus, as contained in the Company's registration statement filed with the Securities and Exchange Commission (the "SEC"), may elect to become a Participant by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Company, the Company's transfer agent, the dealer manager or any soliciting dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant's enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

        4.    Suitability.    Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company as set forth in the Company's most recent prospectus, such Participant will promptly so notify the Company in writing.

        5.    Purchase of Shares.

        (a)   Participants will acquire Shares from the Company under the Plan (the "Plan Shares") at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date. No selling commissions will be payable with respect to shares purchased pursuant to the distribution reinvestment plan. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

        (b)   Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company's Offering, (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a "Future Registration"), or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the "Secondary Market").

        (c)   Shares purchased in any Secondary Market will be purchased at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration

B-1

for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares of that class pursuant to the Offering.

        (d)   If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, but may do so in its sole discretion.

        6.    Taxes.    THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

        7.    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

        8.    Reports.    On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the year; (ii) the number of Shares purchased during the year; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, the Company will additionally provide for each applicable Participant tax information with respect to income earned on Shares under the Plan for the calendar year.

        9.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company 10 days' written notice. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant's Shares, the Participant's participation in the Plan with respect to the Participant's Shares which were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 9. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant's account will reflect the whole number of shares in such Participant's account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions following the expiration of the 10 day notice period will be distributed to the Stockholder in cash.

        10.    Amendment or Termination by the Company.    The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant's right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days' written notice to the Participants.

        11.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

*****

B-2

        You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Clarion Partners Property Trust Inc.

Common Stock

Maximum Offering of $2,250,000,000
Minimum Offering of $10,000,000

PROSPECTUS

September 28, 2011

CLARION PARTNERS PROPERTY TRUST INC.
SUPPLEMENT NO. 1 DATED SEPTEMBER 28, 2011
TO THE PROSPECTUS DATED SEPTEMBER 28, 2011

        This document supplements, and should be read in conjunction with, our prospectus dated September 28, 2011 relating to our offering of up to $2,250,000,000 in shares of our common stock. Terms used in this Supplement No. 1 and not otherwise defined herein have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 1 is to disclose:

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 10, 2011.

Quarterly Report for the Quarter Ended June 30, 2011

        On August 10, 2011, we filed with the SEC our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, a copy of which is attached to this Supplement as Exhibit A (without exhibits).

EXHIBIT A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

[Mark One]
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2011
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 333-164777

Clarion Partners Property Trust Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1242815 (I.R.S. Employer Identification No.)

230 Park Avenue, New York, New York 10169
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 808-3600

N/A
(Former name, former address and former fiscal year, if changed since last report)

        Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☐    No ☒

        Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Date File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post all such files). Yes ☒    No ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        As of August 10, 2011, Clarion Partners Property Trust Inc. had 20,000 shares of Class A common stock, $.01 par value, outstanding. There were no outstanding shares of Class W common stock.

Clarion Partners Property Trust Inc.
Form 10-Q
Quarter Ended June 30, 2011

Clarion Partners Property Trust Inc.

Consolidated Balance Sheets

	June 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Cash and cash equivalents	$200,000	$200,000
Prepaid expenses	67,500	—
Other assets	5,081	—

Total assets	$272,581	$200,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Due to affiliates	$149,867	$—

Total liabilities	$149,867	$—

Stockholder's equity:
Preferred stock, $0.01 par value per share (50,000,000 shares authorized, none issued)	—	—
Common stock, $0.01 par value per share (700,000,000 Class A shares authorized, 20,000 Class A shares issued and outstanding)	200	200
Common stock, $0.01 par value per share (300,000,000 Class W shares authorized, no Class W shares issued)	—	—
Additional paid-in capital	199,800	199,800
Accumulated deficit	(77,286)	—

Total stockholder's equity	122,714	200,000

Total liabilities and stockholder's equity	$272,581	$200,000

See Notes to Consolidated Financial Statements.

1

Clarion Partners Property Trust Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Expenses:
General and administrative	$77,286	$77,286

Net Loss	$(77,286)	$(77,286)

Weighted average number of common shares outstanding:
Basic and diluted	20,000	20,000

Net loss per common share:
Basic and diluted	$(3.86)	$(3.86)

See Notes to Consolidated Financial Statements.

2

Clarion Partners Property Trust Inc.

Consolidated Statement of Stockholder's Equity

(Unaudited)

	Common Stock Class A		Common Stock Class W
					Additional Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity
	Shares	Par Value	Shares	Par Value
Balance at January 1, 2011	20,000	$200			$199,800	—	$200,000
Issuance of common stock	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	$(77,286)	(77,286)

Balance at June 30, 2011	20,000	$200	—	—	$199,800	$(77,286)	$122,714

See Notes to Consolidated Financial Statements.

3

Clarion Partners Property Trust Inc.

Consolidated Statements of Cash Flows

(Unaudited)

Six Months Ended June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(77,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in prepaid expenses	(67,500)
Increase in other assets	(5,081)
Increase in due to affiliates	149,867

Net cash provided by operating activities	—

Net change in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	200,000

Cash and cash equivalents, end of period	$200,000

See Notes to Consolidated Financial Statements.

4

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements

June 30, 2011

(Unaudited)

1. Organization and Offering

        Clarion Partners Property Trust Inc. (the "Company"), was formed on November 3, 2009 as a Maryland corporation and intends to qualify as a real estate investment trust ("REIT"). Substantially all of the Company's business will be conducted through CPT Real Estate LP, the Company's operating partnership (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and has contributed $199,000 to the Operating Partnership in exchange for its general partner interest. The initial limited partner of the Operating Partnership is CPT OP Partner LLC ("CPT OP Partner"), a wholly-owned subsidiary of the Company, which has contributed $1,000 to the Operating Partnership. As the Company completes the settlement for the purchase orders for shares of its common stock in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the Operating Partnership. On May 16, 2011, the Company's Registration Statement on Form S-11, as amended (File No. 333-164777) the "Registration Statement" for its initial public offering was declared effective by the Securities and Exchange Commission (the "SEC"). Neither the Company nor the Operating Partnership has engaged in any significant operations to date. For the period from May 16, 2011 to June 30, 2011, the Company incurred a net loss of $77,286 representing general and administrative costs which consist primarily of legal, accounting, printing fees and compensation for the Company's independent directors.

        The Company was organized to invest primarily in a diversified portfolio of (1) income-producing properties which may include office, industrial, retail, multifamily residential, hospitality and other real property types, (2) debt and equity interests backed principally by real estate (collectively, "real estate related assets") and (3) cash, cash equivalents and other short-term investments. As discussed in Note 3, the Company was initially capitalized by issuing 20,000 Class A shares of its common stock to Clarion Partners LLC, formerly known as Clarion Partners Americas LLC ("Clarion Partners"), the Company's sponsor, on November 10, 2009. The Company's fiscal year end is December 31.

        The Company is offering to the public, pursuant to a registration statement, $2,000,000,000 of shares of its common stock in its primary offering and $250,000,000 of shares of its common stock pursuant to its distribution reinvestment plan (the "Initial Offering"). The Company is offering to the public two classes of shares of its common stock, Class A shares and Class W shares. The Company is offering to sell any combination of Class A and Class W shares with a dollar value up to the maximum offering amount. The Company may reallocate the shares offered between the primary offering and the distribution reinvestment plan. From May 16, 2011, the first date on which the Company's shares were offered for sale to the public (the "Initial Offering Date"), until (1) the Company has received purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania investors) in any combination of Class A and Class W shares of its common stock (the "Minimum Offering Amount") and (2) the Company's board of directors has authorized the release of the escrowed funds to the Company by November 12, 2011 (180 days following the Initial Offering Date), unless extended by the board of directors for up to 180 additional days (the "Escrow Period"), the per-share purchase price for shares of the Company's common stock will be $10.00, plus, for Class A shares only, applicable selling commissions. The Company will not sell any shares to Pennsylvania investors unless, within one year from the Initial Offering Date, it has received purchase orders for at least $66,700,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class W shares from persons not affiliated with the Company or CPT Advisors LLC (the "Advisor"). After the close of the Escrow Period, shares will be sold at the

5

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

1. Organization and Offering (Continued)

Company's net asset value ("NAV") per share, plus, for Class A shares only, applicable selling commissions. Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class. NAV per share is calculated by dividing a class's NAV at the end of each trading day by the number of shares outstanding for that class on such day. If (1) the Company does not raise the Minimum Offering Amount by November 12, 2011 (180 days following the Initial Offering Date), unless extended by the Company's board of directors for up to 180 additional days, or (2) the Company's board of directors does not determine that it is in the best interest of the stockholders of the Company to cause the proceeds raised in the offering to be released to the Company within such period so that it may commence operations, the offering will be terminated and the Company's escrow agent will promptly send each prospective stockholder a full refund of its investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, each prospective stockholder may elect to withdraw its purchase order and request a full refund of its investment with interest and without deduction for escrow expenses at any time during the Escrow Period. In addition, if the Company raises the Minimum Offering Amount and the proceeds are released to the Company, investors will also receive additional shares of the Company's common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor's proceeds were held in the escrow account. As of June 30, 2011, the Company had not raised the minimum offering amount or commenced any significant operations.

        The Advisor is a Delaware limited liability company and a wholly owned subsidiary of Clarion Partners.

        On June 9, 2011, Clarion Partners was acquired from ING Groep N.V., its former indirect sole parent, by Clarion Partners' senior management in partnership with Lightyear Capital LLC, a private equity firm specializing in the financial services industry. As a result of the transaction, an affiliate of Lightyear Capital LLC now owns a majority interest in Clarion Partners, with a significant minority interest, as well as day-to-day management control, retained by Clarion Partners' management. Following the closing, the Dealer Manager (as defined below) is no longer an affiliate of the Advisor.

Dealer Manager Agreement

        The Company has executed a dealer manager agreement with ING Investments Distributor, LLC (the "Dealer Manager") pursuant to which the Dealer Manager will perform the dealer manager function for the Company's offering. For these services, the Dealer Manager will earn selling commissions of up to 3% of the total price per Class A share of the shares purchased in the primary offering as of the date of purchase. Pursuant to separately negotiated agreements, the Dealer Manager will engage and pay the selling commissions it receives to broker-dealers participating in the offering. No selling commissions will be paid for Class W shares or for sales under the distribution reinvestment plan.

        The Company will pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of the Company's NAV for each share class for such day. The dealer manager fee will be payable quarterly in arrears. The Dealer Manager may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of the Company's NAV to participating broker-dealers that meet certain thresholds of the Company's shares under management. In the event the

6

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

1. Organization and Offering (Continued)

Dealer Manager reallows less than all of the reallowable portion of the dealer manager fee, the fee paid to the Dealer Manager will be reduced in part.

        The Company will also pay the Dealer Manager, with respect to Class A shares only, a distribution fee that accrues daily in an amount equal to 1/365th of 0.50% of the Company's NAV for the Class A shares for such day. The distribution fee is not payable with respect to Class W shares. The distribution fee will be payable in arrears on a quarterly basis. The Dealer Manager will reallow the distribution fee to participating broker-dealers for services that the broker-dealers perform in connection with the distribution of the Class A shares.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

        The accompanying consolidated financial statements are unaudited and include the accounts of the Company, CPT OP Partner and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation. In the Company's opinion, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been condensed or omitted. The financial statements of the Company's subsidiaries are prepared using accounting policies consistent with those of the Company. In addition, the Company evaluates relationships with other entities to identify whether there are variable interest entities as required by ASC 810, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with ASC 810.

        These condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q of the SEC and should be read in conjunction with the "Risk Factors" section of the Company's Registration Statement.

Use of Estimates

        The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company's cash balance.

7

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Financial Instruments Not Measured at Fair Value

        The carrying amounts reported in the balance sheets for cash and cash equivalents approximate their fair values.

Prepaid Expenses

        Prepaid expenses currently include board of directors fees incurred as of the balance sheet date that relate to future periods. Any amounts with no future economic benefit are charged to earnings when identified.

Other Assets

        Other assets include deferred financing costs, which are the direct costs associated with obtaining financing. Such costs include commitment fees, legal fees and other third-party costs associated with obtaining commitments for financing that result in a closing of such financing. The Company will amortize these costs into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations, once the loan process is completed. The Company expects to obtain a credit facility, but has not executed definitive loan documentation regarding a line of credit with any lender.

Organization and Offering Costs

        Organization and offering expenses (other than selling commissions) include costs and expenses incurred by the Company in connection with the Company's formation, preparing for the offering, the qualification and registration of the offering, and the marketing and distribution of the Company's shares. Offering costs will include, but are not limited to the dealer manager and distribution fees, accounting and legal fees (including legal fees of the Dealer Manager), costs to amend the Registration Statement and to prepare prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse the Advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the Dealer Manager for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers.

        The Advisor and the Dealer Manager have agreed to fund the Company's organization and offering expenses incurred through the Escrow Period. The Company will reimburse the Advisor and the Dealer Manager for such expenses over 60 months following the end of the Escrow Period. The Company will reimburse the Advisor and the Dealer Manager for any offering expenses incurred after the end of the Escrow Period by the Advisor and the Dealer Manager on its behalf as and when incurred; provided, however, that total organization and offering costs (including selling commissions, dealer manager and distribution fees and bona fide due diligence expenses) may not exceed 15% of the gross proceeds from the primary offering.

8

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        Organizational expenses will be expensed as incurred. Offering costs incurred by the Company, the Advisor and their affiliates on behalf of the Company will be deferred and charged against the proceeds of the continuous public offering. Such costs will be treated as a reduction of total proceeds.

Income Taxes

        The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), beginning with the Company's taxable year ending December 31 of the year in which the Escrow Period concludes. In order to maintain the Company's qualification as a REIT, the Company is required to, among other things, distribute at least 90% of the Company's REIT taxable income to the Company's stockholders and meet certain tests regarding the nature of the Company's income and assets. As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company's income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the Company's taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

Basic and Diluted Earnings per Common Share

        Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period. Diluted earnings (loss) per share includes the effects of potentially issuable common shares, but only if dilutive.

Stock-Based Compensation

        The Company has adopted a stock-based long-term incentive award plan for employees, directors, consultants and advisors. The Company accounts for this plan in accordance with ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all stock-based awards granted. No stock awards were issued under the plan as of June 30, 2011.

Accounting Standards Updates

        In June 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2011-05 (ASU 2011-05), Presentation of Comprehensive Income, which amends ASC 220 to move the presentation of Other Comprehensive Income from the statement of stockholder's equity to either a continuous statement of comprehensive income or to two separate consecutive statements. ASU 2011-05 is effective for interim and annual reporting periods beginning after December 15, 2011. The Company is currently evaluating the implication of ASU 2011-05 and its disclosure requirements for 2012.

9

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (ASU 2011-04), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which amends ASC 820 to change certain fair value principles to eliminate differences between US GAAP and IFRS. ASU 2011-05 is effective for interim and annual reporting periods beginning after December 15, 2011. The Company is currently evaluating the implication of ASU 2011-04 and its disclosure requirements for 2012.

3. Capitalization

        Under the Company's charter, the Company has the authority to issue 1,000,000,000 shares of its common stock, 700,000,000 of which are classified as Class A shares and 300,000,000 of which are classified as Class W shares, and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On November 10, 2009, Clarion Partners purchased 20,000 Class A shares of the Company's common stock for total cash consideration of $200,000 to provide the Company's initial capitalization. The Company's board of directors is authorized to amend its charter, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

Distribution Reinvestment Plan

        The Company has adopted a distribution reinvestment plan that will allow stockholders to have the cash distributions attributable to the class of shares that the stockholder owns automatically invested in additional shares of the same class. Shares are offered pursuant to the Company's distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution date. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company's common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

Share Redemption Plan

        In an effort to provide the Company's stockholders with liquidity in respect of their investment in shares of the Company's common stock, the Company has adopted a redemption plan whereby on a daily basis stockholders may request the redemption of all or any portion of their shares beginning on the first day of the calendar quarter following the conclusion of the Escrow Period. The redemption price per share will be equal to the Company's NAV per share of the class of shares being redeemed on the date of redemption. Redemptions will be limited to approximately 20% of the Company's total NAV per calendar year, administered as a quarterly limitation of 5% of the Company's combined NAV of both classes of shares as of the last day of the previous calendar quarter.

        While there is no minimum holding period, shares redeemed within 365 days of the date of purchase will be redeemed at the Company's NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. The Company may waive the short-term trading discount

10

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

3. Capitalization (Continued)

(1) with respect to redemptions resulting from death or qualifying disability or (2) in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance described below.

        In the event that any stockholder fails to maintain a minimum balance of $2,000 of shares of common stock, the Company may redeem all of the shares held by that stockholder at the redemption price per share in effect on the date it is determined that the stockholder has failed to meet the minimum balance, less the short-term trading discount of 2%, if applicable. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company's NAV.

        The Company's board of directors has the discretion to suspend or modify the share redemption plan if (1) it determines that such action is in the best interests of the Company's stockholders, (2) it determines that it is necessary due to regulatory changes or changes in law or (3) it becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. In addition, the Company's board of directors may suspend the offering, including the share redemption plan, if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of the Company's assets.

4. Related Party Arrangements

        The Advisor will receive fees in connection with the management of the Company's investments.

        The Company will pay the Advisor an advisory fee equal to (1) a fixed component, beginning with the day on which the Company has received gross offering proceeds of at least $50,000,000 from any combination of Class A or Class W shares, that accrues daily in an amount equal to 1/365th of 0.90% of the Company's NAV for each class for such day and (2) a performance component calculated for each class on the basis of the total return to stockholders of the class in any calendar year, such that for any year in which the Company's total return per share allocable to such class exceeds 6% per annum, the Advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. The fixed component of the advisory fee is payable quarterly in arrears and the performance component is payable annually in arrears. In the event the Company's NAV per share for either class or common stock decreases below $10.00, any increase in NAV per share to $10.00 with respect to that class will not be included in the calculation of the performance component. The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets; or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company's assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

11

Clarion Partners Property Trust Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2011

(Unaudited)

5. Incentive Award Plan

        The Clarion Partners Property Trust Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan") was adopted by the Company's board of directors on September 22, 2010, and provides for the grant of equity awards to employees, directors, consultants and advisors. Subject to adjustment as set forth in the Long-Term Incentive Plan, the aggregate number of shares reserved and available for issuance is 4,000,000, not to exceed 2% of the Company's total outstanding shares as of the date of any proposed grant. The vesting period of stock based awards will be determined by the Company's board of directors or a committee thereof, and the exercise term will be limited to ten years.

        Subject to availability under the Long-Term Incentive Plan and among other restrictions as described in the Clarion Partners Property Trust Inc. Independent Directors Compensation Plan, which operates as a subplan of the Long-Term Incentive Plan, each independent director will receive an initial grant of 5,000 Class A shares of restricted stock (the "Initial Restricted Stock Grant") on the date that the Company issues 15,000,000 shares of stock. Each new independent director that subsequently joins the board of directors will receive the Initial Restricted Stock Grant on the date he or she joins the board. Each restricted stock grant issued following the Initial Restricted Stock Grant will generally vest on the first anniversary of the grant date, except that the Initial Restricted Stock Grant will vest on the day immediately preceding the first annual stockholders meeting held after the date that the Company issues 15,000,000 shares of stock.

        No stock awards were issued under the Long-Term Incentive Plan as of June 30, 2011.

6. Distributions

        The Operating Partnership's limited partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by the Company, as the general partner.

7. Economic Dependency

        The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company's shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor or the Dealer Manager is unable to provide such services, the Company would be required to find one or more alternative service providers.

8. Subsequent Events

        The Company has evaluated subsequent events through the filing of this 10-Q, and determined that there have not been any events that have occurred that would require adjustments to our disclosures in the consolidated financial statements.

12

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        Management's discussion and analysis of financial condition and results of operations ("MD&A") is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in key components of our financial statements from period to period. MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results. Our MD&A should be read in conjunction with our accompanying financial statements and the notes thereto. As used herein, the terms "we," "our" and "us" refer to Clarion Partners Property Trust Inc., a Maryland corporation, and, as required by context, CPT Real Estate LP (the "Operating Partnership"), a Delaware limited partnership.

Forward-Looking Statements

        Certain statements included in this Quarterly Report on Form 10-Q (this "Quarterly Report") that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

        The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  the fact that we have no operating history;

  •
  our ability to raise capital in our continuous public offering;

  •
  our ability to deploy effectively the proceeds we raise in our offering of common stock;

  •
  changes in economic conditions generally and the real estate market specifically;

  •
  legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts ("REITs"));

  •
  the availability of credit;

  •
  interest rates; and

  •
  changes to generally accepted accounting principles ("GAAP").

        Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein. All forward-looking statements are made as of the date this quarterly report is filed with the Securities and Exchange Commission (the "SEC"), and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any

13

forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason.

        All forward-looking statements included herein should be read in light of the factors identified in the "Risk Factors" section of our Registration Statement on Form S-11 (File No. 333-164777), as amended from time to time (the "Registration statement") filed with the SEC.

Overview

        We were formed in November 2009 for the purpose of investing primarily in a diversified portfolio of income-producing real estate properties and other real estate related assets. We intend to elect and qualify to be treated as a REIT beginning with the taxable year in which our Escrow Period (as defined below) concludes. We intend to conduct substantially all of our investment activities and own all of our assets through our Operating Partnership, of which we are the sole general partner. The initial limited partner of the Operating Partnership is CPT OP Partner LLC, our wholly owned subsidiary. CPT Advisors LLC (our "Advisor") will manage our day-to-day operations and our portfolio of properties and real estate related assets.

        On May 16, 2011, our Registration Statement was declared effective by the SEC. The Registration Statement covers our initial public offering of up to $2,250,000,000 of shares of our common stock, consisting of up to $2,000,000,000 of shares in our primary offering and up to $250,000,000 of shares pursuant to our distribution reinvestment plan. We may reallocate the shares offered between our primary offering and our distribution reinvestment plan. We will offer to the public two classes of shares of our common stock, Class A shares and Class W shares.

        From May 16, 2011, the first date on which our shares were offered for sale to the public (the "Initial Offering Date"), until (1) we have received purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania investors) in any combination of Class A and Class W shares of our common stock and (2) the board of directors has authorized the release of the escrowed funds to us by November 12, 2011 (180 days following the Initial Offering Date), unless extended by the board of directors for up to 180 additional days (the "Escrow Period"), the per-share purchase price for shares of our common stock will be $10.00, plus, for Class A shares only, applicable selling commissions. We will not sell any shares to Pennsylvania investors unless, by May 17, 2012, we have received purchase orders for at least $66,700,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class W shares from persons not affiliated with us or our Advisor. As of June 30, 2011, we have not commenced our initial public offering or any significant operations.

Results of Operations

        We are a newly formed company and have no operating history. We are dependent upon proceeds received from the offering to conduct our proposed activities. In addition, we currently do not own any properties or real estate related assets. The capital required to purchase any property or real estate related asset will be obtained from the offering proceeds and from any indebtedness that we may incur in connection with the acquisition of any property or thereafter. We have initially been capitalized with $200,000 from the sale of 20,000 shares to Clarion Partners, LLC (our "Sponsor"). For the period from May 16, 2011 (effective date) to June 30, 2011, we incurred a net loss of $77,286 representing general and administrative costs which consist primarily of legal, accounting, printing fees and compensation for our independent directors.

        Our Advisor and ING Investments Distributor, LLC (the "Dealer Manager") have agreed to fund our organization and offering expenses incurred on our behalf through the Escrow Period, which we will reimburse over the 60 months following the end of the Escrow Period. We will reimburse our Advisor and the Dealer Manager for any offering expenses incurred after the end of the Escrow Period by our Advisor and the Dealer Manager on our behalf as and when incurred. Organization and offering

14

costs were approximately $3.7 million through June 30, 2011. As of the date of this report, we have no commitments to acquire any property or to make any other material capital expenditures.

        If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Liquidity and Capital Resources

        Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to redeem shares of our common stock pursuant to our redemption plan, to pay our offering and operating fees and expenses and to pay interest on any indebtedness we may incur. We anticipate our offering and operating fees and expenses will include, among other things, the advisory fee that we will pay to our Advisor, the dealer manager fee and distribution fee we will pay to our Dealer Manager, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties.

        Our Advisor will incur certain of these expenses and fees, for which we will reimburse our Advisor, subject to limitations described in our Registration Statement. We will reimburse our Advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our Advisor's overhead, such as rent, utilities and personnel costs for employees whose primary job function relates to our business; provided, that our Advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our Advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.

        Over time, we generally intend to fund our cash needs for items, other than asset acquisitions and related asset improvements, from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption or incurrence of debt. We expect to obtain a credit facility, but have not executed definitive loan documentation with any lender regarding a line of credit. We may obtain a line of credit to fund acquisitions, to redeem shares pursuant to our redemption plan and for any other corporate purpose. If we obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

        Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not yet identified any sources for these types of financings.

Critical Accounting Policies

        Our consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and in conjunction with the rules and regulations of the SEC. The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These

15

judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Registration Statement. There have been no significant changes to our policies.

Accounting Standards Update

The Accounting Standards Updates are discussed in Note 2, "Significant Accounting Policies-Accounting Standards Updates" in the accompanying consolidated financial statements.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk.

        We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may also be exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We may manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

Item 4.    Controls and Procedures.

Disclosure Controls and Procedures

        Our disclosure controls and procedures include our controls and other procedures designed to provide reasonable assurance that information required to be disclosed in this and other reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is recorded, processed, summarized and reported within the required time periods specified in the SEC's rules and forms and that such information is accumulated and communicated to management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosures. It should be noted that no system of controls can provide complete assurance of achieving a company's objectives and that future events may impact the effectiveness of a system of controls.

        Our chief executive officer and chief financial officer, together with other members of our management, after conducting an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), concluded that our disclosure controls and procedures were effective as of June 30, 2011 at a reasonable level of assurance.

Changes in Internal Control over Financial Reporting

        There have been no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

16

PART II—OTHER INFORMATION

Item 1.    Legal Proceedings.

        We are not a party to any material pending legal proceedings.

Item 1A.    Risk Factors.

        We are not aware of any significant trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a significant impact on either the ability to raise capital or the revenue to be derived from the acquisition and operation of any investments we will make, other than those referred to in the risks described in the "Risk Factors" section of our Registration Statement filed with the SEC.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

        During the period covered by this Quarterly Report, we did not sell any equity securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and we did not repurchase any of our securities.

        On May 16, 2011, our Registration Statement, covering our public offering of up to approximately $2,250,000,000 of common stock, was declared effective under the Securities Act. As of August 10, 2011, we had not sold any of the shares of common stock in the offering.

Item 3.    Defaults Upon Senior Securities.

        None.

Item 4.    Reserved.

Item 5.    Other Information.

        None.

Item 6.    Exhibits.

        The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index (following the signatures section of this Quarterly Report) are included herewith.

17

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clarion Partners Property Trust Inc.
Date: August 10, 2011	By:	/s/ EDWARD L. CAREY Chief Executive Officer (Principal Executive Officer)
Date: August 10, 2011		/s/ AMY L. BOYLE Amy L. Boyle Senior Vice President and Chief Financial Officer (Principal Financial Officer)

18

Exhibit Index

Exhibit		Description
3.1		Second Articles of Amendment and Restatement (filed as Exhibit 3.2 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on March 9, 2011 and incorporated herein by reference).
3.2		Bylaws (filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-164777) filed on February 8, 2010 and incorporated herein by reference).
4.1		Form of Distribution Reinvestment Plan (filed as Appendix B to the Prospectus (File No. 333-164777) filed on May 17, 2011 and incorporated herein by reference).
4.2
Form of Subscription Eligibility Form (filed as Exhibit 4.2 to Pre-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on May 13, 2011 and incorporated herein by reference).
10.1
Second Amended and Restated Advisory Agreement (filed as Exhibit 10.1 to Pre-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on May 13, 2011 and incorporated herein by reference).
10.2
First Amended and Restated Escrow Agreement (filed as Exhibit 10.2 to Pre-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on May 13, 2011 and incorporated herein by reference).
10.3
Long-Term Incentive Plan (filed as Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on October 1, 2010 and incorporated herein by reference).
10.4
Independent Director Compensation Plan (filed as Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on October 1, 2010 and incorporated herein by reference).
10.5
Valuation Services Agreement (filed as Exhibit 10.5 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on October 1, 2010 and incorporated herein by reference).
10.6
Form of Indemnification Agreement (filed as Exhibit 10.6 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on October 1, 2010 and incorporated herein by reference).
10.7
Form of Restricted Stock Award Certificate (filed as Exhibit 10.8 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (File No. 333-164777) filed on March 9, 2011 and incorporated herein by reference).

31.1	*	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	*	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	*	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	*	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS		XBRL Instance Document

19

Exhibit	Description
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition

*
Filed herewith.

20

PART II

Information Not Required in the Prospectus

Item 31.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$160,425
FINRA filing fee	75,500
Printing costs	957,035
Legal fees and expenses	2,253,000
Accounting fees and expenses	1,278,000
Transfer agent, escrow agent, fund administrator and custodian fees	3,300,000
Training and education seminars	299,200
Sales and advertising expenses	1,090,000
Blue sky fees and expenses	120,000
Miscellaneous expenses	665,000

Total	$10,198,160

Item 32.    Sales to Special Parties.

        None

Item 33.    Recent Sales of Unregistered Securities.

        On November 10, 2009, Clarion Partners, LLC, formerly ING Clarion Partners, LLC, purchased 20,000 Class A shares of common stock of Clarion Partners Property Trust Inc. for total cash consideration of $200,000 to provide our initial capitalization. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, or the Securities Act.

Item 34.    Indemnification of Directors, Officers and Others.

        Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        Maryland law requires a corporation (unless its charter provides otherwise, which the registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

        Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

  •
  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        The registrant's charter generally limits the liability of its directors and officers for monetary damages and requires it to indemnify and advance expenses to its directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, the registrant may not indemnify its directors, advisor or affiliates for any liability or loss suffered by them or hold its directors, advisor or affiliates harmless for any loss or liability suffered by the registrant unless all of the following conditions are met:

  •
  the directors, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant's best interests;

  •
  the directors, advisor or affiliates were acting on the registrant's behalf or performing services for the registrant;

  •
  in the case of affiliated directors, the registrant's advisor or its affiliates, the liability or loss was not the result of negligence or misconduct; and

  •
  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

The indemnification or agreement to hold harmless is recoverable only out of the registrant's net assets and not from the stockholders.

        Indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to the registrant or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        In addition, the registrant will not indemnify its directors, advisor and affiliates or any person acting as a broker-dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the registrant's securities were offered or sold as to indemnification for violation of securities laws.

        The registrant's charter further provides that it may pay or reimburse reasonable legal expenses and other costs incurred by its directors, advisor and affiliates in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on the registrant's behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides the registrant with a written agreement to repay the amount paid or reimbursed by the registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

        The registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the registrant indemnify its executive officers and directors and advance to its executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the registrant must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. The registrant will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability. The registrant will also purchase and maintain insurance on behalf of all of the registrant's directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability.

        The registrant has agreed to indemnify and hold harmless its advisor and its affiliates performing services for it from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, the registrant and its stockholders may be entitled to a more limited right of action than it would otherwise have if these indemnification rights were not included in the advisory agreement.

        The general effect to investors of any arrangement under which any of the registrants controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the registrant's payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, the registrant's payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to the registrant and its stockholders against the officers and directors.

Item 35.    Treatment of Proceeds from Shares Being Registered.

        Not applicable.

Item 36.    Financial Statements and Exhibits.

(a)
Financial Statements.

        See page F-1 for an index of the financial statements included in the registration statement.

(b)
Exhibits.

        See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.    Undertakings.

        1.     The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

  (e)
  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (f)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        2.     The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        3.     The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

        4.     The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        5.     The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

        6.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
(UNAUDITED)

        Table VI presents summary information on properties acquired during the three years ended December 31, 2010 by prior real estate programs having similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

Clarion Lion Properties Fund

Property	Ownership %	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units(1)	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee(2)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Durango Commerce Center	100%	Phoenix, AZ	Industrial	669,266	1/24/08	—	$43,487,599	$43,550,000	—	$19,038	$43,569,038
1000 Jefferson	100%	Hoboken, NJ	Residential	211,107	2/27/08	—	$117,495,709	$116,179,565	—	$286,563	$116,466,128
Lexington Avenue(3)	100%	New York, NY	Land	N/A	2/28/08	—	$37,479,300	$37,479,300	—	—	$37,479,300
Pioneer 360	100%	Arlington, TX	Industrial	1,163,465	4/20/09	—	$44,466,632	$44,330,959	—	$135,673	$44,466,632
Platinum Southside	100%	Austin, TX	Residential	182,165	3/10/10	—	$20,685,748	$20,840,187		$12,023	$20,852,210
Race Road	100%	Hanover, MD	Industrial	98,855	12/1/10	—	$12,491,479	$12,280,000		$184,893	$12,464,893
The Millennium at Metropolitan Park(4)	100%	Arlington, VA	Residential	279,000	12/3/10	—	$118,549,294	$117,602,789		$—	$117,602,789

(1)
Gross Leasable Square Footage is "N/A" for development related and land acquisitions.

(2)
Includes acquisition fees paid to Clarion Partners if such amounts were capitalized and are included in the asset's cost basis.

(3)
Represents mezzanine loan investment.

(4)
The Millennium at Metropolitan Park is a joint venture where the Clarion Lion Properties Fund has a 99.9% interest.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (Continued)

(UNAUDITED)

Lion Value Fund

Property	Ownership %	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units(1)	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee(2)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
OSI Portfolio(3)	100%	Various cities in various states	Retail	N/A	1/30/08	$29,234,888	$15,879,120	$45,314,076	—	—	$45,314,076
Smoketown Plaza	86%	Woodbridge, VA	Retail	290,678	1/29/08	$24,510,000	$4,867,918	$28,631,884	—	—	$28,631,884
Two Sisters Storage	95%	Fresno, TX	Self Storage	43,325	1/30/08	$2,416,872	$1,588,964	$3,637,075	—	$171,845	$3,808,920
Stamford(3)	100%	Stamfort, CT	Office	N/A	2/13/08	$16,063,125	$8,633,977	$24,897,844	—	—	$24,897,844
Hughes Ranch	95%	Pearland, TX	Self Storage	4,606	3/13/08	$1,592,729	$1,452,948	$2,763,698	—	$131,506	$2,895,204
Cherry Creek	80%	Denver, CO	Office	262,212	6/25/08	$23,309,140	$19,012,382	$41,952,300	—	$152,271	$42,104,571
Cypress	95%	Cypress, TX	Self Storage	—	9/25/08	—	$1,798,706	$1,531,400	—	$186,279	$1,717,679
West Shirlington Mezzanine(3)	100%	Arlington, VA	Residential	N/A	10/1/08	—	$6,531,818	$17,379,375	—	—	$17,379,375
WestPark	75%	Houston, TX	Self Storage	58,281	11/9/09	$2,764,544	$1,381,358	$4,177,663	—	—	$4,177,663
200 WEA	50%	New York, NY	Residential	18,490	6/18/10	$7,448,570	$150,858	$12,385,000		$45,858	$12,430,858

(1)
Gross Leasable Square Footage is "N/A" for development related and land acquisitions.

(2)
Includes acquisition fees paid to Clarion Partners if such amounts were capitalized and are included in the asset's cost basis.

(3)
Represents mezzanine loan investment.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS (Continued)
(UNAUDITED)(1)

Lion Industrial Trust

Property	Ownership %	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units(2)	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee(3)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Kronos Industrial Park	25%	Mexico	Land	N/A	2/29/08	—	$932,290	$932,290	—	—	$932,290
Southgate	80%	San Bernardino, CA	Land	N/A	4/3/08	$25,481,896	$3,227,825	$28,709,721	—	—	$28,709,721
North San Bernardino Business Park	100%	San Bernardino, CA	Industrial	184,654	4/17/08	$71,500,000	$42,105,285	$113,400,000	—	$148,109	$113,548,109
115 Commerce Associates	50%	Tualatin, OR	Land	N/A	5/6/08	$6,655,277	$1,453,515	$8,108,792	—	—	$8,108,792
Port 225 A, B, C	100%	Pasadena, TX	Industrial	697,000	5/15/08	—	$28,157,841	$28,207,645	—	$40,962	$28,248,607
Expo Business Park Phase 3	50%	Austin, TX	Land	N/A	8/14/08	—	$1,642,886	$1,642,886	—	—	$1,642,886
Trust 1010	45%	Mexico	Industrial	271,209	8/15/08	$2,770,019	$2,388,736	$5,715,000	—	$35,253	$5,750,253
Fords Woodbridge	100%	Woodbridge, NJ	Land	N/A	9/19/08	—	$4,040,005	$4,040,005	—	—	$4,040,005
Trust 1010, Plant 9	45%	Mexico	Industrial	59,895	9/29/08	—	$668,867	$1,192,500	—	$15,522	$1,208,022
Carlisle Drop Lot	100%	Carlisle, PA	Land	N/A	1/29/09	—	$3,107,200	$3,107,200	—	—	$3,107,200
Trust 247120-Whirlpool	40%	Mexico City, Mexico	Industrial	541,950	9/30/09	$8,700,000	$8,577,503	$17,277,503	—	—	$17,277,503

(1)
Certain acquisitions in the Lion Industrial Trust portfolio are development assets. For such investments, acquisition costs and mortgage financing represent peak balances since inception.

(2)
Gross Leasable Square Footage is "N/A" for development related and land acquisitions.

(3)
Includes acquisition fees paid to Clarion Partners if such amounts were capitalized and are included in the asset's cost basis.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS (Continued)
(UNAUDITED)(1)

Lion Mexico Fund

Property	Ownership %	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units(2)	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee(3)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Industrial Platform	50%	Various cities in Mexico	Industrial	3,188,940	1/1/08	—	$43,346,688	$43,346,688	—	—	$43,346,688
Silicon Border Loan	100%	Baja California, Mexico	Industrial	N/A	6/20/08	—	$27,280,232	$27,280,232	—	—	$27,280,232
Silicon Border	50%	Baja California, Mexico	Land	N/A	6/20/08	—	$2,598,289	$2,598,289	—	—	$2,598,289
Interad Loan	100%	Various cities in Mexico	Residential	N/A	9/18/08	—	$15,000,000	$15,000,000	—	—	$15,000,000
La Macarena	100%	Quintana Roo, Mexico	Industrial	263,655	10/14/08	—	$16,217,222	$16,217,222	—	—	$16,217,222
Ruba	Variable	Monterrey, Mexico	Residential	N/A	2/26/09	—	$11,161,265	$11,161,265	—	—	$11,161,265
Monterrey Business Park	67%	Monterrey, Mexico	Mixed use	304,092	3/3/09	—	$13,009,508	$13,009,508	—	—	$13,009,508

(1)
Certain acquisitions in the Lion Mexico Fund portfolio are development assets. For such investments, acquisition costs and mortgage financing represent peak balances since inception.

(2)
Gross Leasable Square Footage is "N/A" for development related and land acquisitions.

(3)
Includes acquisition fees paid to Clarion Partners if such amounts were capitalized and are included in the asset's cost basis.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS (Continued)
(UNAUDITED)(1)

Lion Gables Apartment Fund

Property	Ownership %	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units(2)	Date of Purchase	Mortgage Financing At Purchase	Cash Down Payment	Contract Price & Acquisition Fee(3)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Fairmont	50%	Dallas, TX	Land	N/A	2/8/08	—	$6,102,183	$5,963,446	—	$187,444	$6,150,890
Highland Park Cambridge	50%	Dallas, TX	Residential	N/A	12/17/09	—	$6,352,212	$6,375,000	—	$7,736	$6,382,736
Gables City Vista	50%	Washington, DC	Residential	182,512	8/12/10	$19,500,000	$10,062,253	$30,500,000		$—	$30,500,000

(1)
Certain acquisitions in the Lion Gables Apartment Fund portfolio are development assets. For such investments, acquisition costs and mortgage financing represent peak balances since inception.

(2)
Gross Leasable Square Footage is "N/A" for development related and land acquisitions.

(3)
Includes acquisition fees paid to Clarion Partners if such amounts were capitalized and are included in the asset's cost basis.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 28th day of September, 2011.

Clarion Partners Property Trust Inc.
By:	/s/ EDWARD L. CAREY Edward L. Carey Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name		Title	Date

/s/ EDWARD L. CAREY Edward L. Carey		Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2011
/s/ DOUGLAS L. DUMOND Douglas L. DuMond		President and Director	September 28, 2011
/s/ AMY L. BOYLE Amy L. Boyle		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2011
* Stephen B. Hansen		Chairman of the Board	September 28, 2011
* Darlene T. Deremer		Independent Director	September 28, 2011
* Jerome W. Gates		Independent Director	September 28, 2011
* Jon K. Haahr		Independent Director	September 28, 2011
* Michael J. Havala		Independent Director	September 28, 2011
*By:	/s/ EDWARD L. CAREY Edward L. Carey Attorney-in-Fact

Exhibit No.		Description
1.1		First Amended and Restated Dealer Manager Agreement, dated as of May 6, 2011, by and among the Company, CPT Real Estate LP and ING Funds Distributor, LLC, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11, filed May 13, 2011, Commission File No. 333-164777 ("Pre-Effective Amendment No. 8").
1.2		Form of Participating Broker-Dealer Agreement, incorporated by reference to Exhibit 1.2 to Pre-Effective Amendment No. 8.
3.1
Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11, filed March 9, 2011, Commission File No. 333-164777 ("Pre-Effective Amendment No. 6").
3.2		Bylaws, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-11, filed February 8, 2010, Commission File No. 333-164777.
4.1		Form of Distribution Reinvestment Plan, included in the prospectus as Appendix B.
4.2	*	Form of Subscription Eligibility Form (Class A Shares).
4.3	*	Form of Subscription Eligibility Form (Class W Shares).
5.1
Opinion of Venable LLP as to the Legality of the Securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 5 to the Company's Registration Statement on Form S-11, filed December 23, 2010, Commission File No. 333-164777 ("Pre-Effective Amendment No. 5").
8.1		Opinion of Alston & Bird LLP as to Tax Matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 5.
8.2		Private Letter Ruling, incorporated by reference to Exhibit 8.2 to Pre-Effective Amendment No. 6.
10.1
Second Amended and Restated Advisory Agreement, dated May 6, 2011 and effective May 16, 2011, by and among the Company, CPT Real Estate LP and CPT Advisors LLC, incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 8.
10.2
First Amended and Restated Escrow Agreement, dated May 12, 2011, by and among the Company, ING Investments Distributor, LLC and BNY Mellon Investment Servicing (US) Inc., incorporated by reference to Pre-Effective Amendment No. 8.
10.3
Long-Term Incentive Plan, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11, filed October 1, 2010, Commission File No. 333-164777 ("Pre-Effective Amendment No. 3").
10.4		Independent Director Compensation Plan, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3.
10.5		Valuation Services Agreement, incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 3.
10.6		Form of Indemnification Agreement, incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 3.
10.7		Form of Restricted Stock Award Certificate, incorporated by referenct to Exhibit 10.8 to Pre-Effective Amendment No. 6.
21.1	*	Subsidiaries of the Registrant
23.1	*	Consent of Ernst & Young LLP
23.2		Consent of Venable LLP (included in Exhibit 5.1)

Exhibit No.		Description
23.3		Consent of Alston & Bird LLP (included in Exhibit 8.1)
24.1		Power of Attorney, incorporated by reference to the signature page to Pre-Effective Amendment No. 3.
99.1		Consent of Altus Group U.S. Inc., incorporated by reference to Exhibit 99.1 to Pre-Effective Amendment No. 3.
101	*
XBRL (eXtensible Business Reporting Language). The following materials, formatted in XBRL: (i) Consolidated Balance Sheets as of June 30, 2011 and December 31, 2010, (ii) Consolidated Statements of Operations for the three and six months ended June 30, 2011, (iii) Consolidated Statement of Stockholder's Equity for the six months ended June 30, 2011, (iv) Consolidated Statements of Cash Flows for the six months ended June 30, 2011 and (v) notes to the consolidated financial statements. As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

*
Filed herewith.